As filed with the Securities and Exchange Commission on April 25, 2022

Registration No. 333-264339

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Curative Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Florida	2836	26-1412177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1825 NW Corporate Blvd, Suite 110

Boca Raton, FL 33431

(561) 907-8990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

155 Office Plaza Drive, 1st Floor

Tallahassee, FL 32301

1-800-533-7272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq. Dennis Gluck, Esq. Silvestre Law Group, P.C. 2629 Townsgate Rd., Suite 215 Westlake Village, CA 91362 (818) 597-7552	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 E. Cary St., Richmond, VA 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 25, 2022

Units Consisting of:

One Share of Common Stock

Two Warrants to Purchase Shares of Common Stock

This is a firm commitment public offering of             units of securities (each, a “Unit”), with each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), two warrants (“Warrant(s)”) to purchase           shares of Common Stock of Curative Biotechnology, Inc., a Florida corporation. Each Warrant is immediately exercisable for            shares of Common Stock at an exercise price of $          per share (or            % of the price of each Unit sold in this offering) and will expire           years from the date of issuance. The shares of Common Stock and Warrants are immediately separable and will be issued separately.

Our Common Stock is presently traded on the OTC Market Group Inc.’s Pink marketplace (“OTC Pink”) under the symbol “CUBT.” We have applied to have our Common Stock and the Warrants offered pursuant to this prospectus listed on [●] under the symbols “[●]” and “[●],” respectively, which listing is a condition to this offering. No assurance can be given that our application will be approved. On           , 2022, the last reported sales price for our Common Stock as quoted on the OTC Pink was $         per share.

The Units will not be certificated. The Common Stock and the Warrants included in the Units can only be purchased together in this offering, but the securities contained in the Units are immediately separable and will be issued separately.

The share and per share information in this prospectus do not reflect a contemplated reverse split of our outstanding Common Stock at a ratio contemplated to be not less than 1-for-2 and not more than 1-for-10,000 to occur concurrently with or before this offering.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS. INVESTORS SHOULD ONLY CONSIDER AN INVESTMENT IN THESE SECURITIES IF THEY CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

We have determined that we are not a controlled company within the meaning of the NYSE American rules, and we are not requesting any exemption related thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	In addition to the underwriting discounts and commissions, we have agreed to reimburse the underwriter for certain expenses, including a non-accountable expense allowance equal to 1.0% of the gross proceeds we receive in this offering. See “Underwriting” on page 73 of this prospectus for a description of these arrangements.
(2)	We estimate the total expenses of this offering will be approximately $ . Upon closing, we have also agreed to reimburse $100,000 of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We have granted the underwriter a 45-day option to purchase up to             additional Units at the initial public offering price less applicable underwriting discounts. The amount of offering proceeds to us presented in the table above does not give effect to any exercise of this over-allotment option (if any). See “Underwriting” on page 73 of this prospectus for a description of these arrangements.

The underwriter expects to deliver our shares and warrants to purchasers in this offering on or about             , 2022, subject to satisfaction of customary closing conditions.

Aegis Capital Corp.

The date of this prospectus is             , 2022

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until      , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our future ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our manufacturing capabilities to produce our products;
●	our ability to maintain exclusive rights with respect to our licensed technology;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our Common Stock; and
●	other factors and risks described under “Risk Factors” beginning on page 7 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus, and any prospectus supplement, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements included elsewhere in this prospectus.

Prior to purchasing our securities in this offering, we strongly urge each potential investor to obtain legal and tax advice as to the potential tax and other effects to the investor as a result of purchasing such securities.

Unless the context of this prospectus indicates otherwise, the terms “Curative Biotechnology,” “the Company,” “we,” “us” or “our” refer to Curative Biotechnology, Inc. and the number of shares of Common Stock to be outstanding after this offering excludes shares issuable upon any exercise of the Warrants offered by this prospectus.

The share and per share information in this prospectus do not reflect a contemplated reverse split of the outstanding Common Stock at a ratio contemplated to be not less than 1-for-2 and not more than 1-for-10,000 to occur concurrently with or before this offering.

What We Do

We are a life science company seeking to develop, in-license, sub-license or otherwise acquire early mid- or late-stage assets in the therapeutic and medical device areas. We focus on development stage products that can be acquired at advantageous valuations and terms and assets that we believe either already have, or possess the possibility for significant intellectual property. Additionally, we seek to acquire assets that lend themselves to an accelerated clinical and/or regulatory development path. As of the date of this prospectus, we have not submitted any INDs with the FDA for any of our product candidates.

We have licensed four (4) pre-clinical assets and are initially focused on the following four (4) indications: (i) Rabies, (ii) Glioblastoma, (iii) Age-Related Macular Degeneration, and (iv) COVID-19 vaccinations in patients with kidney failure.

Historically, we have devoted our efforts and financial resources primarily to our general operations and the research and acquisition of our product candidates.

Based on our cash position, and assuming the receipt of approximately $            in net proceeds from this offering, we anticipate utilizing the funds for the repayment of our outstanding secured convertible promissory note issued in March 2022, pre-clinical research, including toxicology, pharmacokinetics, and safety studies in animals and manufacturing in anticipation for the regulatory submissions of one or more investigational new drug application or IND with the United States Food and Drug Administration (FDA). If any of our proposed INDs are approved, we will utilize the balance of the funds for manufacturing (for certain of our therapeutics as described herein), to conduct our clinical trials (for certain of our therapeutics as described herein) and for general corporate working capital purposes. It is still too early to determine if our product candidates will meet the requirements for IND approval.

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Our development pipeline focuses on three (3) therapeutic areas: infectious diseases, oncology, and degenerative eye disease. Under these therapeutic areas, we are focusing on four (4) programs: (i) Rabies, (ii) COVID 19 Vaccines in Kidney Failure Patients, (iii) Glioblastoma, and (iv) Degenerative Eye Diseases Even if we are able to raise the net proceeds described above, management has determined that it will still need to make a determination on what indications within those four (4) programs to pursue as we will not have sufficient capital to pursue all of the below indications.

Therapeutic Area	Candidate	Indication	Research and Pre-Clinical	Phase 1	Phase 2	Phase 3
Infectious Diseases	IMT505	Rabies	(1)

Infectious Diseases	COVID Vaccine with IMT504 Adjuvant	COVID 19 in Kidney Failure Patients	(2)

Oncology	CUBT906- CD56 Monoclonal Antibody ADC	Glioblastoma	(2)

Degenerative Eye Disease	Metformin Reformulation	Age-Related Macular Degeneration	(1)

(1)	Each of these therapeutics have undergone certain toxicology and pharmacokinetics animal studies. Please see further description in “Product Development” below for a further description of the development of each indicated therapeutic.
(2)	Each of these therapeutics have not undergone pre-clinical development. Please see further description in “Product Development” below for a further description of the development of each indicated therapeutic.

Our licensed assets target the following indications:

Infectious Diseases

Rabies — Rabies is a viral disease that causes inflammation of the brain in humans and other mammals. Early symptoms can include fever and tingling at the site of exposure. These symptoms are followed by one or more of the following symptoms: nausea, vomiting, violent movements, uncontrolled excitement, fear of water, an inability to move parts of the body, confusion, and loss of consciousness. Once symptoms appear, the result is virtually always death. According to the CDC, from 1960 to 2018, 127 human rabies cases were reported in the United States, with roughly a quarter resulting from dog bites received during international travel. Of the infections acquired in the United States, 70% were attributed to bat exposures. We have acquired an exclusive license to certain assets for the treatment of rabies. For a further description please see the sections of this prospectus entitled “Our business – Product Development”, “Our Business – Licenses”, “Our Business – Market” and “Risk Factors.”

COVID-19 in Patients with Kidney Failure — COVID-19 is a contagious disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2). The first known case was identified in Wuhan, China, in December 2019. The disease has since spread worldwide, leading to an ongoing pandemic.

Symptoms of COVID-19 are variable, but often include fever, cough, headache, fatigue, breathing difficulties, and loss of smell and taste. At least a third of people who are infected do not develop noticeable symptoms. Of those people who develop symptoms noticeable enough to be classed as patients, most (81%) develop mild to moderate symptoms (up to mild pneumonia), while 14% develop severe symptoms (dyspnea, hypoxia, or more than 50% lung involvement on imaging), and 5% suffer critical symptoms (respiratory failure, shock or multiorgan dysfunction). Older people are at a higher risk of developing severe symptoms.

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Patients that received kidney transplants have impaired responses to mRNA COVID-19 vaccines – even after 4 vaccine shots. Additionally, Kidney failure patients on dialysis do not initially respond as well to current vaccines and rapidly lose measurable antibodies when compared to the general population.

We have acquired an exclusive license to certain assets in order to develop and commercialize a COVID-19 vaccine. For a further description please see the sections of this prospectus entitled “Our business – Product Development”, Our Business- Licenses”, “Our Business – Market” and “Risk Factors.”

Oncology

Glioblastoma — Glioblastoma is an aggressive type of cancer that begins within the brain. Initially, signs and symptoms of glioblastoma are nonspecific. They may include headaches, personality changes, nausea, and symptoms similar to those of a stroke. Symptoms often worsen rapidly and may progress to unconsciousness. Glioblastomas represent 15% of all brain tumors. The typical duration of survival following diagnosis and treatment is 12–15 months, with fewer than 3–7% of people surviving longer than five years. About 3 in 100,000 people develop the disease per year. We have acquired an exclusive evaluation license (for evaluation purposes only) to certain assets for the treatment of Glioblastoma. For a further description please see the sections of this prospectus entitled “Our business – Product Development”, “Our Business – License”, “Our Business – Market” and “Risk Factors.”

Retinal Degenerative Disease

There are numerous degenerative eye diseases that cause blindness or low vision. The Center for Disease Control or CDC states that more than 4.2 million Americans aged 40 or older are either legally blind or have low vision. The leading cause of blindness and low vision in the United States are primarily age-related eye diseases such as age-related macular degeneration or diabetic retinopathy, among others.

We have entered into an exclusive license agreement to develop and commercialize therapeutics for retinal degenerative diseases with certain licensed assets. Additionally, on March 15, 2022, we entered into a cooperative research and development agreement (“CRADA”) with the National Eye Institute. For a further description please see the sections of this prospectus entitled “Our Business – Product Development”, “Our Business – Licenses”, “Our Business – Market” and “Risk Factors.” While our current focus is on Intermediate Dry Macular Degeneration and Geographic Atrophy, the Company does have the right under the license to pursue other indications with Metformin but has no plans to undertake any development related to such indications at this time.

Age-Related Macular Degeneration — Age-Related Macular Degeneration is a visually threatening condition, most often found in patients over age 60. Early and Intermediate AMD are characterized by enlarged drusen behind the eye’s retina. Currently there are no approved drug treatments for Dry AMD or Geographic Atrophy (late-stage dry AMD).

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Impact of COVID-19 on our Company

Based upon our early stage of development we have not been materially impacted by COVID-19. However, in general, the biotech and pharmaceutical industries have been negatively impacted by the COVID-19 pandemic. From recruitment of patients and the conduct of clinical trials to manufacturing, CRO functions and patient travel, virtually every part of the drug development system has been negatively impacted. In the event we receive approval for one of our anticipated INDs, the manufacturing and testing of our drug candidates will undoubtedly be more challenging than it would have been had there been no pandemic.

Additionally, our ability to carry out any of the programs and indications described above will be contingent on our being able to raise capital as described in the Section of this prospectus entitled “Use of Proceeds”; without which some or all of the programs and indications will not be able to move forward. Please additionally see the sections of this prospectus entitled “Risk Factors” and “Our Business” for a further description.

Orphan Designation

An Orphan drug is defined as one “intended for the treatment, prevention or diagnosis of a rare disease or condition, which is one that affects less than 200,000 persons in the US” (which equates to approximately 6 cases per 10,000 population) “or meets cost recovery provisions of the act.” In the European Union (EU), the European Medicines Agency (EMA) defines a drug as “orphan” if it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically and seriously debilitating condition affecting not more than 5 in 10,000 EU people. EMA also qualifies a drug as orphan if – without incentives – it would be unlikely that the drug in the EU would generate sufficient benefit for the affected people and for the drug manufacturer to justify the investment.

We have received Orphan drug designation with respect to our proposed Rabies therapeutic from the U.S. FDA on November 24, 2014. We have not received Orphan drug designation from the European Medicines Agency or EMA.

Going Concern

Our auditors’ report on our December 31, 2021 audited financial statements expressed an opinion that our capital resources as of the date of their audit report were not sufficient to sustain operations or complete our planned activities for the upcoming year unless we raised additional funds. Additionally, we have had a history of net losses and our current cash level raises substantial doubt about our ability to continue as a going concern. If we do not obtain additional funds, we may no longer be able to continue as a going concern and will cease operation which means that our shareholders will lose their entire investment.

Listing on the NYSE American Market

We have applied to list our Common Stock and Warrants on the NYSE American Market under the symbols “[●]” and “[●],” respectively. If our listing application is approved, we expect to list our Common Stock and Warrants on the NYSE American upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC Pink. No assurance can be given that our listing application will be approved. This offering will occur only if the NYSE American approves the listing of our Common Stock and Warrants. NYSE American listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the NYSE American listing requirements, including but not limited to a reverse split of our Common Stock. If NYSE American does not approve the listing of our Common Stock and Warrants, we will not proceed with this offering.

Reverse Stock Split

On October 8, 2021, our stockholders approved a reverse stock split within the range of 1-for-2 to 1-for-10,000 of our issued and outstanding shares of Common Stock and authorized the board of directors (the “Board”), in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation in connection with the reverse stock split. The purpose of the reverse stock split is to meet the NYSE American minimum stock price requirement for listing our Common Stock, which is a condition to the completion of this Offering. The reverse stock split will not change the number of authorized shares of Common Stock which will remain at 1,100,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, an anticipated reverse stock split of the outstanding Common Stock of the Company at an assumed 1-for-[●] ratio which will occur concurrently with the pricing of the offering.

Corporate History

We were incorporated in 1995 in the State of Nevada, under the name Frozen Assets, Inc. Since we incorporated, we have changed our name a number of times: (i) in March 1998 to Growth Industries, Inc., (ii) in July 1998 to Fragrance Express, Inc., (ii) in October 1998 to National Boston Medical Inc., and (iii) in May 2004, to Storage Innovation Technologies, Inc. In October of 2007 we reincorporated in the State of Florida under the name Connectyx Technologies Holdings Group Inc. In February of 2020 the Company changed the composition of its Board of Directors and the current management as majority shareholders acquired voting control of the Company. In November of 2020 we changed our name to Curative Biotechnology, Inc. and adopted our current business plan.

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Implications of Being an Emerging Growth Company

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our headquarters are located at 1825 NW Corporate Blvd, Suite 110, Boca Raton, FL 33431. Our telephone number is (561) 907-8990. We maintain certain information on our website at www.curativebiotech.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks are:

●	We have a limited operating history and may be unable to predict future operations;

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern;

●	We are an early-stage company, have no product revenues, are not profitable and may never be profitable;

●	We will need to obtain a significant amount of financing to initiate and complete our clinical trials and implement our business plan;

●	We have incurred significant losses in prior periods, and losses in the future could have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows;

●	We expect to rely on third parties to conduct our clinical trials and all or most aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing;

●	We may rely entirely on third parties for the manufacturing of our product candidates or other product candidates that we may develop for preclinical studies and clinical trials and expect to continue to do so for commercialization. Our business could be harmed if those third parties fail to provide us with sufficient quantities of drug product, or fail to do so at acceptable quality levels or prices;

●	If we fail to comply with the obligations of our licensing agreements or these agreements are terminated or we otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business;

●	If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.

●	The insurance coverage and reimbursement status of newly-approved products is uncertain. Our product candidates may become subject to unfavorable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, which would harm our business. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

●	We have paid no dividends and we do not anticipate paying any cash dividends in the foreseeable future.

●	Investors in this offering will experience immediate and substantial dilution in net tangible book value.

●	If, following this offering, our Common Stock becomes classified again as a “penny stock,” the restrictions of the penny stock regulations of the Securities and Exchange Commission, or SEC, may result in less liquidity for our Common Stock.

●	A reverse stock split could cause our stock price to decline relative to its value before the split.

●	Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock, we cannot assure you that we will be able to continue to comply with the minimum trading price requirement of NYSE American.

●	Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

●	In order to have our securities listed on the NYSE American, among other requirements, we will need to add independent qualified persons to our Board.

●	In connection with the reverse stock split, we will have additional authorized shares of Common Stock available for issuance; the issuance of such additional shares would dilute the percentage ownership of existing stockholders.

●	As of March 15, 2022, our management team and Board of Directors have unilateral control over key decision making as a result of their control of a majority of our voting stock.

●	Our amended and restated Bylaws provide that the state of Florida is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be adversely affected.

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Summary of the Offering

Securities Offered:	Units, with each Unit consisting of (i) one share of Common Stock, (ii) two Warrants, each whole Warrant exercisable for one share of common stock. Each Warrant will have an exercise price of $ per share ( % of the public offering price of each Unit), will be exercisable immediately and will expire years from the date of issuance. The shares of Common Stock and Warrants composing such Units are immediately separable and will be issued separately but will be purchased together in this offering.

Common Stock Outstanding prior to the Offering:	[●] shares

Common Stock Outstanding Immediately after the Offering:	[●] shares (or shares, if the underwriter exercises its over-allotment option in full).

Underwriter’s Over-Allotment Option:	The underwriting agreement provides that we will grant to the underwriter, an option, exercisable within 45 days after the date of this prospectus, to acquire up to an additional 15% of the total number of shares of Common Stock and Warrants sold by us pursuant to this offering, solely for the purpose of covering over-allotments, if any.

Use of Proceeds:	We estimate that we will receive net proceeds of approximately $ from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, including any over-allotment amount, as follows: (i) for the repayment of amounts due under our March 2022 secured convertible promissory note, and (ii) for our programs, we will complete necessary preclinical trials, IND-enabling studies, manufacturing, and other necessary costs related to submitting IND applications for our product candidates. In the event we receive approval of one or more of our proposed INDs, we intend to proceed with up to two (2) clinical trials (Rabies and Dry-Age Macular Degeneration). The remainder of funds will be used for general corporate and business purposes; however, the use of the net proceeds is subject to change at the complete and absolute discretion of our management. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Proposed Trading Symbol:	Our Common Stock is presently quoted on the OTC Pink under the symbol “CUBT.” We have applied to have our Common Stock and the warrants offered pursuant to this prospectus listed on the NYSE American under the symbols “[●]” and “[●],” respectively. If our listing application is not approved, we will not complete this offering.

Risk Factors:	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

The number of shares of Common Stock that will be outstanding after this offering set forth above is based upon [●] shares of Common Stock outstanding as of          2022, and gives effect to our planned reverse stock split at an assumed ratio of 1-for-[●], but does not include, as of that date:[1]

●	[●] shares of Common Stock issuable upon the exercise of outstanding warrants having an average weighted exercise price of [●];

●	[●] shares of Common Stock issuable upon the exercise of outstanding equity awards pursuant to our [●] Stock Plan;

●	exercise of the Warrants contained in the Units; and

●	exercise by the underwriter of its option to purchase additional Units;

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RISK FACTORS

In addition to the other information included in this prospectus, the following factors should be carefully considered before making a decision to invest in our securities. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, we could be materially and adversely affected. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In any such case, the market price of our Common Stock could decline substantially and you could lose all or a part of your investment.

Risks Related to Our Company and Stage of Development

We may not be able to continue as a going concern if we do not obtain additional financing.

We have incurred losses since our inception and have not demonstrated an ability to generate revenues from the development and sales of our proposed therapeutic products. Our ability to continue as a going concern is dependent on raising capital from the sale of our Common Stock and/or obtaining debt financing. Our cash, cash equivalents and short-term investment balance at December 31, 2021 was approximately $0.7 million. Based on our current expected level of operating expenditures, we expect to be able to fund our operations until the first quarter of 2022. Our ability to remain a going concern past such time is wholly dependent upon our ability to continue to obtain sufficient capital to fund our operations. Despite our ability to secure capital in the past, there can be no assurance that additional equity or debt financing will be available to us when needed or that we may be able to secure funding from any other sources. In the event that we are not able to secure funding, we may be forced to curtail operations, delay or stop ongoing clinical trials, cease operations altogether or file for bankruptcy.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements for the years ended December 31, 2021, and 2020, our independent auditors included a paragraph in their opinion regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our consolidated financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, our limited staff and operating history means that there is a high degree of uncertainty regarding our ability to (i) develop and commercialize our technologies and proposed products (ii) obtain regulatory approval to commence the marketing of our products, (iii) manage growth, (iv) achieve market acceptance or insurance reimbursement for any of our proposed products, if successfully developed, or (v) respond to competition. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

We are an early-stage company, have no product revenues, are not profitable and may never be profitable.

Since the implementation of the Curative Biotechnology business plan in January 2020 through December 31, 2021, we have raised approximately $2.7 million through the sale of our securities. During this same period, we have recorded an accumulated deficit of approximately $26.9 million. Our net loss for the two most recent fiscal years ended December 31, 2021 and 2020 were $5,340,354 and $4,670,255, respectively. None of our products in development have received approval from the FDA, or other regulatory authorities; we have no sales and have never generated revenues, nor do we expect to generate revenues for the foreseeable future from the sales of our therapeutic products. We are currently focusing our efforts on the development of our product candidates. We expect to incur significant operating losses for the foreseeable future as we continue the research, pre-clinical and clinical development of our product candidates as well as the possible in-licensing of additional clinical and pre-clinical assets. Accordingly, we will need additional capital to fund our continuing operations and any expansion plans. Since we do not generate any revenue, the most likely sources of such additional capital include the sale of our securities, a strategic licensing collaboration transaction or joint venture involving the rights to one or more of our product candidates, or from grants. To the extent that we raise additional capital by issuing equity securities, our stockholders are likely to experience dilution with regard to their percentage ownership of the company, which may be significant. If we raise additional funds through collaborations or licensing arrangements, we may be required to relinquish some or all the rights to our technologies, product candidates, or grant licenses on terms that are not favorable to us. If we raise additional capital by incurring debt, we could incur significant interest expense and become subject to covenants that could affect the manner in which we conduct our business, including securing such debt obligations with our assets.

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Our product candidates are at various stages of early development and significant financial resources are required to develop commercially viable products and obtain regulatory approval to market and sell such products. We will need to devote significantly more research and development efforts, financial resources and personnel to develop commercially viable products and obtain regulatory approvals. We may encounter hurdles and unexpected issues as we proceed in the development of our other product candidates.

We will need to obtain a significant amount of financing to initiate and complete our clinical trials and implement our business plan.

Since the implementation of the Curative Biotechnology business plan in January 2020, we have not generated revenues from our operations and have funded our operations through the sale of our equity securities and debt securities. The implementation of our business plan, as discussed in this prospectus under the caption “Business,” will require the receipt of sufficient equity and/or debt financing to fund our clinical trials and other research and development efforts and provide for general working capital to otherwise fund our operations. We anticipate that we will need approximately $38 million and a period of two (2) years to reach inflection points in all current indications underlying programs that we are actively pursuing. An inflection point, as used herein, is a point in product development where we believe we have enough significant value to reasonably expect to be able to partner out, license, and/or sell the program to an entity with the appetite and resources to take it to launch and commercialization. We will also require a substantial amount of additional funding to implement our other indications described in this prospectus under the caption “Business,” including our in-licensing strategy if such other programs are acquired. Although we believe the net proceeds from this offering will be sufficient to reach certain inflection points related to our current development plans, as applicable to the specific programs and indications, we do not believe it will be sufficient to receive FDA approval to market such products. Accordingly, we will need additional capital in the future. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise. In the event we do not obtain the financing required for the above purposes, we may have to curtail our development, marketing and promotional activities, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately, we could be forced to discontinue our operations and liquidate.

Our independent auditor’s report for the years ended December 31, 2021, and 2020, contains a qualification as to our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual consolidated financial statements for the years ended December 31, 2021, and 2020, our independent auditor’s report included a paragraph in their opinion to our financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern paragraph and footnote to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred significant losses in prior periods. For the year ended December 31, 2021, we incurred a net loss of $5,340,354 and, as of that date, we had an accumulated deficit of $26,917,036. For the year ended December 31, 2020, we incurred a net loss of $4,670,255 and, as of that date, we had an accumulated deficit of $8,099,628. Any losses in the future could have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We require additional financing to sustain our operations and execute our business plan. If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to acquire or in-license assets, develop our intellectual property base, and complete our pre-clinical and clinical stage studies. We may be unable to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (a) the level of our investment in research and development; (b) clinical trials and (c) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing. We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

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Our company relies heavily upon a limited number of key employees.

We have been, and continue to be, heavily dependent upon the expertise and management of I Richard Garr, Paul Michaels and Barry Ginsberg, and our future performance will depend upon their continued services. The loss of any of these individuals could seriously interrupt our business operations and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. We currently do not maintain key man life insurance. There can be no assurance that suitable replacements could be found for any of these individuals upon retirement, resignation, or upon death or disability.

The limited public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. A majority of our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

The impact of COVID-19 and related risks could materially affect our results of operations and prospects.

Beginning in March 2020, the global pandemic related to the novel coronavirus COVID-19 began to impact the global economy. Because of the size and breadth of this pandemic, all of the direct and indirect consequences of COVID-19 are not yet known and may not emerge for some time. Risks presented by the ongoing effects of COVID-19 include, among others, the following:

Pre-Clinical and Clinical Studies. We anticipate that the COVID-19 pandemic may negatively impact our contemplated pre-clinical and clinical trials. Due to the worldwide efforts being taken to combat COVID-19 and the increased pre-clinical and clinical work being done in this respect, we believe that it may be difficult for certain needed laboratory supplies, equipment and other materials to be obtained in order to conduct our pre-clinical and clinical studies. We also anticipate that, due to a fear of COVID-19 transmission, there may be a hesitancy on the part of certain individuals to become clinical trial participants. We hope that these possible negative effects will lessen as more of the population becomes vaccinated; however, the impact that the vaccinations will have is uncertain at this time.

Adverse Legislative and/or Regulatory Action. Federal, state and local government actions to address and contain the impact of COVID-19 may adversely affect us. For example, we may be subject to legislative and/or regulatory action that negatively impacts the manner in which the clinical trials may be conducted.

Operational Disruptions and Heightened Cybersecurity Risks. Our operations could be disrupted if key members of our senior management or a significant percentage of our workforce are unable to continue to work because of illness, government directives or otherwise. In addition, in connection with increased remote working arrangements, we face a heightened risk of cybersecurity attacks or data security incidents and are more dependent on internet and telecommunications access and capabilities.

Risks Related to Our Business

Drug development is a highly uncertain undertaking and involves a substantial degree of risk.

Pharmaceutical and biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. To date, we have focused principally on identifying, acquiring or in-licensing and developing our product candidates. Our product candidates are at the discovery, lead optimization and preclinical stage or in preparation to begin early-stage clinical trials.

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Our product candidates will require substantial additional development time, including extensive clinical research, and resources before we would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. Because of the numerous risks and uncertainties associated with drug development, we are unable to predict the timing or amount of our expenses, or when we will be able to generate revenue. In addition, our expenses could increase beyond our current expectations if we are required by the FDA, or comparable foreign regulatory authorities, to perform nonclinical or preclinical studies or clinical trials in addition to those that we currently anticipate, or if there are any delays in any of our or our future collaborators’ clinical trials or the development of our product candidates that we may identify. Even if our future product candidates that we may identify are approved for commercial sale, we may incur significant costs associated with commercializing any approved product candidate and ongoing compliance efforts.

We may never be able to develop or commercialize some of our drugs or obtain marketing authority. Revenue from the sale of any product candidate for which regulatory approval is obtained will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval, the accepted price for the product, the ability to obtain reimbursement at any price and whether we own the commercial rights for that territory. Our growth strategy depends, in part, on our ability to generate revenue. In addition, if the number of addressable patients is not as anticipated, the indication approved by regulatory authorities is narrower than expected, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved.

Our product candidates are in varying stages of development, all of which may require a lengthy and expensive development process with uncertain outcomes and the potential for substantial delays. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. To date, we have focused substantially all of our efforts and financial resources on identifying, acquiring, and developing our product candidates, and providing general and administrative support for these operations. We cannot be certain that any clinical trials will be conducted as planned or completed on schedule, if at all. Our inability to successfully complete preclinical and clinical development could result in additional costs to us and negatively impact our ability to generate revenue. Our future success is dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize product candidates. We currently have no products approved for sale and have not generated any revenue from sales of drugs, and we may never be able to develop or successfully commercialize a marketable drug.

All of our product candidates require additional development; management of preclinical, clinical, and manufacturing activities; and regulatory approval. In addition, we will need to obtain adequate manufacturing supply; build a commercial organization; commence marketing efforts; and obtain reimbursement before we generate any significant revenue from commercial product sales, if ever, for any products we commercialize ourselves. Many of our product candidates are in early-stage research or translational phases of development, and the risk of failure for these programs could be high. We cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidates, we may not be able to continue operations, which may result in us dissolving the Company, out-licensing the technology or pursuing an alternative strategy.

If we are unable to obtain regulatory approval in one or more jurisdictions for any product candidates that we may identify and develop, our business will be substantially harmed.

We cannot commercialize a product until the appropriate regulatory authorities have reviewed and approved the product candidate. Approval by the FDA and comparable foreign regulatory authorities is lengthy and unpredictable, and depends upon numerous factors, including substantial discretion of the regulatory authorities. Approval policies, regulations, or the type and amount of nonclinical or clinical data necessary to gain approval may change during the course of a product candidate’s development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidates, and it is possible that our current product candidates and any other product candidates which we may seek to develop in the future will not ever obtain regulatory approval. We cannot be certain that any of our product candidates will receive regulatory approval or be successfully commercialized even if we receive regulatory approval.

Obtaining marketing approval is an extensive, lengthy, expensive and inherently uncertain process, and regulatory authorities may delay, limit or deny approval of our product candidates for many reasons, including but not limited to:

●	the inability to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that the applicable product candidate is safe and effective as a treatment for our targeted indications;

●	the FDA or comparable foreign regulatory authorities may disagree with the design, endpoints or implementation of our clinical trials;

●	the population studied in the clinical program may not be sufficiently broad or representative to assure safety or efficacy in the full population for which we seek approval;

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●	the FDA or comparable foreign regulatory authorities may require additional preclinical studies or clinical trials beyond those that we currently anticipate;

●	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from nonclinical studies or clinical trials;

●	the data collected from clinical trials of product candidates that we may identify and pursue may not be sufficient to support the submission of an NDA or BLA, or other submission for regulatory approval in the United States or elsewhere;

●	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

●	the FDA or comparable foreign regulatory authorities may identify deficiencies in the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may change in a manner that renders the clinical trial design or data insufficient for approval.

The lengthy approval process, as well as the unpredictability of the results of clinical trials and evolving regulatory requirements, may result in our failure to obtain regulatory approval to market product candidates that we may pursue in the United States or elsewhere, which would significantly harm our business, prospects, financial condition and results of operations.

We may encounter substantial delays in pre-clinical studies and clinical trials or may not be able to conduct or complete clinical trials on the expected timelines, if at all.

Pre-clinical studies and clinical testing is expensive, time consuming, and subject to uncertainty. We cannot guarantee that any of our planned studies or clinical trials will be conducted as planned or completed on schedule, if at all. Moreover, even if these studies and/or trials are initiated or conducted on a timely basis, issues may arise that could result in the suspension or termination of such studies or trials. A failure can occur at any stage of testing, and our ongoing and future clinical trials may not be successful. Failure to successfully complete any pre-clinical studies or clinical trials could have a material adverse effect on our company, business and prospects.

Our clinical trials may fail to demonstrate substantial evidence of the safety and effectiveness of product candidates that we may identify and pursue for their intended uses, which would prevent, delay or limit the scope of regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive nonclinical studies, preclinical studies and clinical trials that the applicable product candidate is both safe and effective for use in each target indication, and in the case of our product candidates regulated as biological products, that the product candidate is safe, pure, and potent for use in its targeted indication. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval.

Use of our product candidates could be associated with side effects, adverse events or other properties or safety risks, which could delay or halt their clinical development, prevent their regulatory approval, cause us to suspend or discontinue clinical trials, abandon a product candidate, limit their commercial potential, if approved, or result in other significant negative consequences that could severely harm our business, prospects, operating results and financial condition.

As is the case with pharmaceuticals generally, it is likely that there may be side effects and adverse effects associated with our product candidates’ use. Results of our clinical trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Even if we obtain FDA approval for product candidates that we may identify and pursue in the United States, we may never obtain approval to commercialize any product candidates outside of the United States, which would limit our ability to realize their full market potential.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and effectiveness. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional or different administrative review periods from those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

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Seeking foreign regulatory approval could result in difficulties and costs and require additional nonclinical studies or clinical trials which could be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our product candidates in those countries. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

Even though we may apply for orphan drug designation for our product candidates, we may not be able to obtain orphan drug marketing exclusivity.

Our business strategy includes the development of product candidates for the treatment of diseases, which may be eligible for FDA or EMA orphan drug designation. Regulatory authorities in some jurisdictions, including the United States and European Union, may designate drugs or biologics for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In order to obtain orphan drug designation, the request must be made before submitting an NDA or BLA. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval of that particular product for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including an NDA or BLA, to market the same drug or biologic for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if one of our product candidates receives orphan exclusivity, the FDA can still approve other drugs or biologics for use in treating the same indication or disease or the same biologic for a different indication or disease during the exclusivity period. Furthermore, the FDA can waive orphan exclusivity if we are unable to manufacture sufficient supply of our product or if a subsequent applicant demonstrates clinical superiority over our product.

In the European Union, the Committee for Orphan Medicinal Products of the EMA grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union (or where it is unlikely that the development of the medicine would generate sufficient return to justify the investment) and for which no satisfactory method of diagnosis, prevention, or treatment is authorized or, if a method exists, the product would be of significant benefit to those affected by the condition.

Although we have received Orphan drug designation with respect to our proposed Rabies therapeutic from the U.S. FDA on November 24, 2014, there can be no assurance that will be able to receive orphan drug designation with respect to the European Medicines Agency for our Rabies therapeutics or that we will be able to receive Orphan Drug Designation in the US or Europe with respect to any of our other therapeutics.

Even if we obtain regulatory approval for a product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

If any of our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive requirements imposed by the FDA and comparable foreign regulatory authorities, including ensuring that quality control and manufacturing procedures conform to current good manufacturing practices, or other applicable, regulations. As such, we will be subject to continual review and inspections to assess compliance with and adherence to commitments made in any NDA, BLA or marketing authorization application, or “MAA.” Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we may receive for our product candidates will be subject to limitations on the approved indicated uses for which the product may be marketed and promoted or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. We will be required to report certain adverse reactions and production problems, if any, to the FDA and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance.

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The FDA and other agencies, including the Department of Justice, closely regulate and monitor the post-approval marketing, labeling, advertising and promotion of products to ensure that they are manufactured, marketed and distributed only for the approved indications and in accordance with the provisions of the approved label. We will have to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have approval.

The holder of an approved NDA, BLA or MAA must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. We could also be asked to conduct post-marketing clinical trials to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval was obtained via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical trial to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events or AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

●	issue warning letters that would result in adverse publicity;
●	impose civil or criminal penalties;
●	suspend or withdraw regulatory approvals;
●	suspend any of our ongoing clinical trials;
●	refuse to approve pending applications or supplements to approved applications submitted by us;
●	impose restrictions on our operations, including closing our CMOs’ facilities;
●	seize or detain products; or
●	require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates.

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of our product candidates are approved and we are found to have improperly promoted off-label uses of those products, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

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Risks Related to Reliance on Third Parties

We expect to rely on third parties to conduct our clinical trials and all or most aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing.

We currently rely and expect to continue to rely on third parties, such as subject matter experts, clinical research organizations or CROs, clinical data management organizations, medical institutions, and clinical investigators, to conduct all or most aspects of research and preclinical testing and clinical trials. Any of these third parties may terminate their engagements with us or be unable to fulfill their contractual obligations. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. If we need to enter into alternative arrangements, it would delay product development activities.

Our reliance on these third parties for research and development activities reduces control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our respective clinical trials is conducted in accordance with the general investigational plan and protocols for the trial and applicable legal, regulatory, and scientific standards, and our reliance on third parties does not relieve us of our regulatory responsibilities. In addition, the FDA and comparable foreign regulatory authorities require compliance with good clinical practice regulations (GCPs) for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible, reproducible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators, and trial sites. If we or any of these third parties fail to comply with applicable GCP regulations, some or all of the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional nonclinical or clinical trials or to enroll additional patients before approving our marketing applications. We cannot be certain that, upon inspection, such regulatory authorities will determine that any of our clinical trials complies with the GCP regulations. For any violations of laws and regulations during the conduct of clinical trials, we could be subject to untitled and warning letters or enforcement action that may include civil penalties up to and including criminal prosecution. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database within certain timeframes. Failure to do so can result in fines, adverse publicity, and civil and criminal sanctions.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or conduct clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for any product candidates we may develop and will not be able to, or may be delayed in our efforts to, successfully commercialize our medicines. Our failure or the failure of these third parties to comply applicable regulatory requirements or our stated protocols could also subject us to enforcement action.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of any product candidates we may develop or commercialization of our medicines, producing additional losses and depriving us of potential product revenue.

We may rely entirely on third parties for the manufacturing of our product candidates or other product candidates that we may develop for preclinical studies and clinical trials and expect to continue to do so for commercialization. Our business could be harmed if those third parties fail to provide us with sufficient quantities of drug product, or fail to do so at acceptable quality levels or prices.

We do not currently have, nor do we plan to acquire, the infrastructure or capability internally to manufacture drug supplies for our ongoing clinical trials or any future clinical trials that we may conduct, and we lack the resources to manufacture any product candidates on a commercial scale. We rely, and expect to continue to rely, on third-party manufacturers to produce our current product candidates or other product candidates that we may identify for clinical trials, as well as for commercial manufacture if any product candidates that receive marketing approval. Although we generally do not begin a clinical trial unless we believe we have a sufficient supply of a product candidate to complete the trial, any significant delay or discontinuity in the supply of a product candidate, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay the clinical development and potential regulatory approval of our product candidates, which could harm our business and results of operations. We also expect to rely primarily on third parties for the manufacturing of commercial supply of our product candidates, if approved.

We may be unable to identify and appropriately qualify third-party manufacturers or establish agreements with third-party manufacturers or do so on acceptable terms. This is especially true in the time of COVID where much of the world’s biomanufacturing capacity is committed to creating vaccines and vaccine related essential materials. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	reliance on the third party for sourcing of raw materials, components, and such other goods as may be required for execution of its manufacturing processes and the oversight by the third party of its suppliers;
●	reliance on the third party for regulatory compliance and quality assurance for the manufacturing activities each performs;
●	the possible breach of the manufacturing agreement by the third party;
●	the possible misappropriation of proprietary information, including trade secrets and know-how; and
●	the possible termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient for us.

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Furthermore, all of our contract manufacturing organizations (CMO)s are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes our manufacturers to regulatory risks for the production of such materials and products. The facilities used by our contract manufacturers to manufacture our product candidates are subject to review by the FDA pursuant to inspections that will be conducted after we submit an NDA or BLA to the FDA. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements, known as current good manufacturing practice, or cGMP, requirements for manufacture of drug and biologic products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or others, we will not be able to secure or maintain regulatory approval for our product candidates manufactured at these manufacturing facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory agency does not approve these facilities for the manufacture of our product candidates or if any agency withdraws its approval in the future, we may need to find alternative manufacturing facilities, which would negatively impact the ability to develop, obtain regulatory approval for or market our product candidates, if approved.

Our product candidates may compete with other product candidates and marketed drugs for access to manufacturing facilities. Any performance failure on the part of our existing or future manufacturers could delay clinical development, marketing approval or commercialization. Our current and anticipated future dependence upon others for the manufacturing of our product candidates may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

If the contract manufacturing facilities on which we rely do not continue to meet regulatory requirements or are unable to meet our supply demands, our business will be harmed.

All entities involved in the preparation of product candidates for clinical trials or commercial sale, including our existing CMOs for all of our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP, or similar regulatory requirements outside the United States. These regulations govern manufacturing processes and procedures, including recordkeeping, and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates. Our failure, or the failure of third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, suspension of production, seizures or recalls of product candidates or marketed drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect clinical or commercial supplies of our product candidates.

We or our CMOs must supply all necessary documentation in support of an NDA, BLA or MAA on a timely basis and must adhere to regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. Some of our CMOs have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. Although we oversee the CMOs, we cannot control the manufacturing process of, and are completely dependent on, our CMO partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified through an NDA, BLA supplement or MAA variation, or equivalent foreign regulatory filing, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical trials, regulatory submissions, required approvals, or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

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Collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate relying upon strategic collaborations for marketing and commercializing our existing product candidates, and we may rely even more on strategic collaborations for R&D of other product candidates. We may sell product offerings through strategic partnerships with pharmaceutical and biotechnology companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our R&D efforts and potential to generate revenue may be limited.

If we enter into R&D collaborations during the early phases of product development, success will in part depend on the performance of research collaborators. We will not directly control the amount or timing of resources devoted by research collaborators to activities related to product candidates. Research collaborators may not commit sufficient resources to our R&D programs. If any research collaborator fails to commit sufficient resources, the preclinical or clinical development programs related to the collaboration could be delayed or terminated. Also, collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to collaborators or to observe other obligations in agreements with them, the collaborators may have the right to terminate or stop performance of those agreements.

Establishing strategic collaborations is difficult and time-consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of product candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, the related product revenues are likely to be lower than if we directly marketed and sold products. Such collaborators may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for any future product candidate.

Management of our relationships with collaborators will require:

●	significant time and effort from our management team;
●	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

We are parties to and may seek to enter into additional collaborations, licenses and other similar arrangements and may not be successful in maintaining existing arrangements or entering into new ones, and even if we are, we may not realize the benefits of such relationships.

The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborations are subject to numerous risks, which may include risks that:

●	collaborators may have significant discretion in determining the efforts and resources that they will apply to collaborations;
●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to their acquisition of competitive products or their internal development of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;
●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;
●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;
●	a collaborator with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;
●	we could grant exclusive rights to our collaborators that would prevent us from collaborating with others;
●	collaborators may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;
●	disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our current or future product candidates or that results in costly litigation or arbitration that diverts management attention and resources;
●	collaborations may be terminated, which may result in a need for additional capital to pursue further development or commercialization of the applicable current or future product candidates;
●	collaborators may own or co-own intellectual property covering products that result from our collaboration with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property;

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●	disputes may arise with respect to the ownership of any intellectual property developed pursuant to our collaborations; and
●	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Additionally, we may seek to enter into additional collaborations, joint ventures, licenses and other similar arrangements for the development or commercialization of our product candidates, due to capital costs required to develop or commercialize the product candidate or manufacturing constraints. We may not be successful in our efforts to establish such collaborations for our product candidates because our research and development pipeline may be insufficient, our product candidates may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy or significant commercial opportunity. In addition, we face significant competition in seeking appropriate strategic partners, and the negotiation process can be time consuming and complex.

Further, any future collaboration agreements may restrict us from entering into additional agreements with potential collaborators. We cannot be certain that, following a strategic transaction or license, we will achieve an economic benefit that justifies such transaction.

Even if we are successful in our efforts to establish such collaborations, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such collaborations if, for example, development or approval of a product candidate is delayed, the safety of a product candidate is questioned or sales of an approved product candidate are unsatisfactory.

In addition, any potential future collaborations may be terminable by our strategic partners, and we may not be able to adequately protect our rights under these agreements. Furthermore, strategic partners may negotiate for certain rights to control decisions regarding the development and commercialization of our product candidates, if approved, and may not conduct those activities in the same manner as we do. Any termination of collaborations we enter into in the future, or any delay in entering into collaborations related to our product candidates, could delay the development and commercialization of our product candidates and reduce their competitiveness if they reach the market, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Intellectual Property

If we are unable to obtain and maintain sufficient intellectual property for our product candidates that we may identify, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize some product candidates that we may pursue may be impaired.

As is the case with other pharmaceutical and biopharmaceutical companies, our success depends in large part on our ability, or our licensors, to obtain and maintain protection of the intellectual property that we may license or own solely and jointly with others, particularly patents, in the United States and other countries with respect to our product candidates and technology. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to product candidates that we may identify.

Obtaining and enforcing pharmaceutical and biopharmaceutical patents is costly, time consuming and complex, and we may not be able to file and prosecute necessary or desirable patent applications, or maintain, enforce and license patents that may issue from such patent applications, at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. We may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed from third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal, technological and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States, or vice versa. Further, we may not be aware of all third-party intellectual property rights potentially relating to our licensed product candidates. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, we cannot know with certainty whether if we make an inventions claimed in our future patents or pending patent applications, or that we are the first to file for patent protection of such inventions. Furthermore, the scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history and can involve other factors such as expert opinion. Our analysis of these issues, including interpreting the relevance or the scope of claims in a future or licensed patent or a pending application, determining applicability of such claims to our proprietary technologies or product candidates, predicting whether a third party’s pending patent application will issue with claims of relevant scope, and determining the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our product candidates. We do not always conduct independent reviews of pending patent applications of and patents issued to third parties. As a result, the issuance, scope, validity, enforceability and commercial value of our licensed patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued that protect our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive product candidates. Even if our future or licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative product candidates in a non-infringing manner.

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Our ability to enforce licensed patent and future patent rights also depends on our ability to detect infringement. It may be difficult to detect infringers who do not advertise the components or methods that are used in connection with their products and services. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product or service. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful. If we initiate lawsuits to protect or enforce our licensed or future patents, or litigate against third-party claims, such proceedings would be expensive and would divert the attention of our management and technical personnel. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable.

In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our licensed or future patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical product candidates to ours, or limit the duration of the patent protection of our product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, licensed or future patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property portfolio may not provide us with sufficient rights to exclude others from commercializing drugs similar or identical to ours.

Our rights to develop and commercialize our product candidates are subject in part to the terms and conditions of licenses granted to us by others, and the patent protection, prosecution and enforcement for some of our product candidates may be dependent on our licensors.

We currently are reliant upon licenses of certain intellectual property rights and proprietary technology from third parties that are important or necessary to the development of our proprietary technology, including technology related to our product candidates. These licenses, and other licenses we may enter into in the future, may not provide adequate rights to use such intellectual property rights and proprietary technology in all relevant fields of use or in all territories in which we may wish to develop or commercialize technology and product candidates in the future. Licenses to additional third-party proprietary technology or intellectual property rights that may be required for our development programs may not be available in the future or may not be available on commercially reasonable terms. In that event, we may be required to expend significant time and resources to redesign our proprietary technology or product candidates or to develop or license replacement technology, which may not be feasible on a technical or commercial basis. If we are unable to do so, we may not be able to develop and commercialize technology and product candidates in fields of use and territories for which we are not granted rights pursuant to such licenses, which could harm our competitive position, business, financial condition, results of operations and prospects significantly.

In some circumstances, we may not have the right to control the preparation, filing, prosecution and enforcement of patent applications, or to maintain the patents, covering technology that we license from third parties. In addition, some of our agreements with our licensors require us to obtain consent from the licensor before we can enforce patent rights, and our licensor may withhold such consent or may not provide it on a timely basis. Therefore, we cannot be certain that our licensors or collaborators will prosecute, maintain, enforce and defend such intellectual property rights in a manner consistent with the best interests of our business, including by taking reasonable measures to protect the confidentiality of know-how and trade secrets, or by paying all applicable prosecution and maintenance fees related to intellectual property registrations for any of our product candidates. We also cannot be certain that our licensors have drafted or prosecuted the patents and patent applications licensed to us in compliance with applicable laws and regulations, which may affect the validity and enforceability of such patents or any patents that may issue from such applications. This could cause us to lose rights in any applicable intellectual property that we in-license, and as a result our ability to develop and commercialize product candidates may be adversely affected and we may be unable to prevent competitors from making, using and selling competing products.

In addition, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in product candidates that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize product candidates, we may be unable to achieve or maintain profitability. In addition, we may seek to obtain additional licenses from our licensors and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the licensors, including by agreeing to terms that could enable third parties (potentially including our competitors) to receive licenses to a portion of the intellectual property rights that are subject to our existing licenses. Any of these events could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

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If we fail to comply with the obligations of our licensing agreements or these agreements are terminated or we otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.

We are party to various agreements that we depend on to operate our business, and our rights to use currently licensed intellectual property, or intellectual property to be licensed in the future, are or will be subject to the continuation of and our compliance with the terms of these agreements. Such license agreements may impose, and we expect that future license agreements will impose, various development, diligence, commercialization, and other obligations on us. For example, we may be required to use commercially reasonable efforts to engage in various development and commercialization activities with respect to licensed products, and must satisfy specified milestone and royalty payment obligations. In spite of our efforts, our licensors might conclude that we have materially breached our obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. In addition, certain provisions in our license agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter partes reexamination proceedings before the USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that some of our product candidates that we may identify may be subject to claims of infringement of the patent rights of third parties.

Patent terms may be inadequate to protect our competitive position on product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional or international patent application filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we or our licensors are not able to obtain patent term extension or non-patent exclusivity in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the marketing exclusivity term of our product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one of the U.S. patents covering each of such product candidates or the use thereof may be eligible for up to five years of patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act allows a maximum of one patent to be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension also may be available in certain foreign countries upon regulatory approval of our product candidates. Nevertheless, neither we nor our licensees may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than we request.

If we or our licensors are unable to obtain patent term extension or restoration, or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our product may be shortened and our competitors may obtain approval of competing products following our patent expiration sooner, and our revenue could be reduced, possibly materially.

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If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.

We seek to protect our confidential proprietary information, in part, by confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and collaborators. These agreements are designed to protect our proprietary information. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose proprietary information, including trade secrets, and we may not be able to obtain adequate remedies for such breaches. We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.

Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. We may not be able to obtain adequate remedies in the event of such unauthorized use. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Trade secrets will also over time be disseminated within the industry through independent development, the publication of journal articles and the movement of personnel skilled in the art from company to company or academic to industry scientific positions. Though our agreements with third parties typically restrict the ability of our advisors, employees, collaborators, licensors, suppliers, third-party contractors and consultants to publish data potentially relating to our trade secrets, our agreements may contain certain limited publication rights. In addition, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Despite employing the contractual and other security precautions described above, the need to share trade secrets increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced and our competitive position, business, financial condition, results of operations, and prospects would be harmed.

We may become involved in lawsuits to protect or enforce our licensed patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe on our licensed patents or other intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one or more of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including novelty, nonobviousness, written description or enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our licensed patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology. Our defense of litigation or interference or derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue clinical trials, continue research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring product candidates to market. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Common Stock.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

Our agreements with employees and our personnel policies provide that any inventions conceived by an individual in the course of rendering services to us shall be our exclusive property. Although our policy is to have all such individuals complete these agreements, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. The assignment of intellectual property may not be automatic upon the creation of an invention and despite such agreement, such inventions may become assigned to third parties. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information.

We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor. For example, we or our licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or our or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our product candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects.

Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court.

If we or one of our licensing partners initiated legal proceedings against a third party to enforce a patent covering one or more of our product candidates, the defendant could counterclaim that the patent covering the relevant product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including novelty, nonobviousness, written description or enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in revocation or amendment to our patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Such a loss of patent protection would have a material adverse impact on our business.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee’s former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Obtaining and maintaining our patent protection depends on our licensing partner’s compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. Although there are systems developed to remind patent holders when to pay these fees, as well as outside firms and counsel that pay these fees due to non-U.S. patent agencies, we cannot guarantee that our licensors have such systems and procedures in place to pay such fees.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

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Risks Related to Commercialization

Even if any product candidates we develop receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, healthcare payors, and others in the medical community necessary for commercial success.

The commercial success of our product candidates will depend upon their degree of market acceptance by physicians, patients, third-party payors, and others in the medical community. Even if any product candidates we may develop receive marketing approval, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, healthcare payors, and others in the medical community. The degree of market acceptance of any product candidates we may develop, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety of such product candidates as demonstrated in pivotal clinical trials and published in peer-reviewed journals;
●	the potential and perceived advantages compared to alternative treatments, including any similar generic treatments;
●	the ability to offer these products for sale at competitive prices;
●	the ability to offer appropriate patient access programs, such as co-pay assistance;
●	convenience and ease of dosing and administration compared to alternative treatments;
●	the clinical indications for which the product candidate is approved by FDA or comparable regulatory agencies;
●	product labeling or product insert requirements of the FDA or other comparable foreign regulatory authorities, including any limitations, contraindications or warnings contained in a product’s approved labeling;
●	restrictions on how the product is distributed;
●	the timing of market introduction of competitive products;
●	publicity concerning these products or competing products and treatments;
●	the strength of marketing and distribution support;
●	favorable third-party coverage and sufficient reimbursement; and
●	the prevalence and severity of any side effects or AEs.

Sales of medical products also depend on the willingness of physicians to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost effective. In addition, the inclusion or exclusion of products from treatment guidelines established by various physician groups and the viewpoints of influential physicians can affect the willingness of other physicians to prescribe the treatment. We cannot predict whether physicians, physicians’ organizations, hospitals, other healthcare providers, government agencies or private insurers will determine that our product is safe, therapeutically effective and cost effective as compared with competing treatments. If any product candidates we develop do not achieve an adequate level of acceptance, we may not generate significant product revenue, and we may not become profitable.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates we may develop, we may not be successful in commercializing those product candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have little experience in the sale, marketing, or distribution of pharmaceutical products. To achieve commercial success for any approved product for which we retain sales and marketing responsibilities, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales, marketing, and commercial support infrastructure to market and sell our product candidates, if and when they are approved. We may also elect to enter into collaborations or strategic partnerships with third parties to engage in commercialization activities with respect to selected product candidates, indications or geographic territories, including territories outside the United States, although there is no guarantee we will be able to enter into these arrangements even if the intent is to do so. If we do not establish commercialization capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates, if approved.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Our product candidates may become subject to unfavorable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, which would harm our business. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The regulations that govern marketing approvals, pricing, coverage, and reimbursement for new drugs vary widely from country to country. In the United States, recently enacted legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if we receive marketing approval, which would have an adverse material impact on our operations and financial resources.

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If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

Healthcare providers, physicians and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of pharmaceutical products. Arrangements with third-party payors and customers can expose pharmaceutical manufacturers to broadly applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act, which may constrain the business or financial arrangements and relationships through which such companies sell, market and distribute pharmaceutical products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of ownership, pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Failure to comply with these laws could result in regulatory or civil action against us which could have a material adverse effect on our operations and financial condition.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

We and any potential collaborators may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH. Depending on the facts and circumstances, we could be subject to civil, criminal, and administrative penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

European data collection is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information.

In the event we decide to conduct clinical trials or continue to enroll subjects in our ongoing or future clinical trials in the European Union, we may be subject to additional privacy restrictions. The collection and use of personal health data in the European Union is governed by the provisions of the General Data Protection Regulation 2016/679, or GDPR. This directive imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The GDPR also imposes strict rules on the transfer of personal data out of the European Union to the United States. Failure to comply with the requirements of the Data Protection Directive, which governs the collection and use of personal health data in the European Union, the GDPR, and the related national data protection laws of the European Union Member States may result in fines and other administrative penalties. The GDPR introduced new data protection requirements in the European Union and substantial fines for breaches of the data protection rules. The GDPR regulations may impose additional responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms ensuring compliance with these and/or new data protection rules which may result in a negative effect to our business and financial results. This may be onerous and adversely affect our business, financial condition, prospects and results of operations.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates or any future product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product for which we obtain marketing approval. Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

We face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before us or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition.

The development and commercialization of new drug products is highly competitive. We may face competition with respect to any product candidates that we seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization. There are a number of large pharmaceutical and biotechnology companies that are currently pursuing the development and commercialization of products for the treatment of the indications that our key drivers are pursuing. If any of these competitors or competitors for our product candidates receive FDA approval before we do, our product candidates would not be the first treatment on the market, and our market share may be limited. In addition to competition from other companies targeting our target indications, any products we may develop may also face competition from other types of therapies. Many of our current or potential competitors, either alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do.

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Risks Related to this Offering and Our Common Stock and Warrants

We have paid no dividends and we do not anticipate paying any cash dividends in the foreseeable.

We have never paid cash dividends in the past, and currently do not intend to pay any cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our Common Stock.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $          per share, based on the assumed public offering price of $        per share of Common Stock and Warrants. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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The Warrants are speculative in nature.

The Warrants offered pursuant to this prospectus do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price (subject to adjustment as set forth in the Warrants) for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $          (      % of the public offering price of the Units in this offering), prior to               years from the date of issuance for the Warrants, after which date any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the respective Warrants, and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

You may experience future dilution as a result of future equity offerings or the achievement of certain milestones pursuant to our various licensing agreements.

To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Additionally, we are a party to certain licensing agreement for our Rabies program with Mid-Atlantic BioTherapeutics, Inc. whereby we will be required to issue (i) 6,5000,000 shares of Common Stock upon the submission of an IND application to the FDA that is accepted for our Rabies program and (ii) an additional 6,500,000 shares of Common Stock upon the successful completion of the first Rabies clinical trial conducted pursuant to such IND application. Furthermore, pursuant to a separate licensing agreement for our COVID-19 program with Mid-Atlantic BioTherapeutics, Inc. whereby we will be required to issue an additional 17,5000,000 shares of Common Stock upon the submission of an IND application to the FDA that is accepted for our COVID-19 program. If and when such shares of Common Stock are issued pursuant to the terms of each respective license and the milestones thereunder, our shareholders will experience immediate dilution upon such respective issuances.

Substantially all of our assets are secured as collateral for repayment of a secured convertible promissory note. In the event we default on the terms of such convertible promissory note, the lender will have the right to seize and sell the collate.

On March 4, 2022, we issued a secured convertible promissory note in aggregate principal of $1,142,857.14, in exchange for $1,000,000 in cash to Puritan Partners, LLC, an institutional investor. The note has a maturity date of March 2, 2023, accrues interest at 12.5% annually, with interest payments to be made monthly. As security for such indebtedness, we have pledged as collateral substantially all of our assets, including our intellectual property. Upon an occurrence of an event of default under the note, the lender may enforce certain rights against us, including taking possession of substantially all of our assets and selling them. Accordingly, any default would have a material adverse effect on our business, operating results, and financial condition. While we intend to use certain of the proceeds from the sale of the Units pursuant to this Prospectus to pay-off the note, there can be no guarantee that we will receive sufficient proceeds to do so. In the event that we are unable to refinance or repay our indebtedness as it becomes due or upon an event of default, we may become insolvent and be unable to continue operations.

You may experience substantial future dilution upon the conversion of the secured convertible promissory note and exercise of the common stock purchase warrant issued in our March 2022 secured note offering.

If an event of default occurs under the secured convertible promissory note issued in our March 2022 offering, the lender will have the right to convert the secured convertible note into shares of our Common Stock at a price per share equal to the lowest trading price of our Common stock for the twenty (20) prior trading days. In the event we default on the note, our shareholders may experience substantial dilution upon the lender electing to convert the promissory note into Common Stock at a substantial discount to the market price.

Additionally, in connection with the issuance of the secured convertible note, we issued the lender a warrant to purchase 22,857,143 shares of Common Stock at an exercise price of $0.0001 and a term of five (5) years. Accordingly, the warrant holder initially has the right to purchase approximately four percent (4%) of our issued and outstanding shares of Common Stock as of the date of this Prospectus for approximately $2,286. Additionally, the warrant contains certain provisions that provide for an increase in the shares underlying the warrant upon the occurrence of certain events. Upon an event of a default on our secured convertible promissory note, the exercise of this warrant, including any adjustment to the warrant share amount, our shareholders will experience substantial dilution.

Our financing documents related to the secured convertible promissory note offering contain covenants that could restrict our ability to implement our business plan.

Pursuant to the terms of the offering documents with the holder of our secured convertible promissory note, , we must first obtain the consent of such lender before entering into certain transactions or undertaking certain activities including, without limitation, entering into certain types of indebtedness, incurring certain types of liens on our assets, amending our articles of incorporation in a manner that adversely affects the lender’s rights, repurchasing shares of our Common Stock, repaying certain types of indebtedness, paying dividends or distributions on our securities, or entering into certain transactions with any of our affiliates. While any amount is due under the secured promissory note, we will be subject to these restrictions, unless the lender, in its sole discretion, approves such matters.

The Warrants in this offering contain price protection for subsequent financing transactions, which may result in the reduction of the exercise price of the Warrants and cause future dilution to our shareholders.

The Warrants will contain price protection provisions for subsequent equity financings at a price per share less than exercise price then in effect. As a result, in the event we sell additional securities at an effective price per share less than the exercise price, the Warrants will have their exercise prices reduced for no additional consideration. Such provisions may impair our ability to raise additional capital on terms acceptable to us or result in greater dilution to our shareholders, each of which may materially impact our shareholders’ ownership of our securities.

Risks Associated with Our Contemplated Reverse Stock Split and NYSE American Listing

A reverse stock split could cause our stock price to decline relative to its value before the split.

We plan to effect a reverse split of our outstanding Common Stock concurrently with or before this offering in order to achieve a sufficient increase in our stock price to at least $[●] per share to enable us to qualify for listing on NYSE American. There is no assurance that the reverse stock split will be successful in raising our stock price sufficiently to enable us to list on NYSE American, or that we will be accepted by the NYSE American. On October 8, 2021, the shareholders voted via written consent to authorize the Board of Directors to effect a reverse stock split at its discretion at any time before April 8, 2023 at a ratio of not less than 1-for-2 and not more than 1-for-10,000. There can be no assurances that if the reverse stock split is effected, that a reverse split will not cause an actual decline in the value of our outstanding Common Stock.

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Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock, we cannot assure you that we will be able to continue to comply with the minimum trading price requirement of NYSE American.

Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirement of NYSE American, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at a price per share sufficient to meet the continued listing standards on the NYSE American, which such price is determined at the discretion of the NYSE American, but which has historically been a trading price of below $0.20 per share price average over a thirty trading day period. Maintaining a low price per share for a substantial period, will result in a notice from the NYSE American requiring the Company to complete a reverse split or be subject to delisting if not completed in a reasonable time. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain the NYSE American’s minimum trading price requirement.

Even if the reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other continued listing standards of the NYSE American.

Even if the market price of our Common Stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards, including the corporate governance requirements that we must satisfy in order to maintain a listing of our Common Stock and/or warrants on the NYSE American. Our failure to meet these requirements may result in our Common Stock and/or warrants sold in this offering being delisted from the NYSE American, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the contemplated reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase correspondingly as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (i.e., fewer than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

In order to have our securities listed on the NYSE American, among other requirements, we will need to add independent qualified persons to our Board.

One of the requirements for a NYSE American listing is that a majority of the members of our Board be independent, or if we qualify as a Smaller Reporting Company (at least 50% of our Board), and that we have an Audit Committee that has at least three members, all of whom must be independent directors. In addition, at least one member of the Audit Committee must have experience that results in such individual’s financial sophistication, pursuant to SEC rules. Notwithstanding, the NYSE American authorizes a “phase-in” period whereby we will be required to have, (i) within 90 days of listing, a majority of “independent” members on our established Committees and (ii) within one (1) year of listing, in addition to a majority of independent Board members, all members of our Committees will be independent. While the Company is currently undertaking a search for qualified Board and Committee members, there can be no assurances that we will be able to find qualified Board members willing to serve on our Board and associated Committees. Currently, we have a three (3) member Board and no Board members qualify as independent under NYSE American rules. In the event we are unable to attract a sufficient number of independent qualified persons to serve on our Board, Audit Committee, Compensation Committee and Governance and Nominating Committee, we may be unable maintain our Common Stock or warrant listings on the NYSE American even if we are initially listed subject to the foregoing “phase-in” period. In the event that our Common Stock or warrants are not initially listed on the NYSE American, we would not proceed with the offering described in this Prospectus.

In connection with the reverse stock split, we will have additional authorized shares of Common Stock available for issuance; the issuance of such additional shares would dilute the percentage ownership of existing stockholders.

On October 8, 2021, our shareholders voted via written consent to authorize the Board of Directors to effect a reverse stock split at its discretion at any time before April 8, 2023 at a ratio of not less than 1-for-2 and not more than 1-for-10,000. In the event that the Board effects a reverse stock split as contemplated in the offering described in this Prospectus, it will not reduce the number of authorized shares of Common Stock, and accordingly, we will, in effect, have additional shares of Common Stock available for issuance. Any such issuance of shares would result in a dilution of the percentage ownership of existing stockholders.

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Risks Related to our Corporate Structure

Our management team and Board of Directors have unilateral control over key decision making as a result of their control of a majority of our voting stock.

As a result of their ownership of approximately 52.3% of the voting power of our capital stock as of March 15, 2022, I Richard Garr (our CEO and CFO), Paul Michaels (our President and Director) and Dr. Barry Ginsberg (our Chief Strategy Officer and Director), were historically able to exercise voting control of our capital stock (including capital stock owned by entities in which Controlling Shareholders control) (collectively, (the “Controlling Shareholders”). In addition to owning common stock, the Controlling Shareholders own 18,000,000 out of 30,000,000 of our issued and outstanding shares of Series C Preferred Stock, with each such share having the right to approximately 81.66 votes as of March 15, 2022. As a result, the Controlling Shareholders, as of March 15, 2022, had the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets (except where our Series B Preferred stock has certain protective provisions requiring such series to vote as a single class for approval of certain fundamental transactions). This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our Common Stock due to the limited voting power of such stock relative to the voting power of our Series C Preferred Stock held by the Controlling Shareholders, and might harm the market price of our Common Stock. In addition, the Controlling Shareholders have historically had the ability to control the management and major strategic investments of our company as a result of their positions as officers and directors and their ability to control the election or replacement of our directors. In the event of the death of the Controlling Shareholders, the shares of our capital stock that they own will be transferred to the persons or entities that they designate and whom may not be familiar with our business or personnel. As members of the Board and officers, the Controlling Shareholders owe a fiduciary duty to our stockholders and must act in good faith in a manner they reasonably believe to be in the best interests of our stockholders. As stockholders, even as controlling stockholders, the Controlling Shareholders are entitled to vote their shares, and shares over which they have voting control, in their own interests, which may not always be in the interests of our stockholders generally. Notwithstanding the foregoing, assuming the completion of the conversion of the outstanding Series C Preferred Stock and the completion of the offering pursuant to this prospectus, the Controlling Shareholders ownership percentage will be reduced under 50% of the voting power of our capital stock. Notwithstanding, the Controlling Shareholders will still hold a significant ownership interest in the Company and will be able to vote a large percentage of our capital stock, albeit less than a controlling interest.

General Risk Factors

Our future success depends on our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon our continuing ability to attract and retain highly qualified personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

There is no assurance that an active trading market for our Common Stock will be sustained; there is no market for our warrants and there is no assurance that an active trading market for our warrants will develop.

We have applied for the listing of our Common Stock and the warrants being offered pursuant to this prospectus on the NYSE American. However, no assurance can be given that such application will be approved, or, if approved, that an active market for our Common Stock will be sustained or that any active market for our warrants will develop or, if developed, will be sustained. In addition, although there have been market makers in our Common Stock, we cannot assure that these market makers will continue to make a market in our securities or that other factors outside of our control will not cause them to stop market making in our securities. Making a market in securities involves maintaining bid and ask quotations and being able to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Furthermore, the development and maintenance of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. Market makers are not required to maintain a continuous two-sided market, are required to honor firm quotations for only a limited number of securities, and are free to withdraw firm quotations at any time. Even with a market maker, factors such as our past losses from operations and the small size of our company mean that there can be no assurance of an active and liquid market for our securities developing in the foreseeable future. Even if there is a market for our securities, we cannot assure that securityholders will be able to resell their securities at any price.

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We have incurred, and will continue to incur, increased costs as a result of being an SEC reporting company.

The Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. As a reporting company, we will incur significant legal, accounting and other expenses in connection with our public disclosure and other obligations, particularly when we no longer qualify as an “emerging growth company”. Based upon SEC regulations currently in effect, we are required to establish, evaluate and report on our internal control over financial reporting. We believe that compliance with the myriad of rules and regulations applicable to reporting companies and related compliance issues will continue to require a significant amount of time and attention from our management.

If, following this offering, our Common Stock becomes classified again as a “penny stock,” the restrictions of the penny stock regulations of the Securities and Exchange Commission, or SEC, may result in less liquidity for our Common Stock.

The SEC has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If, following this offering, the market price for shares of our Common Stock falls below $5.00, and we do not satisfy any of the exceptions to the SEC’s definition of penny stock, our Common Stock will be classified as a penny stock. If such should occur, as a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our securities.

We may invest or spend the proceeds from this offering in ways with which you may not agree.

We intend to use the net proceeds of this offering for the following purposes: (i) the repayment of our outstanding secured convertible promissory note issued in March 2022, (ii) the undertaking of clinical trials with respect to, our product candidates, as well as (iii) pre-clinical research and development including manufacturing of the clinical products and (iv) general corporate and working capital purposes. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds. See “Use of Proceeds.”

We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Our amended and restated Bylaws provide that the state of Florida is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated Bylaws, provide that, unless we consent to an alternative forum, courts in the State of Florida will be the sole and exclusive forum for: (i) any derivative action or proceeding brought by or on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the FBCA or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision may limit a stockholder’s ability to choose its preferred judicial forum for disputes with us or our directors, officers, and employees, which may discourage the filing of lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provision and that investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. If a court were to find this exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business and financial condition.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and offering expenses payable by us, will be approximately $            . If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $          .

We intend to use the net proceeds of this offering (including any over-allotment) as follows:

For required interest and redemption payments of the secured promissory note we issued in March of 2022 to Puritan Partners, LLC an institutional investor. The secured convertible promissory note bears interest at a rate of 12.5% per annum and has a maturity date of March 2, 2023. We anticipate that full repayment of the secured note will be approximately $1,515,000 based on a straight-line amortization with interest and redemption payments until the maturity date. The proceeds that we received from the secured convertible promissory were used for working capital purposes.

For each of our programs described below, we anticipate such costs to be over the two (2) year period immediately following the receipt of proceeds in the offering. Notwithstanding, there can be no assurances that such estimated capital needs are accurate or that we are able to meet our budgetary estimates.

With regard to the below estimates, we intend to use the funds to further research, develop and begin manufacturing our development stage therapeutics. As described below, we will begin preparation for toxicology studies, animal studies, and other preliminary work to prepare for regulatory submissions with the goal of filing one or more INDs.

Rabies

We estimate that it will cost approximately $6.1 million to get through a combined phase 1/2 clinical trial. Of this amount, we will first need to spend approximately $2.3 million in costs related to pre-clinical trials, IND-enabling studies, manufacturing, and other costs related to submitting IND applications. Provided we are able to receive IND approval, we estimate that it will cost approximately an additional $3.8 million to conduct and complete a combined phase 1/2 clinical trial.

Glioblastoma

We estimate that it will cost approximately $4.4 million in pre-clinical, IND-enabling studies, manufacturing, and other costs related to submitting an IND application

Retinal Degeneration

We estimate that it will cost approximately $2.0 million in pre-clinical, IND-enabling studies, manufacturing, and other costs related to submitting an IND application. Provided we are able to receive IND approval, we estimate that it will cost approximately an additional $1.0 million to conduct and complete a phase 1 clinical trial of dry age-related macular degeneration (AMD) and Geographic Atrophy. Pursuant to the CRADA (see section of this Prospectus entitled “Product Development” – Degenerative Eye Diseases” for more information), our contribution to the first clinical trial will be a maximum of $115,000, with the balance to be covered by the National Eye Institute.

COVID-19

We estimate that it will cost approximately $18 million in pre-clinical, IND-enabling studies, manufacturing, and other costs related to submitting an IND application.

General and Administrative

We estimate that we will spend approximately $200,000 per month on general and administrative expenses based on the level of operations that we estimate that the Company will need to undertake our business plan. We additionally anticipate spending at least $200,000 on the filing and review of patent applications for our programs and indications.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the status of our research and development efforts. We, therefore, cannot predict the relative allocation of net proceeds that we receive in this offering and may allocate it differently than indicated above. As a result, management will have broad discretion over the use of the net proceeds from this offering.

In the event we are not able to raise sufficient capital in this offering, or if the costs associated with our development projects exceeds our estimates, we will require raising additional capital to pursue our pre-clinical and clinical development plans and to continue to fund our operations. We anticipate raising additional cash through the private and public sales of equity or debt securities, collaborative arrangements, licensing agreements or a combination thereof. Although management believes that such funding sources will be available, there can be no assurance that any such collaborative arrangement will be entered into or that financing will be available to us when needed in order to allow us to continue our operations, or if available, on terms acceptable to us. If we do not raise sufficient funds in a timely manner, we may be forced to curtail operations, delay or stop our ongoing clinical trials, cease operations altogether, or file for bankruptcy. We currently do not have commitments for future funding from any source. We cannot assure you that we will be able to secure additional capital or that the expected income will materialize. Several factors will affect our ability to raise additional funding, including, but not limited to market conditions, interest rates and, more specifically, our progress in our exploratory, preclinical and future clinical development programs.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of [●], 2021 (i) on an actual basis, and (ii) as adjusted to give effect to the offering at the assumed public offering price of $           per Unit, for total net proceeds of approximately $            (assuming no exercise of the underwriter’s over-allotment option).

This information should be read together with our consolidated financial statements and other financial information set forth in our financial statements and related notes included elsewhere in this prospectus.

At [●], 2021
	Actual	As Adjusted (Without Over-Allotment)	As Adjusted (With Over-Allotment)

Cash	$	$	$
Long-Term Liabilities	$	$	$

Stockholders’ (Deficit) Equity
Preferred stock, $[●] par value; [●] shares authorized, -0- shares issued and outstanding before the offering, and on an as adjusted basis	$	$	$
Common stock, $[●] par value; [●] shares authorized; [●] shares issued and outstanding before the offering; shares issued and outstanding on an as adjusted basis
Additional paid-in capital
Accumulated deficit
Total stockholders’ (deficit) equity
Total capitalization	$	$	$

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DILUTION

If you invest in the Units offered by this prospectus, you will suffer immediate and substantial dilution in the net tangible book value per share of Common Stock.

As of [●] 2021, we had a net tangible book deficit of $[●], or $[●] per share. The net tangible book value (deficit) per share of Common Stock is determined by subtracting total liabilities from the total book value of the tangible assets and dividing the difference by the number of shares of Common Stock deemed to be outstanding as of [●], 2021. After giving effect to the sale of           Units offered by us in this offering at an assumed offering price of $       per Unit, which is the last reported sales price of our Common Stock on the OTC Market on           , 2021 and the application of the estimated net proceeds from this offering, our as adjusted net tangible book value as of [●], 2021 would have been $           or $           per share. This represents an immediate increase in net tangible book value to existing stockholders of $           per share and an immediate dilution to new investors of $           per share. The following table illustrates this per share dilution to new investors purchasing Units in this offering.

Assumed offering price per Unit			$
Net tangible book deficit per share as of [●], 2021		$(0.001)
Increase attributable to new investors in this offering	$
As adjusted, net tangible book value per share as of [●], 2021 after the offering			$
Dilution per share to new investors			$

If the underwriter exercises in full their over-allotment option to purchase additional Units in this offering, the pro forma net tangible book value per share after the offering would be $           per share, the increase in net tangible book value per share to existing stockholders would be $           per share and the dilution to new investors purchasing Units in this offering would be $           per share.

The following table sets forth, on an unaudited as adjusted basis, as of [●], 2021, the difference between the total consideration paid and the average price per share of Common Stock paid by existing stockholders and by the new investors purchasing Units in this offering at an assumed offering price of $           per Unit, which is the last reported sales price of our Common Stock on the OTC Market on           , 2021 before deducting underwriting discounts and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price Per
	Number	Percent		Amount	Percent		Share
(in thousands)
Existing stockholders			$			$

New investors			$			$

Totals		100%			$100%	$

The above discussion and table is based on [●] shares of Common Stock outstanding as of [●], 2021, and excludes:

[Description of excluded securities]

To the extent that outstanding options and warrants are exercised, investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DETERMINATION OF OFFERING PRICE

The offering price for the Units offered by this prospectus and the exercise price for the warrants forming of a portion of the Units have been negotiated between the underwriter and us. In determining such offering price and exercise price, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to the market valuation of companies in related businesses.

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Transactions in our Common Stock are currently reported under the symbol “CUBT” on the OTC Pinksheets. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

As of March 31, 2022, there were 210 record holders of our shares of Common Stock.

DIVIDEND POLICY

Holders of our shares of Common Stock are entitled to dividends when, as and if declared by our Board of Directors out of legally available funds.

We have not declared or paid any dividends in the past to the holders of our Common Stock and do not currently anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements regarding our business development plans, pre-clinical and clinical studies, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions. These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Special Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this Prospectus. The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this Prospectus.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations or MD&A, is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition and cash flows. Our MD&A is organized as follows:

●	Executive Overview — Overview discussion of our business in order to provide context for the remainder of MD&A.

●	Critical Accounting Policies— Accounting policies that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

●	Results of Operations— Analysis of our financial results comparing the: (i) year ended December 31, 2021 to the year ended December 31, 2020.

●	Liquidity and Capital Resources—Analysis of cash flows and discussion of our financial condition and future liquidity needs.

Executive Overview

The Company is a Florida Corporation that conducts business from its headquarters in Boca Raton, Florida. The Company was formerly known as Connectyx Technologies Holdings Group, Inc., which was formed as a Nevada corporation on June 29, 1995, reincorporated in Florida on October 30, 2007, with a name change in November 2020 under completely new management with a completely different business plan and mission. The Company is a development stage biomedical company that seeks to develop, in-license, sub-license and bring to market products in both the Pharmaceutical and Medical Device space. The Company focuses, but not exclusively on products that are targeted at FDA-defined “Orphan Diseases” which are diseases with patient populations under 200,000 in the United States. The Company leverages management’s experience and business relationships in the Life Science community to acquire therapeutic candidates that fit within the company’s business model; finding programs that can be acquired at appropriate valuations; programs that have some accelerated path to commercialization; and programs where material inflexion points can be created within a two-year window. It is our plan after reaching these inflection points to then partner the assets with companies that have the appetite and resources for commercial launch. The company has established a clinical and scientific advisory board with a successful track record of bringing pharmaceuticals to market across multiple disease areas. The Company is virtually distributed with a small group of executives managing a worldwide consortium of outsourced vendors in order to mitigate the costs and risks of internal infrastructure.

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Components of Results

Revenue

We have generated no revenues from the sale, licensing or other development of our proposed product candidates presented.

On a long-term basis, we anticipate that our revenue will be derived primarily from licensing fees and/or outright sales of our therapeutic program assets. Because we are at such an early stage in the development process, we are not yet able to accurately predict when we will have a product ready for commercialization, if ever, and whether any product can generate sufficient revenue, if at all.

Research and Development Expenses

We are just beginning our research and development efforts. Our research and development expenses are expected to consist primarily of manufacturing and pre-clinical studies, clinical trial expenses, including payments to clinical trial sites that perform our clinical trials and clinical research organizations (CROs) that help us manage our clinical trials.

General and Administrative Including Salaries and Professional Fees Expenses

General and administrative, salaries and professional fees expenses are primarily composed of salaries, benefits and other costs associated with our operations including, finance, human resources, information technology, public relations and costs associated with maintaining a public company including listing, legal, audit and compliance fees, facilities and other external general and administrative services. Additionally, expenses include non-cash share-based compensation expenses resulting from granting of equity awards to both employees and consultants in return for services.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Note 2 of the Notes to the Financial Statements included elsewhere herein describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies and estimates have a higher degree of inherent uncertainty and required our most significant judgments.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with U.S. GAAP, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Intangible Assets - The useful life of intangible assets is assessed as either finite or indefinite. Following the initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any. Intangible assets with finite useful lives are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated useful lives. Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. If impairment indicators are present, these assets are subject to an impairment review. Any loss resulting from impairment of intangible assets is expensed in the period the impairment is identified.

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Share-Based Compensation - Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of period the employee or director is required to perform the services in exchange for the award or the vesting period. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to non-employees, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Our determination of the fair value of stock options with time-based vesting on the date of grant utilizes the Black-Scholes option pricing model, and is impacted by our common stock price as well as other variables including, but not limited to, expected term that options will remain outstanding, expected common stock price volatility over the term of the option awards, risk-free interest rates and expected dividends. Estimating the fair value of equity-settled awards as of the grant date using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of complex variables. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop.

Results of Operations

Comparison of Our Results of Operations for the Years Ended December 31, 2021 and 2020

Revenue

We have not recognized revenue in any of the periods presented.

Operating expenses for 2021 and 2020 were as follows:

	Year Ended December 31,		Increase (Decrease)
	2021	2020	$	%

General and administrative (G&A) expenses, salaries and share based compensation and professional fees separately stated below	$79,523	$26,689	$52,834	198.0%
Salaries and share based compensation – G&A	3,214,987	4,446,043	(1,231,056)	(27.7)%
Professional fees and share based compensation - G&A	916,845	125,570	791,275	630.2%
Research and development	779,275	-	779,275	NM
Impairment of long-lived assets	16,958	32,136	(15,178)	(47.2)%
Depreciation and amortization	6,744	5,301	1,443	27.2%
Total operating expenses	$5,014,332	$4,635,739	$378,593	8.2%

NM - not meaningful

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General and Administrative Expenses

General and administrative fees for the year ended December 31, 2021 primarily consists of share-based compensation, salaries, legal fees and other consulting fees. The increase over the comparable period of 2020 is the result of us continuing to increase our operations as we shift our focus to the development of our product candidates. We expect these expenses to continue to increase as we increase our development and operating activities and the support for those activities also increases. We also expect increased expenses related to becoming an exchange-listed company.

Salaries and share-based compensation reflect our expansion of our executive management team in the fourth quarter of 2020 as we undertake our development and operating activities. Salaries and share-based compensation primarily include approximately $2,198,106 and $4,222,043 of non-cash, share-based compensation for the years ended December 31, 2021 and 2020, respectively. We expect the addition of a limited number of additional employees to support the growing complexity of running three or possibly four clinical programs simultaneously, although we anticipate continuing to manage the programs through our network of outsourced vendors.

Professional fees and share based compensation for the year ended December 31, 2021 and 2020, primarily consist of $691,461 and $88,335, respectively, of non-cash share-based compensation provided to services related to the building the business as we shift our focus to the development of our product candidates. We expect this number to increase in the event we become an exchange-listed company. We would also expect patent legal costs to increase, as we add value to our therapeutic programs through intellectual property and as we continue to prosecute the existing patent applications that we have in-licensed.

We also intend to bring in highly experienced and qualified advisors to help our Clinical and Scientific Advisory Board oversee the development of our therapeutic programs.

Research and development

We had no research and development activities in 2020 as we were focused on acquiring licenses and setting up our business and corporate structure. During 2021, many of our product candidates were in early-stage research or translational phases of development. As a result, we began using outside consultants for research and development activities in 2021. We expect research and development costs to increase significantly going forward as we continue our development efforts primarily through outsourced vendors.

Impairment of long-lived assets

In the years ended December 31, 2021 and 2020, we recognized impairment charges of $16,958 and $32,136, respectively, attributable to the write-off of certain assets that we deemed not recoverable.

Other expense

Other expense of approximately $326,022 and $34,516 for the years ended December 31, 2021 and 2020, respectively, consisted of $176,672 and $34,500 of interest expense, including the amortization of debt discount and $149,350 of loss on debt extinguishment for the year ended December 31, 2021.

Liquidity and Capital Resources

Since our inception, we have financed our operations through the sales of our equity securities, issuance of debt and the exercise of stock purchase warrants.

We had cash and cash equivalents of approximately $670,000 at December 31, 2021. In the fourth quarter of 2020 and the first quarter of 2021, we raised approximately $385,000 and $180,000, respectively of net proceeds from the issuance of notes payable and warrants. In 2021, we received proceeds of approximately $525,000 from the exercise of outstanding stock purchase warrants and we received approximately $1,573,000 through the sale of our common stock and stock purchase warrants.

Based on our expected operating cash requirements we anticipate our current cash on hand will not be sufficient to fund our operations for at least 12 months after this filing. Assuming the successful completion of the offering of $[●] million as contemplated in this Prospectus, we expect to be able to fund our operations for [●] months. Consequently, we will require additional capital to fund our operations. Despite our ability to secure capital in the past, there can be no assurance that additional equity or debt financing will be available to us when needed or that we may be able to secure funding from any other sources. Consequently, as explained in Note 3 to our condensed, consolidated financial statements, management has determined that there is substantial doubt about our ability to continue as a going concern.

We will require additional capital to pursue our product development plans. To continue to fund our operations and the development of our product candidates we anticipate raising additional cash through the private and public sales of equity or debt securities, collaborative arrangements and licensing agreements. Although management believes that such funding sources will be available, there can be no assurance that any such financing will be available to us when needed in order to allow us to continue our operations, or if available, on terms acceptable to us. If we do not raise sufficient funds in a timely manner, we may be forced to curtail operations, delay or stop our ongoing development, cease operations altogether, or file for bankruptcy. We cannot assure you that we will be able to secure additional capital or that any license revenue will materialize. Several factors will affect our ability to raise additional funding, including, but not limited to market conditions, interest rates and, more specifically, our progress in our exploratory, preclinical and future clinical development programs.

Cash Flows – Years Ended December 31, 2021 compared to 2020

	Years Ended December 31,		Increase (Decrease)
	2021	2020	$	%

Net cash used in operating activities	$(1,604,035)	$(190,093)	$(1,413,132	743.8%
Net cash used in investing activities	$(21,334)	$(34,300)	$12,966)	37.8%
Net cash provided by financing activities	$2,135,025	$385,000	$1,750,025	454.6%

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Net Cash Used in Operating Activities

Cash used in operating activities for the year ended December 31, 2021, reflects our $5,340,354 net loss for the year adjusted for certain non-cash items including: (i) $2,889,567 of share-based compensation, (ii) $124,674 of non-cash interest expense, (iii) $549,026 of net changes in our operating assets and liabilities, (iv) $16,958 of impairment losses and (v) $149,350 loss on debt extinguishment.

Cash used in operating activities for the year ended December 31, 2020, reflects our $4,670,255 net loss for the year adjusted for certain non-cash items including: (i) $4,302,978 of share-based compensation, (ii) $30,616 of non-cash interest expense, and (iii) $106,751 of net changes in our operating assets and liabilities.

Net Cash Used in Investing Activities

Cash used in investing activities during the year ended December 31, 2021 consisted of our acquisition of fixed and intangible assets. We used $34,300 to acquire intangible assets during the year ended December 31, 2020.

Net Cash Provided by Financing Activities

For the year ended December 31, 2021, net cash provided by financing activities of approximately $2,135,000 consisted of (i) $1,573,000 of proceeds from the sale of our common stock and warrants, (ii) $525,000 of proceeds from the exercise of common stock purchase warrants, (iii) $110,000 of proceeds from debt issuances and (iv) $70,000 received for the issuance of notes payable, partially offset by $50,000 of repayments of outstanding debt and $93,000 payments of deferred offering costs.

For the year ended December 31, 2020, cash from financing activities of $385,000 consisted of (i) approximately $48,000 of proceeds from related party advances, (ii) $20,000 received from issuance of related party notes, (iii) $365,000 proceeds of third party notes, partially offset by repayment of approximately $48,000 of related party advances.

Future Liquidity and Needs

We have incurred significant operating losses and negative cash flows since inception. We have not been able to generate significant revenues nor achieved profitability and may not be able to do so in the future. We do not expect to be profitable in the next several years, but rather expect to incur additional operating losses. We have limited liquidity and capital resources and must obtain significant additional capital resources in order to sustain our product development efforts, for acquisition of technologies and intellectual property rights, for preclinical and clinical testing of our anticipated products, pursuit of regulatory approvals, acquisition of capital equipment, laboratory and office facilities, establishment of production capabilities, for general and administrative expenses and other working capital requirements. We have relied on cash balances and the proceeds from the offering of our securities, and exercise of outstanding warrants to fund our operations.

We intend to pursue opportunities to obtain additional funds through the future through the sale of our securities.

As explained in the notes to our financial statements, there continues to be substantial doubt as to our ability to continue as a going concern. The source, timing and availability of any future financing will depend principally upon market conditions, interest rates and, more specifically, current and future progress in our exploratory, preclinical and clinical development programs. Funding may not be available when needed, at all, or on terms acceptable to us. Lack of necessary funds may require us, among other things, to delay, scale back or eliminate some or all of our research and product development programs, planned clinical trials, and/or our capital expenditures or to license our potential products or technologies to third parties.

JOBS Act

Please see the section of this prospectus entitled “Prospectus Summary — Implications of Being an Emerging Growth Company.”

OUR BUSINESS

Overview

We are a development stage biomedical company seeking to develop, in-license, sub-license and commercialize products in both the pharmaceutical and medical device areas. We have in-licensed four technologies which form the core of our current development efforts.

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Product Development.

All of our assets have been acquired from licenses as described below. As of the date of this prospectus, we plan to undertake further research efforts on our preclinical assets. In the event that we are able to generate sufficient data from our preclinical studies, we will attempt to file IND applications as we determine. There is no guarantee that we’ll be able to manufacture compliant with current good manufacturing practices (cGMP), and even if we are able to comply, there can be no assurances that we’ll be able to manufacture significant enough quantities to ever conduct a clinical trial. As of the date of this Prospectus, we have not submitted any INDs with the FDA for any of our product candidates.

Our development pipeline focuses on three (3) therapeutic areas: infectious diseases, oncology, and degenerative eye disease. Under these therapeutic areas, we are focusing on four (4) programs: (i) Rabies, (ii) COVID 19 Vaccines in Kidney Failure Patients, (iii) Glioblastoma, and (iv) Degenerative Eye Diseases. Even if we are able to raise the net proceeds described above, management has determined that it will still need to make a determination on what indications within those four (4) programs to pursue as we will not have sufficient capital to pursue all of the below indications.

Therapeutic Area	Candidate	Indication	Research and Pre-Clinical	Phase 1	Phase 2	Phase 3
Infectious Diseases	IMT505	Rabies	(1)

Infectious Diseases	COVID Vaccine with IMT504 Adjuvant	COVID 19 in Kidney Failure Patients	(2)

Oncology	CUBT906- CD56 Monoclonal Antibody ADC	Glioblastoma	(2)

Degenerative Eye Disease	Metformin Reformulation	Age-Related Macular Degeneration	(1)

(1)	Each of these therapeutics have undergone certain toxicology and pharmacokinetics animal studies. Please see further description in “Product Development” below for a further description of the development of each indicated therapeutic.
(2)	Each of these therapeutics have not undergone pre-clinical development. Please see further description in “Product Development” below for a further description of the development of each indicated therapeutic.

We anticipate focusing on the following indications under our three (3) therapeutic areas:

Infectious Diseases

Rabies

In October 2020, we entered into an exclusive licensing and co-development agreement to develop a novel immunotherapy, IMT504, to treat late-stage rabies from Mid-Atlantic BioTherapeutics, Inc. If successful IMT504 will be the first drug ever approved to treat rabies in humans once the disease has passed the window in time where vaccination can prevent the onset of the disease and the disease has moved into the brain. We plan on conducting further research and preclinical studies on IMT504 to determine if we will be able to file IND applications with the FDA.

Our Rabies treatment is a patented immunostimulatory agent to be administered after the window of time where current Rabies vaccines can be effective, licensed on an exclusive basis from Mid Atlantic Biotherapeutics, a private biotechnology company. As a result of the relatively low rates of Rabies in the United States and large number of affected people outside the United States, our path of development for this treatment will likely be conducted outside of the U.S. which may raise additional challenges, and particularly so in the age of COVID-19.

As of the date of this Prospectus, we have completed IND-enabling toxicology and pharmacokinetics in two species (monkeys and rates) using clinical grade drug. We now need to complete a manufacturing plan as part of our IND application process. Thereafter, we will need to manufacture clinical grade drug in large enough quantities to conduct and complete our proposed clinical trial.

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COVID-19 in Kidney Failure Patients

In October of 2021 we entered into a licensing agreement with Mid-Atlantic BioTherapeutics, Inc. to license Mid-Atlantic’s COVID-19 vaccine which is composed of a recombinant S1 and S2 protein from SARS-CoV-2 plus an IMT504 adjuvant.

This is a novel COVID-19 vaccine using IMT504 as an adjuvant; initially as a vaccine to protect kidney failure patients. Kidney failure patients, whether recipients of transplants or on dialysis, are an extremely vulnerable population when it comes to infectious disease in general, and specifically with respect to the COVID variations that have spread throughout the world. They appear to have received significantly less protection against COVID infections than the rest of the vaccinated population at large. We believe that our novel vaccine and adjuvant could provide additional protection for this vulnerable population. This asset is patent pending.

As of the date of this Prospectus, we have not yet commenced pre-clinical development and we will need to complete animal studies with toxicology pharmacokinetics and receive approval of our manufacturing plan as part of our IND application process.

Oncology

Glioblastoma

In October of 2020 we entered into a worldwide exclusive agreement with the National Cancer Institute (NCI) a part of the National Institutes of Health (NIH) to license and develop a novel Monoclonal Antibody Drug Conjugate to treat Glioblastoma. There are currently no effective long-term treatments for glioblastoma.

Our Glioblastoma treatment is a Monoclonal Antibody Drug Conjugate (MADC) utilizing a patented CD56 monoclonal antibody conjugated with a cancer killing drug to treat newly diagnosed solid brain tumors. Glioblastoma patients have poor outcomes as a group with life expectancy under 5 years and often considerably shorter periods of time. We will attempt to deliver our MADC focally, that is directly to the tumor via a surgical route of administration to try to avoid the systemic toxicity associated with cancer drugs which are potent enough to kill the tumor(s). We are currently in the process of testing and expanding the cell lines sent to us by NCI as part of the license agreement and have identified facilities in the U.S., Ireland, and the Netherlands, potentially for both the non-clinical and clinical grade manufacturing of the drug if and when we determine that we are ready to begin manufacturing.

As of the date of this Prospectus, we have not yet commenced pre-clinical development and we will need to complete animal studies with toxicology pharmacokinetics and receive approval of our manufacturing plan as part of our IND application process.

Degenerative Eye Diseases

In February of 2021 we entered into a worldwide exclusive agreement with the National Eye Institute (NEI), a part of the National Institute of Health (NIH), for inventions including the repurposing of Metformin to treat retinal degenerative diseases. The Company plans on repurposing Metformin as a topical eye application (daily eye drop) and focusing on its development. We are targeting several different degenerative eye diseases, none of which have an approved drug which is considered to provide significant benefits to patients. The largest disease markets in this space are wet and dry AMD (age related macular degeneration), which dry AMD is currently our primary focus. Further indications described below may be explored after further preclinical research and development. On March 15, 2022, we entered into a cooperative research and development agreement (“CRADA”) with the NEI as the next step in commercializing our Metformin license. The NEI will conduct clinical studies under their protocols, and we will provide the proprietary drug for the clinical studies. We will provide funding not to exceed $115,000 for the clinical trials, with the balance paid by the NEI.

While our current focus is on Intermediate Dry Macular Degeneration and Geographic Atrophy, the Company does have the right under the license to pursue other indications with Metformin but has no plans to undertake any development related to such indications at this time.

As of the date of this Prospectus, we have completed preliminary toxicology, pharmacokinetics and tolerance studies in one species (rabbit) with a non-clinical grade drug. We will need to replicate these studies under Good Laboratory Practice conditions in rabbits and potentially dogs and we will need to complete a manufacturing plan as part of our IND application process. Thereafter, we will need to manufacture clinical grade drug in large enough quantities to conduct and complete the proposed clinical trial.

Intermediate Dry Macular Degeneration and Geographic Atrophy

We are primarily focusing on developing a treatment for Intermediate Dry Macular Degeneration and Geographic Atrophy (late-stage Dry AMD) from our license of a pending patent with NEI at the NIH. There are currently no FDA approved drug treatments for either. The main thrust of the invention(s) covered by our license is the use of reformulated Metformin, one of the worlds most prescribed drugs to treat diabetes, into an eye drop to treat degenerative eye diseases. We have assembled a quality and regulatory and manufacturing team, and have completed preliminary nonclinical grade animal toxicology and pharmacokinetics (PK) and have contracted for IND enabling toxicology and PK testing.

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Mechanisms of Action

Metformin (Degenerative Eye Disease) – Research from the National Eye Institute has shown that metformin can activate AMP activated protein kinase (AMPK) activity, reduce extreme vascular endothelial growth factor (VEGF) secretion, and correct baseline calcium levels in patient derived retinal pigment epithelium (RPE) cells. The new treatment indications will require reformulating the drug into an eye drop, injectable or other topical delivery method to be able to deliver sufficient drug to the RPE layer to have a therapeutic effect.

CUBT906 – CD56 Monoclonal Antibody ADC (Glioblastoma) - CUBT906 is a fully humanized CD56 monoclonal antibody carrying a PBD (Pyrrolobenzodiazepine dimer) directly to the tumor site to kill the tumor by inhibiting tumor growth and migration of the tumor.

IMT504 (Rabies / COVID-19) - IMT504 is a synthetic immunotherapy that stimulates different kinds of cells of the immune system in humans and has been studied as a vaccine adjuvant, as well as in cancer and infectious disease immunotherapies.

Licenses

Mid-Atlantic BioTherapeutics, Inc. Immunotherapy for Symptomatic Rabies

Effective September 30, 2021, we received an exclusive license to a pharmaceutical compound IMT504 for the development of an immunotherapy for symptomatic rabies. Pursuant to an amendment to the license entered into on October 13, 2021, the licensor will have a right to terminate the agreement and accompanying license if we do not raise a minimum of $6.5 million of net proceeds within 180 days of the SEC declaring our initial Form S-1 Registration Statement effective. The licensor will also have the right to terminate the agreement and accompanying license if we fail to raise $1,000,000 by March 31, 2022, unless an extension is mutually agreed to. The agreement and accompanying license are additionally subject to termination in the event of a material breach of either party on 60 days’ notice with a right to cure. In exchange for the license, we (i) issued the licensor 7,000,000 shares of Common Stock on the effective date, (ii) will be required to issue an additional 6,5000,000 shares of Common Stock upon the submission of an IND application to the FDA that is accepted, (iii) will issue an additional 6,500,000 shares of Common Stock upon the successful completion of the first rabies clinical trial conducted pursuant to such IND application and (iv) will pay half of all Net Profits (as described in the license) from the licensed products to licensor. In the event we are required to issue the additional shares pursuant to the license, our shareholders may experience substantial dilution.

NIH License L-009-2021-0 “Antibody-Drug Conjugates for targeting glioblastoma CD56 Positive”

Effective October 15, 2020, we licensed US Provisional Patent Application No. 62/199,707, PCT Application No. PCT/US2016/044777, and US. Patent No. 10,548,987 from the National Cancer Institute, whereby we received an exclusive evaluation license, for evaluation purposes only and to make and use, but not sell materials or licensed products, for a term of two (2) years. We have a right to exercise an exclusive option, upon submitting a written notice to the National Cancer Institute one month prior to the termination date, which will include an application and commercial development plan and will initiate a three (3) month negotiation period to receive an exclusive commercial license. In exchange for the license, we (i) paid a $5,000 up front license fee, and (ii) will be required to pay a $5,000 payment on the one year anniversary of effective date, which has been paid. The agreement expires 24 months from the effective date. Within 60 days of the termination or expiration of the agreement, unless a licensor exclusive or non-exclusive commercial patent license has been executed for the licensed patents in the licensed field of use, we will be required to return all materials and licensed products under the agreement to the licensor or certify their destruction. Further, the licensor has the right to terminate the agreement and accompanying license at its sole option if they determine that we (i) fail to adhere to a required commercial evaluation plan contained in Appendix E of the agreement (as described below), (ii) have not performed reasonable commercial efforts through certain benchmarks set forth in Appendix D of the agreement (as described below), (iii) have willfully made a false statement or willfully omitted a material fact in the license application or any report, (iv) have committed a material breach of a covenant or agreement contained in the agreement, or (v) cannot reasonably satisfy unmet health and safety needs. In the event we are in default in the performance of any material obligation under the license, including, but not limited to, the adherence to the commercial evaluation plan in Appendix X and/or the performance of the benchmarks set forth in Appendix D, we will provide licensor with written notice within 30 days of such default. Upon written approval that shall not be unreasonably withheld by licensor, we may be permitted to remedy such default within 60 days after the date of such written notice. Notwithstanding, licensor will have the right to terminate if such default is not remedied within 90 days after the date of such default.

We will be required to provide annual updates regarding our progress under the license, including, without limitation, the benchmarks and commercial development plan.

Benchmarks required to be met in the license agreement

Under our license with the National Cancer Institute, we agreed to meet certain benchmarks, which are contained in Appendix D to the license as follows:

1.	Initiate preclinical IND-enabling studies within 6 months of the Effective Date of the license agreement.

2.	Select at least one lead ADC candidate within eighteen (18) months of the Effective Date of the license agreement.

3.	Raise at least a total of $500,000 within twenty-two (22) months of the Effective Date of the license agreement.

4.	IND submission within twenty-four (24) months of the Effective Date of the license agreement.

Commercial Development Plan required to be met in the license agreement

Under our license with the National Cancer Institute, we agreed to a Commercial Development Plan with the licensor, which is contained in Appendix E to the license. A summary of the Commercial Development Plan is as follows:

1.	Evaluate m900 and m906 to further character the ADCs and determine their stability, solubility, etc.

2.	Select one of the two antibodies for further development and select one or two leads for IND consideration by the expiration of the license agreement.

The Commercial evaluation plan is also a generalized good faith estimate not a group of specific milestones. The commitment here is to demonstrate the steps required to choose between the two monoclonals covered by the patent. We have already done that. The inventor on the patent, dr. Dimiter Dimitrov has joined our SAB and had done a good bit of the characterization work while in his lab at NCI allowing us to move directly to begin the manufacture and conjugation of the drug and the anti-body; and plan the preclinical animal studies which are expected to be conducted by Nick Boulis at Emory in Q2 2022.

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NIH License L-088-20210 – “Druggable target to treat retinal degeneration”

Effective February 2, 2021, we licensed US Provisional Patent Application No. 62/899,899 and PCT Application No. PCT/US2020/050540 from the National Eye Institute (U.S. Department of Health and Human Services) whereby we received an exclusive license worldwide for therapeutics to treat retinal degenerative diseases, including the right to sublicense, pursuant to certain restrictions for a term of three (3) years, subject to an extension for the life of the licensed patents as described below. In the event we are in default in the performance of any material obligations under the agreement and if the default is not remedied within 90 days after notice, licensor may terminate this agreement and the accompanying license. Additionally, licensor may terminate or modify the agreement if it determines that we (i) are not executing the commercial development plan contained in the agreement as Appendix E (as described below), (ii) have not achieved certain benchmarks set forth in Appendix D of the agreement (as described below), (iii) have willfully made a false statement or willful omission of a material fact in the license application or in any report required under the agreement, (iv) have committed a material breach of a covenant or agreement contained in the agreement, (v) is not keeping the licensed products and processes reasonably available to the public after commercial use commences, (vi) cannot reasonably satisfy unmet health and safety needs, (vii) cannot reasonably justify a failure to comply with the domestic production requires contained in the agreement, or (viii) have been found by a court to have violated federal antitrust laws in connection with the agreement. Further, we will have the unilateral right to terminate the agreement or any licenses in any country or territory on 60 days’ notice. We will be required to provide annual updates with our progress under the license, including, without limitation, the benchmarks and commercial development plan. The licensed products relate to any direct ocular administered formulations of metformin – including injections to the eye, eye drops and other topical formulations related to the licensed patents. In exchange for the license, we (i) paid $5,000 upon execution and an additional past prosecution royalty payment of $8,500, (ii) are required to pay an annual royalty of $5,000 per year, (iii) are required to pay 3.5% of Net Sales related to the licensed assets, and (iv) may choose to extend the term for the life of the patents (which life of such patents, which we will be able to ascertain if and when the patent is granted) underlying the licensed assets upon (i) payment of $45,000 and (ii) written evidence of commercially reasonable progress toward licensee (Company) sponsored clinical studies of a Licensed Product (as defined in the license) and adherence with the Commercial Development Plan (as defined in the license). Additionally, we are required to pay certain milestone royalties as follows: (i) $75,000 upon first Phase 2 Clinical Study for a licensed product in the licensed field of use. (Retinal degenerative diseases in humans), (ii) $300,000 upon first completion of a Phase 3 Clinical Study for a licensed product in licensed field of use, (iii) $600,000 upon FDA approval of the first licensed product in the licensed field of use, (iv) $100,000 for each first commercial sale in each of the following countries: USA, Canada, European Union (including U.K., and Asia (including Japan, China, Korea and Australia).

Benchmarks required to be met in the license agreement

Under our license with the National Eye Institute, we agreed to meet certain benchmarks, which are contained in Appendix D to the license. Notwithstanding, in the event that we deviate from the benchmarks, we will need to provide the licensor with suitable reasoning. Further, we may amend the benchmarks from time to time upon approval from the licensor, which will not be unreasonably withheld by the licensor. Additionally, the licensor may not unreasonably withhold approval of any request by us to extend the time periods of the benchmarks if the request is supported by a reasonable showing of our diligence in our performance under the commercial Development Plan as described below. The initial benchmarks are as follows (with defined terms having their meaning as set forth in the license):

1.	On or before five (5) months from the Effective Date (February 2, 2021), initiate any pre-clinical study activities, as needed, under target points 2.1 and 3.1 in the Commercial Development Plan (described below). This has been completed by the Company.

2.	On or before twenty-four (24) months from the Effective Date, complete a Phase 1 Clinical Study for initiate a Phase 2 Clinical Study for treatment of a first indicated disease within the Field of Use using a Licensed Product.

3.	On or before thirty-six (36) months from the Effective Date, complete a Phase 2 Clinical Study or initiate a Phase 3 Clinical Study for the treatment of a first indicated disease within the Field of Use using a Licensed Product.

4.	On or before forty-eight (48) months from the Effective Date, complete a First Commercial Sale of a Licensed Product to treat a first indicated disease within a Field of Use.

5.	On or before sixty (60) months from the Effective Date, initiate clinical studies for treatment of an at least second indicated disease within the Field of Use using a Licensed Product.

6.	On or before one hundred and twenty (120) months, complete a First commercial Sale of a Licensed Product to treat at least a second indicated disease with the Field of Use.

Commercial Development Plan required to be met in the license agreement

Under our license with the National Eye Institute, we agreed to a Commercial Development Plan with the licensor, which are contained in Appendix E to the license. Notwithstanding, we may propose amendments to the Commercial Development Plan, which cannot be unreasonably denied by the licensor. A summary of the initial Commercial Development Plan is as follows:

1.	Gap analysis will be performed on the information provided by the National Eye Institute too assess development requirements for pre-IND and IND preparation.

2.	We are required to utilize certain consultants with sufficient training to perform certain chemistry, manufacturing and control processes.

3.	Create and analyze a clinical development strategy.

4.	Target point 2.1 of the Commercial Development Plan sets forth certain process development, analytics and formulation for first in human GMP manufacturing.

5.	Target points 3.1 and 3.2 of the Commercial Development Plan set forth certain manufacturing, IND and clinical initiation plans.

6.	Target point 4.1 sets forth future manufacturing and development plans, including Phase 1.

7.	Target point 4.2 through 7.1 sets forth future manufacturing and development plans, including potential Phase 2, Phase 3, and NDA (New Drug Application) submissions

Cooperative Research and Development Agreement for Intramural-PHS Clinical Research

Under the CRADA, the NEI will assist in the evaluation and of the Company’s proprietary ocular metformin in clinical studies for the treatment of AMD. The purpose of the CRADA is to assist in commercializing our Metformin license. Pursuant to the terms of the CRADA, we are responsible for manufacturing drug and delivering it in an acceptable form to the clinician. NEI is responsible for conducting the trial and collecting the data. The NEI will conduct clinical studies under their protocols, and we will provide the proprietary drug for the clinical studies. We will provide funding not to exceed $115,000 for the clinical trials, with the balance paid by the NEI.

The CRADA expires on March 15, 2025.

Under the terms of the CRADA, either party has the right to unilaterally terminate the CRADA at any time by providing at least sixty (60) days written notice. In the event that we terminate the CRADA, the NEI, at its option, may retain funds transferred to it before such termination. Additionally, in the event that we terminate the CRADA before the completion of all approved or active protocols, we will supply enough drug to complete the protocols, unless such termination was due to safety concerns.

IEM, Inc. License US Patent # 8,287,505 - “Ophthalmic Drop Dispensing Tip Assembly”

Effective September 30, 2020, we received an option to pay $50,000 for an exclusive royalty-free license to US Patent #8,287,505 relating to an ophthalmic drop dispending tip assembly. Pursuant to the license, we were able to exercise the option right at any time upon written notice one month prior to September 30, 2021. We provided such notice prior to such date to extend the option period for an additional six (6) months or until March 31, 2022. Upon such extension we were required to pay $1,000 fee to licensor. We additionally agreed to pay $1,800 of maintenance fees to the USPTO for the license as well as any future payments for maintenance and defense rights of the patents. In the event we materially breach our obligations under the agreement and fail to cure within 30 days’ written notice, the party providing us the option will have the right to terminate the agreement.

Mid-Atlantic BioTherapeutics, Inc. COVID-19 vaccine License

Effective October 1, 2021, we received an exclusive license to a pharmaceutical compound IMT504 for the development of a COVID-19 vaccine composed of recombinant S1 and S2 proteins from SARS-CoV—2 plus IMT504 adjuvant. The licensor will have a right to terminate the agreement and accompanying license if we have not raised $10,000,000 within 90 days of the SEC declaring our initial Form S-1 Registration Statement effective to fund the development of projects related to the license (which will be overseen by a joint steering committee including licensor and our personnel). Additionally, pursuant to an amendment to the license agreement entered into on December 31, 2021, the licensor will have the right to terminate the agreement if we do not provide at least $10,000,000 for the initial funding of projects under the license in a reasonable time frame to accomplish the initiation of the projects in a timely fashion. The agreement and accompanying license are additionally subject to termination in the event of a material breach of either party on 60 days’ notice with a right to cure. In exchange for the license, we (i) issued the licensor 12,500,000 shares of Common Stock on the effective date, (ii) will be required to issue an additional 17,5000,000 shares of Common Stock upon the submission of an IND application to the FDA that is accepted, and (iii) will pay half of all Net Profits (as described in the license) from the licensed products to licensor. In the event we are required to issue the additional shares pursuant to the license, our shareholders may experience substantial dilution.

Market

Infectious Diseases

Rabies

Rabies is a viral disease that causes inflammation of the brain in humans and other mammals. Early symptoms can include fever and tingling at the site of exposure. These symptoms are followed by one or more of the following symptoms: nausea, vomiting, violent movements, uncontrolled excitement, fear of water, an inability to move parts of the body, confusion, and loss of consciousness. Once symptoms appear, the result is virtually always death.

It is extremely rare in the U.S. when patients do not get vaccinated in time. However unfortunately this is not the case outside of the U.S. particularly in large population areas of the near and far east and northern Africa, which are poorly served by modern “western” medicine.

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According to the CDC, from 1960 to 2018, 127 human rabies cases were reported in the United States, with roughly a quarter resulting from dog bites received during international travel. Of the infections acquired in the United States, 70% were attributed to bat exposures.

According to the WHO, every year, more than 29 million people worldwide receive a post-bite vaccination. This is estimated to prevent hundreds of thousands of rabies deaths annually. Globally, the economic burden of dog-mediated rabies is estimated at USD 8.6 billion per year.

The WHO reports that rabies is present on all continents, except Antarctica, with over 95% of human deaths occurring in the Asia and Africa regions. Rabies is one of the Neglected Tropical Diseases (NTD) that predominantly affects poor and vulnerable populations who live in remote rural locations. Approximately 80% of human cases occur in rural areas. Although effective human vaccines and immunoglobulins exist for rabies, they are not readily available or accessible to those in need. According to the WHO, globally, rabies deaths are rarely reported and children between the ages of 5–14 years are frequent victims.

Notwithstanding, the rabies market worldwide contains no drug / vaccine which can be administered after the standard window for treatment of (sometimes days, usually weeks, and occasionally a few months) and the disease has moved into the brain. There are no approved drugs anywhere in the world that can treat patients after this window has closed.

COVID-19

COVID-19 is a contagious disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2). The first known case was identified in Wuhan, China, in December 2019. The disease has since spread worldwide, leading to an ongoing pandemic.

COVID-19 has been declared a pandemic by the World Health Organization (WHO). As of October 26, 2021, more than 245 million people have been infected and COVID-19 has caused more than 4.9 million deaths.

Many biopharmaceutical companies and academic centers have been in a race to develop a prophylactic vaccine by using several platforms including mRNA, adenoviral vectors and recombinant proteins. As of October 1, 2021, four vaccines have been approved by US or European regulatory authorities.

According to Kidney.org, there are an estimated 37 million people in the U.S. with some type of kidney disease. Further, according to niddk.nih.gov, approximately 800,000 people in the U.S. are living with end stage kidney disease with 71% on dialysis and 29% with a kidney transplant.

Oncology

Glioblastoma

Glioblastoma is the most aggressive type of cancer that begins within the brain. Initially, signs and symptoms of glioblastoma are nonspecific. They may include headaches, personality changes, nausea, and symptoms similar to those of a stroke. Symptoms often worsen rapidly and may progress to unconsciousness.

The cause of most cases of glioblastoma is not known. Uncommon risk factors include genetic disorders, such as neurofibromatosis and Li-Fraumeni syndrome, and previous radiation therapy. Glioblastomas represent 15% of all brain tumors. They can either start from normal brain cells or develop from an existing low-grade astrocytoma. The diagnosis typically is made by a combination of a CT scan, MRI scan, and tissue biopsy.

Despite maximum treatment, the cancer always recurs. The typical duration of survival following diagnosis is 12–15 months, with fewer than 3–7% of people surviving longer than five years. Without treatment, survival is typically three months. It is the most common cancer that begins within the brain and the second-most common brain tumor, after meningioma. About 3 in 100,000 people in the U.S. develop the disease per year. The average age at diagnosis is 64, and the disease occurs more commonly in males than females.

Globally, over 241,000 people die each year as a result of brain or nervous system cancer, with Glioblastoma being the most common form of the disease and the most common primary malignant form of brain cancer. According to an iHealthcare Analyst: GBM has an incidence of two to three per 100,000 adults per year, and accounts for 52 percent of all primary brain tumors. Glioblastoma multiforme (GBM) is the most common and deadly brain tumor in adults. The incidence of GBM in the USA and Europe is 2-3 per 100,000. By definition, an orphan disease is one affecting 200,000 persons in the USA (one in every 1,500). In Europe, the definition is narrower, with fewer than five in 10,000 (one in every 2,000) people affected. The global GBM drugs market is projected to reach nearly $1.8 billion by 2027 driven by rising geriatric population, growing incidence of cases, and a rich clinical pipeline of new products. Despite technological advances in surgery and radio-chemotherapy, glioblastoma remains largely resistant to treatment. Active biotech and pharma companies in the markets include CSN Pharmaceuticals, Inc. (Nasdaq: CNSP), Intellia Therapeutics, Inc. (Nasdaq: NTLA), Anavex Life Sciences Corp. (Nasdaq: AVXL), Bristol Myers Squibb (NYSE: BMY), and Clovis Oncology, Inc. (Nasdaq: CLVS). Almost all of the current attempts to treat GBM involve attempts to expand the labels of drugs already approved to treat some other type of cancer, as standalone treatments or in combination with existing chemotherapies.

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Retinal Degenerative Diseases

Nearly 10% of the world’s population is over 60, increasing the prevalence of age-related macular degeneration. Dry AMD accounts for 80-90% of AMD cases, while wet AMD is 10-20% of cases. Currently there are no approved drug treatments for Dry AMD or Geographic Atrophy (late-stage dry AMD).

According to eyewire.news, in 2019, annual anti-VEGF (Vascular Endothelial Growth Factor) sales reported for the treatment of retinal diseases was estimated to exceed $11 billion in 2019 globally. The current AMD market is limited, comprising only five available drugs in the US, EU, and Japan and four in China. A main drawback for all these drugs and many gene therapies being developed for these indications is the requirement of continued periodic direct injections into the eye which creates issues of compliance.

Despite the significant benefits of existing therapeutic options, the need for frequent intravitreal injections is burdensome for both patients and retinal specialists. Retinal practitioners surveyed by the American Society of Retinal Specialists responded that their three greatest unmet needs are availability of long-acting sustained drug delivery, therapies that reduce treatment burden and new treatment mechanisms of action. According to a 2019 study of patient interviews in the United States, France and Australia, the factors affecting adherence from the patient perspective included the psychological burden of repeated intravitreal injections, the time burden of both treatment and monitoring visits for both patients and caregivers.

Patents

The intellectual property underlying our technology is covered by certain patents and patent applications licensed pursuant to our licensing agreements as described above. The following table describes our patent portfolio and the rights contained thereunder.

Program	Country	Appl. No./ Patent No.	Filing Date	Issuance Date	Recorded Owner	Owned or Licensed by Curative Biotechnology	Status	Expiration
COVID-19	U.S.	10/309,775 7,038,029	12/4/2002	5/2/2006	David Horn, LLC	Licensed	Issued	Standard expiration Apr. 1, 2023 (+ 118 day PTA)
COVID-19	U.S.	11/178,086 7,381,807	7/8/2005	6/3/2008	David Horn, LLC	Licensed	Issued	Standard expiration Nov. 25, 2023 (+ 356 days PTA)
COVID-19	U.S.	12/111,006 7,943,316	4/28/2008	5/17/2011	David Horn, LLC	Licensed	Issued	Standard expiration Dec. 4, 2022 (+ 0 days PTA)

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COVID-19	U.S.	13/099,778 8,871,436	5/3/2011	10/28/2014	David Horn, LLC	Licensed	Issued	Standard Expiration June 28, 2024 (+ 572 days PTA)
COVID-19	Australia	2003250334 2003250334	5/30/2003	11/25/2005	David Horn, LLC	Licensed	Issued	4/20/2023
COVID-19	European Patent Convention	03755959.8 1511845	5/30/2003	3/9/2005	David Horn, LLC	Licensed	Issued	5/30/2023
COVID-19	India	3773/DLNP72004 252038	11/29/2004	4/23/2012	David Horn, LLC	Licensed	Issued	11/29/2024
COVID-19	Mexico	2004/011937	11/30/2004	3/9/2005	David Horn, LLC	Licensed	Issued	11/30/2024
COVID-19	New Zealand	20030536962 536962	11/25/2004	1/11/2007	David Horn, LLC	Licensed	Issued	11/25/2024

Retinal Degeneration	U.S	PCT/US 2020/050540	9/11/2020	N/A	National Institute of Health	License	Pending	N/A

Rabies	U.S	10/309,775 7,038,029	12/4/2002	5/2/2006	David Horn, LLC	License	Issued	12/4/2022
Rabies	U.S	11/178,086 7,381,807	7/8/2005	6/3/2008	David Horn, LLC	License	Issued	7/8/2025
Rabies	U.S	12/111,006 7,943,316	4/28/2008	5/17/2011	David Horn, LLC	License	Issued	4/28/2028
Rabies	U.S	13/099,778 8,871,436	5/3/2011	10/28/2014	David Horn, LLC	License	Issued	5/3/2031
Rabies	Australia	2003250334 2003250334	5/30/2003	11/25/2004	David Horn, LLC	License	Issued	5/30/2023
Rabies	European Patent Convention	03755959.8 1511845	5/30/2003	3/9/2005	David Horn, LLC	License	Issued	5/30/2023
Rabies	India	3773/DLNP7 2004 252038	11/29/2004	4/23/2012	David Horn, LLC	License	Issued	11/29/2024
Rabies	Mexico	2004/011937	11/30/2004	3/9/2005	David Horn, LLC	License	Issued	11/30/2024
Rabies	New Zealand	20030536962 536962	11/25/2004	1/11/2007	David Horn, LLC	License	Issued	11/24/2024

Glioblastoma	U.S	15/747/620	1/25/2018	2/4/2020	National Cancer Institute	License	Issued	10/25/2036

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Note - All issued patents contain composition of matter claims, as well as process claims and claims for the treatment of disease.

When appropriate, we will continue to seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage. We will accomplish this by filing and maintaining patent applications for discoveries we make, either alone or in collaboration with scientific collaborators and strategic partners. In addition, we plan to obtain licenses or options to acquire licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development, and commercialization initiatives and our strategic business interest.

Consultant Agreement with Sohn Health Strategies

On September 27, 2021, the Company entered into an agreement with Sohn Health Strategies, LLC (“Sohn Health”) to serve as a special advisor to the Board of Directors and CEO of the Company for a term of two (2) years from the effective date. Sohn Health will provide the following services: (i) monthly review sessions with the CEO, (ii) assistance in quarterly joint steering committees, including meetings with the National Eye Institute Joint Steering Committee and Infectious Disease Joint Steering Committee, (iii) serve as Chairperson and participate in the Infections Disease and National Eye institute Joint Steering Committees (iii) preparation of minutes for both Steering Committees, and (iv) attending key scientific meetings as a representative of the Company. As compensation, we agreed to issue the consultant (i) 250,000 shares of Common Stock on the grant date and (ii) an option to purchase 1% of the issued and outstanding capital stock of the Company on a fully diluted basis, or an aggregate of 8,081,037 options to purchase Common Stock. The option has an exercise price of $0.11 per share, a term of 10 years, and vests (i) 50% on issuance and (ii) 50% on the one (1) year anniversary of the issuance date, subject to Sohn Health’s continued service to the Company. Additionally, upon the Company completing a reverse stock split and capital raising transaction of at least $5,000,000, Sohn Health will receive additional options such that the total option including such additional options will remain as 1% of the fully diluted capital stock of the Company. As of the date of this prospectus, the consultant is currently providing services to the Company.

Manufacturing

We do not own or intend to own or operate any manufacturing facilities. We currently and anticipate that we will continue to rely on third-party contract manufacturing organizations (“CMOs”) to manufacture and supply our preclinical and potentially clinical materials to be used during the development of our drug candidates. As our product candidates advance through development, we expect to enter into longer-term commercial supply agreements with key suppliers and manufacturers to fulfill and secure our production needs. There can be no assurances that we will be able to successfully manufacturer our product candidates pursuant to cGMP or that we will be able to produce sufficient quantities to advance our preclinical product candidates to clinical trials.

Competition

Drug development is highly competitive and subject to rapid and significant technological advancements. Our ability to compete will greatly depend upon our ability to complete necessary preclinical, IND applications, clinical trials and other related regulatory approval processes, and successfully market any product that we may successfully develop. The key competitive factors that will affect the commercial success of any product candidate for which we may receive marketing approval include efficacy, safety, tolerability, dosing convenience, price, coverage and reimbursement.

We are at a significant disadvantage at competing with our various product candidates because we are still in the preclinical stage of research with all of our product candidates. As a result, other companies looking to create products for the same indications would likely be further along in their drug development and would likely have access to greater resources given our limited operating history and going concern opinion from our independent registered public accounting firm. It is still too early to determine the competitive landscape of our product candidates at this time.

Our current and potential future competitors are diverse. There are many public and private biopharmaceutical companies, universities, governmental agencies and other research organizations actively engaged in the research and development of products that may be similar to our product candidates or address similar markets. In addition, the number of companies seeking to develop and commercialize products and therapies similar to our product candidates may increase during the period of our product development.

Intellectual Property

Our commercial success depends in part on our ability to (i) obtain and maintain proprietary protection to protect our current and future product candidates, novel discoveries, product development technologies, improvements, and know-how; (ii) preserve the confidentiality of our trade secrets and confidential information; (iii) maintain our co-development agreements and licenses for exclusive commercial rights to intellectual property, including patent rights co-owned with third parties; (iv) defend and enforce our proprietary rights, including our patents; and (v) operate without infringing valid and enforceable patents and other proprietary rights of third parties.

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We seek to protect our proprietary position by, among other methods, filing or in-licensing U.S. and foreign patents and patent applications related to technology, inventions and improvements that are important to the development and implementation of our business. As for the product candidates we develop and plan to commercialize, as a normal course of business, we generally have pursued, or intend to pursue, composition and therapeutic use patents, as well as patents directed to dosing regimens and additional prospective indications. We also rely, as needed, on trademarks, trade secrets, copyright protection, know-how, continuing technological innovation and confidential information to develop and maintain our proprietary position. We also will pursue data exclusivity, market exclusivity, and other regulatory exclusivities, as applicable and available.

Regardless of the coverage we seek under our existing patent families, there is always a risk that an alteration to our products, methods, or processes may provide sufficient basis for a competitor to avoid infringement claims. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and courts can reinterpret patent scope after issuance. Moreover, many jurisdictions, including the United States, permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. Moreover, we cannot provide any assurance that any patents will be issued from our pending or any future applications or that any current or future issued patents will adequately protect our intellectual property.

While we seek broad coverage under our existing patent applications, there is always a risk that an alteration to the products or processes may provide sufficient basis for a competitor to avoid infringing our patent claims. In addition, patents, if granted, expire and we cannot provide any assurance that any patents will be issued from our pending or any future applications or that any potentially issued patents will adequately protect our products or product candidates.

Individual patents extend for varying periods depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, patents issued for regularly filed applications in the United States are granted a term of 20 years from the earliest effective non-provisional filing date. In addition, in certain instances, a patent term can be extended to recapture a period due to delay by the USPTO in issuing the patent as well as a portion of the term effectively lost as a result of the FDA regulatory review period. However, as to the FDA component, the restoration period cannot be longer than five years and the total patent term including the restoration period must not exceed 14 years following FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest effective non-provisional filing date. However, the actual protection afforded by a patent varies on a product-by-product basis, from country to country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent.

Our commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require us to alter our development or commercial strategies for our products, if approved, or processes, or to obtain licenses or cease certain activities. Our breach of any license agreements or failure to obtain a license to proprietary rights that we may require to develop or commercialize our future products may have an adverse impact on us. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference or derivation.

Trade Secrets and Confidentiality

We rely, in some circumstances, on trade secrets and other confidential information to protect our unpatented technology. However, trade secrets can be difficult to protect. We seek to protect our trade secrets and proprietary technology and processes, in part, by entering into non-disclosure and confidentiality agreements with our employees, consultants, collaborators, scientific advisors, suppliers, contractors and other third parties. In addition, we enter into consulting agreements and employment agreements that require employees and consultants to assign to us any inventions, trade secrets or know-how that they develop while employed or contracted by us.

We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and our trade secrets and other proprietary information may be disclosed. We may not have adequate remedies for any breach and could lose our trade secrets and other proprietary information through such a breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting trade secrets, know-how and inventions.

Government Regulation and Product Approval

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs and biologics such as those we are developing.

Small molecule drugs are subject to regulation under the Food, Drug, and Cosmetic Act (“FDCA”) and biological products are additionally subject to regulation under the Public Health Service Act (“PHSA”) and both are subject to additional federal, state, local and foreign statutes and regulations. We, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of our product candidates.

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U.S. Biopharmaceuticals Regulation

The process required by the FDA before drug and biologic product candidates may be marketed in the United States generally involves the following:

●	completion of extensive preclinical laboratory tests and animal studies performed in accordance with applicable regulations, including the FDA’s Good Laboratory Practice (“GLP”) regulations;

●	submission to the FDA of an investigational new drug application (“IND”) which must become effective before clinical trials may begin;

●	approval by an independent institutional review board or ethics committee at each clinical site before the trial is commenced;

●	performance of adequate and well-controlled human clinical trials in accordance with FDA’s Good Clinical Practice (“GCP”) regulations to establish the safety and efficacy of a drug candidate and safety, purity and potency of a proposed biologic product candidate for its intended purpose;

●	preparation of and submission to the FDA of a new drug application (“NDA”) or biologics license application (“BLA”), as applicable, after completion of all pivotal clinical trials;

●	satisfactory completion of an FDA Advisory Committee review, if applicable;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with current Good Manufacturing Practice requirements, or cGMPs, and of selected clinical investigation sites to assess compliance with GCPs; and

●	FDA review and approval of an NDA, or licensure of a BLA, to permit commercial marketing of the product for particular indications for use in the United States.

Preclinical and Clinical Development

Prior to beginning the first clinical trial with a product candidate, we must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol or protocols for preclinical studies and clinical trials. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology and pharmacodynamic characteristics of the product, chemistry, manufacturing and controls information, and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent institutional review board for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. Regulatory authorities, the institutional review board or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy.

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For purposes of biopharmaceutical development, human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1. The investigational product is initially introduced into patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early indications of effectiveness.

●	Phase 2. The investigational product is administered to a limited patient population to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks.

●	Phase 3. The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval

In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called “Phase 4” studies may be made a condition to approval of the application. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical study investigators. The FDA or the sponsor or its data safety monitoring board may suspend a clinical study at any time on various grounds, including a finding that the research patients or patients are being exposed to an unacceptable health risk. Similarly, an institutional review board can suspend or terminate approval of a clinical study at its institution if the clinical study is not being conducted in accordance with the institutional review board’s requirements or if the biological product candidate has been associated with unexpected serious harm to patients. There are also requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries. Sponsors of clinical trials of FDA-regulated products are required to register and disclose certain clinical trial information, which is publicly available at www.clinicaltrials.gov.

NDA/BLA Submission and Review

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of an NDA or BLA, as applicable, requesting approval to market the product for one or more indications. The application must include all relevant data available from pertinent preclinical studies and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. The submission of an application requires payment of a substantial application user fee to the FDA, unless a waiver or exemption applies. The FDA has sixty days from the applicant’s submission to either issue a refusal to file letter or accept the application for filing, indicating that it is sufficiently complete to permit substantive review.

Once an NDA or BLA has been accepted for filing, the FDA’s goal is to review standard applications within 10 months after it accepts the application for filing, or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process is often significantly extended by FDA requests for additional information or clarification. The FDA reviews an NDA to determine whether a drug is safe and effective for its intended use and a BLA to determine whether a biologic is safe, pure and potent. FDA also reviews whether the facility in which the product is manufactured, processed, packed or held meets standards designed to assure and preserve the product’s identity, safety, strength, quality, potency and purity. The FDA may convene an advisory committee to provide clinical insight on application review questions. Before approving an NDA or BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an application, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates an application and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be manufactured, the FDA may issue an approval letter or a Complete Response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response letter will describe all of the deficiencies that the FDA has identified in the application, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response letter without first conducting required inspections, testing submitted product lots and/or reviewing proposed labeling. In issuing the Complete Response letter, the FDA may recommend actions that the applicant might take to place the application in condition for approval, including requests for additional information or clarification, which may include the potential requirement for additional clinical studies. The FDA may delay or refuse approval of an application if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

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If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the application with a risk evaluation and mitigation strategy (“REMS”), to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies.

Expedited Development and Review Programs

The FDA offers a number of expedited development and review programs for qualifying product candidates. The fast track program is intended to expedite or facilitate the process for reviewing new products that meet certain criteria. Specifically, new products are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a fast track product has opportunities for frequent interactions with the review team during product development and, once an NDA or BLA is submitted, the product may be eligible for priority review. A fast track product may also be eligible for rolling review, where the FDA may consider for review sections of the NDA or BLA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the application, the FDA agrees to accept sections of the application and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the application.

A product intended to treat a serious or life-threatening disease or condition may also be eligible for breakthrough therapy designation to expedite its development and review. A product can receive breakthrough therapy designation if preliminary clinical evidence indicates that the product, alone or in combination with one or more other drugs or biologics, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance beginning as early as Phase 1 and an organizational commitment to expedite the development and review of the product, including involvement of senior managers.

Any marketing application for a drug or biologic submitted to the FDA for approval, including a product with a fast track designation and/or breakthrough therapy designation, may be eligible for other types of FDA programs intended to expedite the FDA review and approval process, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide a significant improvement in the treatment, diagnosis or prevention of a serious disease or condition. Priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date.

Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

Fast track designation, breakthrough therapy designation and priority review do not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Orphan Drug Act

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review or approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusive approval (or exclusivity), which means that the FDA may not approve any other applications, including a full NDA or BLA, to market the same drug or biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA or BLA application fee.

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A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective.

Post-Approval Requirements

Any products manufactured or distributed by us pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing user fee requirements, under which the FDA assesses an annual program fee for each product identified in an approved NDA or BLA. Biopharmaceutical manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMPs, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMPs and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMPs and other aspects of regulatory compliance.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of a product, complete withdrawal of the product from the market or product recalls;

●	fines, warning or untitled letters or holds on post-approval clinical studies;

●	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

●	product seizure or detention, or refusal of the FDA to permit the import or export of products;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

●	the issuance of safety alerts, Dear Healthcare Provider letters, press releases and other communications containing warnings or other safety information about the product; or

●	injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of biopharmaceutical products. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products.

Biosimilars and Exclusivity

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively the “ACA”), signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product.

Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity and potency, can be shown through analytical studies, animal studies and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

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Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical studies to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, recent government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and impact of the BPCIA is subject to significant uncertainty.

Hatch-Waxman Amendments and Exclusivity

Section 505 of the FDCA describes three types of marketing applications that may be submitted to the FDA to request marketing authorization for a new drug. A Section 505(b)(1) NDA is an application that contains full reports of investigations of safety and efficacy. A 505(b)(2) NDA is an application that contains full reports of investigations of safety and efficacy but where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. This regulatory pathway enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy for an existing product, or published literature, in support of its application. Section 505(j) establishes an abbreviated approval process for a generic version of approved drug products through the submission of an Abbreviated New Drug Application (“ANDA”). An ANDA provides for marketing of a generic drug product that has the same active ingredients, dosage form, strength, route of administration, labeling, performance characteristics and intended use, among other things, to a previously approved product. ANDAs are termed “abbreviated” because they are generally not required to include preclinical (animal) and clinical (human) data to establish safety and efficacy. Instead, generic applicants must scientifically demonstrate that their product is bioequivalent to, or performs in the same manner as, the innovator drug through in vitro, in vivo or other testing. The generic version must deliver the same amount of active ingredient(s) in the same amount of time as the innovator drug and can often be substituted by pharmacists under prescriptions written for the reference listed drug. In seeking approval for a drug through an NDA, applicants are required to list with the FDA each patent with claims that cover the applicant’s drug or a method of using the drug. Upon approval of a drug, each of the patents listed in the application for the drug is then published in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Drugs listed in the Orange Book can, in turn, be cited by potential competitors in support of approval of an ANDA or 505(b)(2) NDA.

Upon submission of an ANDA or a 505(b)(2) NDA, an applicant must certify to the FDA that (1) no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. Generally, the ANDA or 505(b)(2) NDA cannot be approved until all listed patents have expired, except where the ANDA or 505(b)(2) NDA applicant challenges a listed patent through the last type of certification, also known as a paragraph IV certification. If the applicant does not challenge the listed patents, or indicates that it is not seeking approval of a patented method of use, the ANDA or 505(b)(2) NDA application will not be approved until all of the listed patents claiming the referenced product have expired.

The FDA also cannot approve an ANDA or 505(b)(2) application until all applicable non-patent exclusivities listed in the Orange Book for the branded reference drug have expired. For example, a pharmaceutical manufacturer may obtain five years of non-patent exclusivity upon NDA approval of a new chemical entity, or NCE, which is a drug containing an active moiety that has not been approved by FDA in any other NDA. An “active moiety” is defined as the molecule responsible for the drug substance’s physiological or pharmacologic action. During that five-year exclusivity period, the FDA cannot accept for filing (and therefore cannot approve) any ANDA seeking approval of a generic version of that drug or any 505(b)(2) NDA that relies on the FDA’s approval of the drug, provided that that the FDA may accept an ANDA four years into the NCE exclusivity period if the ANDA applicant also files a paragraph IV certification.

Drugs and biologics can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

Federal and State Fraud and Abuse, Data Privacy and Security, and Transparency Laws and Regulations

In addition to FDA restrictions on marketing of pharmaceutical products, federal and state healthcare laws and regulations restrict business practices in the biopharmaceutical industry. These laws may impact, among other things, our current and future business operations, including our clinical research activities, and proposed sales, marketing and education programs and constrain the business or financial arrangements and relationships with healthcare providers and other parties through which we market, sell and distribute our products for which we obtain marketing approval. These laws include anti-kickback and false claims laws and regulations, data privacy and security, and transparency laws and regulations, including, without limitation, those laws described below.

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The U.S. federal Anti-Kickback Statute prohibits any person or entity from, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term “remuneration” has been broadly interpreted to include anything of value. The U.S. federal Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated.

A person or entity does not need to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act or the civil monetary penalties laws.

Federal civil and criminal false claims laws, including the federal civil False Claims Act, which can be enforced by individuals through civil whistleblower and qui tam actions, and civil monetary penalties laws, prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. Several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of products for unapproved, and thus non-reimbursable, uses.

The federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

In addition, we may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their respective implementing regulations, impose specified requirements on certain types of individuals and entities relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities, which include certain healthcare providers, healthcare clearinghouses and health plans, that create, receive, maintain or transmit individually identifiable health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which are not pre-empted by HIPAA, differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services (“CMS”), information related to payments or other transfers of value made to physicians, as defined by such law, and teaching hospitals, and applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members.

We may also be subject to state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug pricing, and state and local laws that require the registration of pharmaceutical sales representatives.

Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant criminal, civil and administrative penalties including damages, fines, imprisonment, disgorgement, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, exclusion from participation in government healthcare programs and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, implementation of corporate compliance programs, reporting of payments or transfers of value to healthcare professionals, and additional data privacy and security requirements.

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Coverage and Reimbursement

The future commercial success of our product candidates, if approved, will depend in part on the extent to which third-party payors, such as governmental payor programs at the federal and state levels, including Medicare and Medicaid, private health insurers and other third-party payors, provide coverage of and establish adequate reimbursement levels for our product candidates. Third-party payors generally decide which products they will pay for and establish reimbursement levels for those products. In particular, in the United States, no uniform policy for coverage and reimbursement exists. Private health insurers and other third-party payors often provide coverage and reimbursement for products based on the level at which the government, through the Medicare program, provides coverage and reimbursement for such products, but also on their own methods and approval process apart from Medicare determinations. Therefore, coverage and reimbursement can differ significantly from payor to payor.

In the United States, the European Union (“EU”), and other potentially significant markets for our product candidates, government authorities and third-party payors are increasingly attempting to limit or regulate the price of products, particularly for new and innovative products, which often has resulted in average selling prices lower than they would otherwise be. Further, the increased emphasis on managed healthcare in the United States and on country and regional pricing and reimbursement controls in the EU will put additional pressure on product pricing, reimbursement and usage. These pressures can arise from rules and practices of managed care groups, judicial decisions and laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical coverage and reimbursement policies and pricing in general.

Third-party payors are increasingly imposing additional requirements and restrictions on coverage and limiting reimbursement levels for products. For example, federal and state governments reimburse products at varying rates generally below average wholesale price. These restrictions and limitations influence the purchase of products. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the FDA-approved products for a particular indication. Similarly, because certain of our product candidates are physician-administered, separate reimbursement for the product itself may or may not be available. Instead, the administering physician may only be reimbursed for providing the treatment or procedure in which our product is used. Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of products, in addition to their safety and efficacy. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our product candidates, in addition to the costs required to obtain the FDA approvals. Our product candidates may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Adequate third-party payor reimbursement may not be available to enable us to realize an appropriate return on our investment in product development. Legislative proposals to reform healthcare or reduce costs under government insurance programs may result in lower reimbursement for our product candidates, if approved, or exclusion of our product candidates from coverage and reimbursement. The cost containment measures that third-party payors and providers are instituting and any healthcare reform could significantly reduce our revenue from the sale of any approved product candidates.

Healthcare Reform

The United States and some foreign jurisdictions are considering enacting or have enacted a number of additional legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our product candidates profitably, if approved. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts, which include major legislative initiatives to reduce the cost of care through changes in the healthcare system, including limits on the pricing, coverage, and reimbursement of pharmaceutical and biopharmaceutical products, especially under government-funded healthcare programs, and increased governmental control of drug pricing.

There have been several U.S. government initiatives over the past few years to fund and incentivize certain comparative effectiveness research, including creation of the Patient-Centered Outcomes Research Institute under the ACA. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s product could adversely affect the sales of our product candidates.

The ACA became law in March 2010 and substantially changed the way healthcare is financed by third-party payors, and significantly impacts the U.S. pharmaceutical industry. Among other measures that may have an impact on our business, the ACA established an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents; a new Medicare Part D coverage gap discount program; and a new formula that increased the rebates a manufacturer must pay under the Medicaid Drug Rebate Program. Additionally, the ACA extended manufacturers’ Medicaid rebate liability, expands eligibility criteria for Medicaid programs, and expanded entities eligible for discounts under the Public Health Service Act. At this time, we are unsure of the full impact that the ACA will have on our business.

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There has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposal for fiscal year 2021 includes a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. Additionally, the Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers. The U.S. Department of Health and Human Services has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage plans the option to use step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine which drugs and suppliers will be included in their healthcare programs. Furthermore, there has been increased interest by third party payors and governmental authorities in reference pricing systems and publication of discounts and list prices. These measures could reduce future demand for our products or put pressure on our pricing.

Foreign Regulation

In order to market any product outside of the United States, we would need to comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of our product candidates. For example, in the EU, we must obtain authorization of a clinical trial application (“CTA”) in each member state in which we intend to conduct a clinical trial. Whether or not we obtain FDA approval for a drug, we would need to obtain the necessary approvals by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the drug in those countries. The approval process varies from country to country and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others.

Further, some countries outside of the United States, including the EU member states, Switzerland and the United Kingdom, have also adopted data protection laws and regulations, which impose significant compliance obligations. In the EU, the collection and use of personal health data is governed by the provisions of the General Data Protection Regulation (“GDPR”). The GDPR became effective on May 25, 2018, repealing its predecessor directive and increasing responsibility and liability of pharmaceutical companies in relation to the processing of personal data of EU subjects. The GDPR, together with the national legislation of the EU member states governing the processing of personal data, impose strict obligations and restrictions on the ability to process personal data, including health data from clinical trials and adverse event reporting. In particular, these obligations and restrictions concern potentially burdensome documentation requirements, granting certain rights to individuals to control how we collect, use, disclose, retain and process information about them, the information provided to the individuals, the transfer of personal data out of the EU, security breach notifications, and security and confidentiality of the personal data. The processing of sensitive personal data, such as physical health condition, may impose heightened compliance burdens under the GDPR and is a topic of active interest among foreign regulators. In addition, the GDPR provides for more robust regulatory enforcement and fines of up to €20 million or 4% of the annual global revenue of the noncompliant company, whichever is greater. Data protection authorities from the different EU member states may interpret the GDPR and national laws differently and impose additional requirements, which add to the complexity of processing personal data in the EU. Guidance on implementation and compliance practices are often updated or otherwise revised.

Employees

We have four (4) employees as of March 15, 2022. As a virtually distributed company, we maintain a small number of employees that oversee the outside contractors and consultants responsible for specific projects and services. We currently have outside CRO’s, CMO’s, KOL’s, accountants, and legal personnel performing services under the supervision of our employees. While the Company intends to hire and retain additional employees as needed if and when we are able to grow as an organization, it anticipates continuing to use the services of outside consultants and contractors and to maintain its near virtual structure.

Corporate Information

Our principal executive offices are located at 1825 NW Corporate Blvd Suite 110, Boca Raton, FL 33431; our telephone number is (561)-907-8990; our corporate website is located at www.curativebiotech.com. No information found on our company’s website is part of this Prospectus.

We were incorporated in the state of Nevada on June 29th, 1995 as Growth Industries, Inc. In July 1998, the Company changed its name to Fragrance Express, Inc. Thereafter, in October 1998, the Company changed its name to National Boston Medical, Inc. In May 2004, the Company changed its name to Storage Innovation Technologies, Inc. In October 2007, the Company changed its name to Connectyx Technologies, Inc. and as of October 31, 2007 reincorporated in the state of Florida. In April 2017, the Company voluntarily dissolved its wholly owned subsidiary USA Medical Monitoring, LLC (“USA Medical”), which was a Florida Limited Liability Company. In May 2019, the Company voluntarily dissolved its wholly owned subsidiary Connectyx Technologies Corp. (“CTP”), which was a Florida Corporation. The Company remains active in the state of Florida. On November 23, 2020, the Company changed its name to Curative Biotechnology.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,100,000,000 shares of Common Stock, $0.0001 par value per share, and 200,000,000 shares of preferred stock, $0.0001 par value per share. As of March 15, 2022, there were (i) 571,651,636 shares of our Common Stock issued and outstanding, (ii) 81,000 shares of Series B Preferred Stock issued and outstanding and (iii) 30,000,000 shares of Series C Preferred Stock issued and outstanding.

Set forth below is a summary description of all of the material terms of our securities, including those being registered hereunder. These descriptions are qualified their entirety by reference to our amended and restated articles of incorporation, bylaws and forms warrants, each of which is filed as an exhibit to the Prospectus, of which this prospectus forms a part.

Units in this Offering

Each Unit being offered in this offering consists of (i) one share of Common Stock and (ii) two Warrants, each whole Warrant exercisable for one share of common stock at an exercise price of $              per share. The Warrants have a term of years from the date of issuance. The Common Stock and Warrants that are part of the Units are immediately separable and will be issued separately in this offering, although they will have been purchased together in this offering.

Common Stock

Voting

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of the Company’s Articles of Incorporation.

Dividends

The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for.

Liquidation Preference

In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to shareholders and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

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Warrants

The Warrants will be issued as part of the Units in the offering pursuant to this Prospectus. For each Unit purchased, each purchaser will receive                   Warrants to purchase share of Common Stock, per Warrant.

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.

Form. The two Warrants will be issued as part of the Units, and each whole Warrant shall be exercisable for one share of common stock. You should review a copy of the form of Warrant, which will be attached as exhibit 4.18 to this Registration Statement pursuant to an amendment, for a complete description of the terms and conditions of the Warrants.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. Each Warrant is exercisable at a price of $[●] per whole share, subject to adjustment. The exercise price, and the number of shares underlying the Warrants is subject to customary adjustments in the event of subsequent financings, stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock, distributions of assets, including cash, stock or other property to our stockholders, and Fundamental Transactions to be defined in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants and a trading market is not expected to develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Exchange Listing. There is no established public trading market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or automated quotation system

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

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Series A Preferred Stock

The Articles of Incorporation have a class of Preferred Stock designated as Series A Preferred Stock. Prior to the date hereof, all of the shares of Series A Preferred Stock have been converted into Common Stock of the Company. Previously, the Company had authorized 134,109,750 shares of Series A Preferred Stock which have been deducted from the number of shares of Preferred Stock that the Company is entitled to designate, authorize and issue, pursuant to its Articles of Incorporation.

Series B Preferred Stock

The Articles of Incorporation have a class of Preferred Stock designated as Series B Preferred Stock. The Company has authorized 1,000,000 shares of Series B Preferred Stock. As of the date hereof, the Company has issued 293,000 shares of Series B Preferred Stock, of which 81,000 are currently outstanding as of September 30, 2021.

Voting

Except as otherwise required by law, each holder of record of the Series B Preferred Stock shall be entitled to notice of any and all meetings of the shareholders of the Corporation and shall be entitled to one (1) vote for each full share of Common Stock into which each share of Series B Preferred Stock registered in his/her/its name on the books of the Corporation would be convertible on the record date for any matter submitted to the shareholders of the Corporation for a vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

Further, so long as any share of Series B Preferred Stock remains outstanding, in addition to any other vote or consent of shareholders required by law or the Article of Incorporation of the Company, the vote or consent of the holders of at least 50. l% of the shares of Series B Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without, a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any change that would adversely affect Series B Preferred Stock and in order for the Company to consummate what the Articles of Incorporation of the Company define as Extraordinary Corporate Transactions.

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Dividends

The holders of the Series B Preferred Stock are not entitled to receive dividends on account of their Series B Preferred Stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, prior to the holders of any Series B Junior Stock (as defined in the Article of Incorporation of the Company) and/or Series B Parity Stock (as defined in the Article of Incorporation of the Company) and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the Corporation by reason of their ownership of such stock, an amount equal to $1.00 per share with respect to each share of Series B Preferred Stock.

Conversion

Series B Preferred Stock is convertible into shares of Common Stock as follows. The Conversion price for the Series B Preferred Stock is $0.0075 per share.

Each share of Series B Preferred Stock shall be convertible at the option of the holder in whole or in part, at the option of the holder thereof, into that number of fully paid and non-assessable shares of Common Stock as may be purchased for the Conversion Price based on the aggregate purchase price paid for the shares of Series B Preferred Stock (the “Series B Conversion Right”). The Series B Conversion Right shall be exercised by a holder submitting written notice to the Corporation informing the Corporation of his/her/its intent to exercise its Series B Conversion Right, specifying the date for such conversion (the “Series B Conversion Date”) and identifying which shares of Series B Preferred Stock such holder has elected to be converted into Common Stock in accordance with the Series B Conversion Right.

In addition, Series B Preferred Stock is subject to mandatory conversion. In the event that there be a Fundamental Change (as defined in the Company’s Articles of Incorporation), the Series B Preferred Stock will automatically convert into that number of shares of Common Stock as may be purchased for the Conversion Price, calculated as of the close of business the day immediately prior to such Fundamental Change, based on the aggregate purchase price paid for the shares of Series B Preferred Stock.

Redemption

Subject at all times to the Series B Conversation Right set forth above, the issued and outstanding shares of Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of the Board of Directors, from time to time and at any time, commencing any time after the date of issuance of the Series B Preferred Stock as follows. The redemption price per share of Series B Preferred Stock shall be equal to the greater of: (i) one hundred and twenty five percent (125%) of the purchase price paid for such share or (ii) the book value for such share as determined by an independent auditing firm.

Series C Preferred Stock

The Articles of Incorporation have a class of Preferred Stock designated as Series C Preferred Stock. The Company has authorized 30,000,000 shares of Series C Preferred Stock. As of the date hereof, the Company has issued 30,000,000 shares of Series C Preferred Stock, all of which are currently outstanding and fully vested as of March 15, 2022.

Voting

Except as otherwise required by law, each holder of Series C Preferred Stock is entitled to notice of any and all meetings of the shareholders of the Corporation and shall be entitled to ten (10) votes for each full share of Common Stock on an as converted basis on the record date for any matter submitted to the shareholders of the Corporation for a vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

Further, so long as any share of Series C Preferred Stock remains outstanding, in addition to any other vote or consent of shareholders required by law or the Article of Incorporation of the Company, the vote or consent of the holders of at least 50. l % of the shares of Series C Preferred Stock at the time outstanding, voting together as a single class, given in person or by proxy, either in writing without, a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any change that would adversely affect Series C Preferred Stock and in order for the Company to consummate what the Articles of Incorporation of the Company define as Extraordinary Corporate Transactions.

Dividends

The holders of the Series C Preferred Stock shall not be entitled to receive dividends on account of their Series C Preferred Stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, prior to the holders of any Series C Junior Stock (as defined in the Articles of Incorporation of the Company) and/or Series C Parity Stock (as defined in the Articles of Incorporation of the Company) and prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the Corporation by reason of their ownership of such stock, an amount per share equal to the Conversion Rate described immediately below with respect to each share of Series C Preferred Stock.

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Conversion

The Series C Preferred Stock shall be convertible into shares of Common Stock, as follows.

All of the issued and outstanding shares of Series C Preferred Stock (the “Total Series C Shares”) shall collectively be convertible into thirty percent (30%) of the total issued and outstanding shares of Common Stock at the time of such conversion (the “Conversion Rate”) without any additional consideration by the holders to effectuate the conversion. For the avoidance of doubt, and as an example, in the event of a conversion of Series C Preferred Stock, Series C Preferred Shareholders whose shares have vested will own no more than 30% of all Common Stock post conversion, and the remaining 70% of Common Stock will be held by Common Stock shareholders.

Each share of Series C Preferred Stock that has vested is voluntarily convertible in whole or in part, at the option of the holder thereof, into that number of fully paid and non-assessable shares of Common Stock as may be converted pursuant to the Conversion Rate for the shares of Series C Preferred Stock.

Further, in the event Fundamental Change (as described in the Article of Incorporation of the Company), all Series C Preferred Stock shall automatically vest, regardless of any longer vesting schedule set forth in an award document, and will, upon acceleration of vesting, automatically convert into that number of shares of Common Stock as may be issued at the Conversion Rate described above.

Common Stock Purchase Warrants

As of March 15, 2022, the Company had an aggregate of 66,689,177 Common Stock purchase warrants issued and outstanding with a range of exercise prices from $0.0001 to $0.20 per share and an average weighted exercise price of $0.08424 per share, consisting of:

Description of Securities	Exercise Price	Expiration Date	Price Adjustment
Consultant / Employee Warrants
4,000,000 Warrants	$0.10	5/20/2026	Stock Splits and Dividends
5,000,000 Warrants	$0.20	6/11/2024	Stock Splits and Dividends
500,000 Warrants (1)	$0.124	7/14/2024	Stock Splits and Dividends
Offering Warrants
400,000 Warrants	$0.05	12/3/2023	Stock Splits, Dividends and Fundamental Transactions
5,000,000 Warrants	$0.11	5/21/2026	Stock Splits and Dividends
125,000 Warrants	$0.15	7/9/2024	Stock Splits and Dividends
3,000,000 Warrants	$0.15	8/18/2024	Stock Splits and Dividends
1,111,111 Warrants	$0.14	8/19/2024	Stock Splits and Dividends
403,225 Warrants	$0.11	11/12/2024	Stock Splits and Dividends
12,146,349 Warrants	$0.09	Dec. 2024	Stock Splits and Dividends
12,146,349 Warrants	$0.15	Dec. 2024	Stock Splits and Dividends
22,857,143	$0.0001	3/4/2027	N/A

Common Stock Purchase Options

On August 26, 2021, the Company’s Board approved our 2021 Equity Incentive Plan. The plan was approved by our shareholders on October 8, 2021. The plan is described below under the heading “Securities authorized under equity compensation plans”.

As of March 15, 2022, the Company has issued options to purchase 7,456,500 shares of Common Stock and 1,000,000 shares of restricted Common Stock under our 2021 Equity Incentive Plan.

On September 27, 2021, the Company issued Sohn Health Strategies, LLC, a consultant a non-qualified Common Stock purchase option to purchase 1% of the issued and outstanding capital stock of the Company on a fully diluted basis, or an aggregate of 8,081,037 options at September 27, 2021. The option has an exercise price of $0.11 per share, a term of 10 years, and vests (i) 50% on issuance and (ii) 50% on the one (1) year anniversary of the issuance date, subject to the consultant’s continued service to the Company. Additionally, upon the Company completing a reverse stock split and capital raising transaction of at least $5,000,000, the consultant will receive additional options such that the total option including such additional options will remain as 1% of the fully diluted capital stock of the Company. As of the date of this prospectus, the consultant is currently providing services to the Company.

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Choice of Forum

Our amended and restated Bylaws provides that, unless we consent in writing to the selection of an alternative forum, the State of Florida is the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty;

●	any action asserting a claim against us arising pursuant to any provision of the Florida Business Corporation Act (“FBCA”), our amended and restated certificate of incorporation or our amended and restated bylaws; or

●	any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The provisions of the FBCA, our amended and restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

Issuer Direct Corporation is the transfer agent for our Common Stock. Issuer Direct Corporation’s address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603; its telephone number is (919) 481-4000; its website is issuerdirect.com. No information found on Issuer Direct Corporation’s website is part of this Registration Statement.

PROPERTIES

Currently, the Company utilizes a virtual office space at 1825 NW Corporate Blvd, Suite 110, Boca Raton, FL 3343 at a cost of $99 per month on a month-to-month basis. We feel that our office space is adequate for our current and future needs as we are a virtually distributed company with our employees and consultants around the USA.

LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common shares are quoted on the pink sheets of the OTC Markets under the symbol CUBT. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of March 15, 2022, we had approximately 210 record holders of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial holders represented by these record holders, but it is well in excess of the number of record holders.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants, applicable law and other factors that our Board may deem relevant. If we do not pay dividends, a return on your investment will occur only if the market price of our Common Stock appreciates.

Securities authorized for issuance under equity compensation plans

On August 26, 2021, our Board approved the 2021 Equity Incentive Plan (“2021 Plan”). On October 8, 2021, a majority of the voting power of our capital stock approved the 2021 Plan. The 2021 Plan is administered by our Board or such committee appointed by the Board. The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. The purpose of the 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of the Company’s business. Under the terms of the 2021 Plan, the Company initially reserved 53,852,119 shares of Common Stock, subject to an automatic increase on the first day of each calendar year such that the number of shares available for issuance under the 2021 Plan will be 10% of the outstanding shares of Common Stock of the company. The 2021 Plan further authorizes the administrator to amend the exercise price and terms of certain awards thereunder. As of January 1, 2022, the number of shares authorized under the 2021 Plan increased to 57,065,163 shares of Common Stock. As of March 15, 2022, the Company has issued 1,000,000 shares of restricted Common Stock and options to purchase 7,456,500 shares of Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

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The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:	—	—	—
2021 Equity Incentive Plan (1)	—	—	53,852,119
Plans not approved by stockholders

(1)	The 2021 Equity Incentive Plan was adopted on August 26, 2021, by the Board and approved by our stockholders on October 8, 2021. On January 1 of each year, the number of shares available for issuance under the 2021 Equity Incentive Plan will increase, if necessary, to be equal to 10% of the outstanding shares of Common Stock of the Company. We initially reserved 53,852,119 shares of Common Stock under the 2021 Equity Incentive Plan. Pursuant to the automatic increase, as of January 1, 2022, there were 57,065,163 shares of Common Stock authorized under the Plan. As of March 15, 2022, we have issued awards or grants under the plan in the aggregate of 8,456,500 awards underlying shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had a change in or disagreement with our accountants within twenty four (24) months prior to the date of our most recent financial statements or in any period subsequent to such date.

OUR MANAGEMENT

Directors, Executive Officers and Significant Employees

The names of our directors and executive officers and their ages, positions, and biographies as of the date of this Prospectus are set forth below. Our executive officers are appointed by, and serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers. For a description of the employment agreements and other ancillary agreements entered into between our officers and directors and the Company, please refer to the section entitled Executive Compensation below.

Executive Officers and Directors

Name	Age	Positions	Officer / Director Since
I Richard Garr	68	CEO (Principal Executive Officer, CFO (Principal Accounting Officer) and General Counsel	2020
Paul Michaels	56	President, Chairman of the Board of Directors	2020
Michael Fish	64	Director	2021
Barry A. Ginsberg, O.D.	65	Chief Strategy Officer, Director	2020

I Richard Garr, joined as our chief executive officer and general counsel in 2021. In 2021 he was further appointed to serve as chief financial officer. Mr. Garr has over 24 years of experience in the biotechnology industry. For the last five (5) years, he has served as the managing partner of Access Hope, a CRO focused on expanded access clinical programs. Prior to that, Mr. Garr served as chief executive officer, general counsel, and as a member of the Board of Directors for Neuralstem, Inc. a publicly traded biotechnology company (NASDAQ: formerly CUR – now PALI). Mr. Garr also previously served as the chief financial and principal accounting officer for Neuralstem as well. Mr. Garr is a graduate of Drew University (1976) and the Columbus School of Law, The Catholic University of America (1979).

Paul M. Michaels, serves as the Company’s president and chairman of the Board of Directors since September 1, 2020. For the past five (5) years, Mr. Michaels has been an active investor in small cap and private companies. Prior to that, Mr. Michaels cofounded Nobelpharma, Ltd. Japan, an affiliate of Inabata & Co. Ltd. that is now one of Japan’s orphan drug companies. Mr. Michaels has provided financial leadership and business development to biotechnology companies for more than 20 years, including structuring major pharma transactions. Mr. Michaels attended Tulane University. In evaluating Mr. Michael’s specific experience, qualifications, attributes, and skills in connection with his appointment to the Board, the Board took into account his experience in the biotechnology industry, including his financial and capital markets knowledge

Michael Fish, is a licensed CPA and founder of a certified public accounting firm in Florida, He has been the principal of such accounting firm for the previous 30 years. He has expertise in all areas of accounting, finance, and taxes regarding corporate entities in various industries. Mr. Fish earned his bachelor of arts degree in accounting from Florida Atlantic University. In evaluating Mr. Fish’s specific experience, qualifications, attributes, and skills in connection with his appointment to the Board, the Board took into account his experience in financial matters, accounting, taxes, and capital markets.

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Barry A. Ginsberg, serves as Chief Strategy Officer and as a member of the Board of Directors of the Company since September 1, 2020. For the past five (5) years, Dr. Ginsberg has been an active investor in small cap and private companies. For more than 10 years, Dr. Ginsberg has consulted with healthcare companies to develop global strategies and operating models in the health and wellness industries. Dr. Ginsberg is a Board-Certified Optometric Physician who has practiced in Florida since 1983. Dr. Ginsberg earned a bachelor’s degree in Chemistry with a minor in economics from Yeshiva University and bachelor’s and doctorate degree from Pennsylvania College of Optometry. He also attended the MBA program at LaSalle College in Philadelphia. In evaluating Dr. Ginsberg’s specific experience, qualifications, attributes, and skills in connection with his appointment to the Board, the Board took into account his wide knowledge of pharmaceuticals, the medical field, and development of healthcare companies.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Involvement in Certain Legal Proceedings

None of our management or directors are currently subject to any legal proceedings.

CORPORATE GOVERNANCE

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in the NYSE American Market Section 803(A). Pursuant to the definition, the Company has determined that as of the date hereof, none of our directors qualify as independent. Under the NYSE American Market rules, we are required to have a majority of our directors be independent, or in the event that we qualify as a Smaller Reporting Company, at least 50% of our directors must be independent. Notwithstanding the foregoing, pursuant to NYSE American Market rule 809, we will have a one (1) year grace period to comply with the foregoing independent director requirements.

Committees

The Board of Directors has established three standing committees: (1) an Audit Committee, (2) a Governance and Nominating Committee, and (3) a Compensation Committee. Each of the committees operates under a written charter adopted by the Board of Directors. A copy of each respective committee’s charter can be viewed as Exhibits 99.01, 99.02, and 99.03 to this Registration Statement.

The table below identifies the Board’s standing committees and committee membership as of March 15, 2022:

Director	Independent	Audit Committee	Nominating and Corporate Governance Committee	Leadership Development and Compensation Committee
Michael Fish	No	Yes (1)	Yes (1)	Yes (1)
Dr. Barry Ginsberg	No	Yes
Paul Michaels	No	Yes

(1)	Denotes Chairperson of the applicable committee.

None of our Directors are considered independent under the NYSE American Market rules. The NYSE American Market requires:

(1)	An Audit Committee composed of at least three (3) members, each of whom:

a.	Satisfies the independence standards specified in Section 803(A) of the NYSE American Market rules;

b.	Must not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years;

c.	Is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee who is financially sophisticated, in that or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K or Item 3 of Form N-CSR (in the case of a registered management investment company) is presumed to qualify as financially sophisticated;

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d.	A Smaller Reporting Company is only required to maintain an audit committee of at least two members, composed solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

(2)	A Compensation Committee (composed of independent directors or simply a majority of the independent directors of its Board can serve in such capacity) that:

a.	In addition to satisfying the independence requirements of Section 803(A) of the NYSE American Market rules, the Board affirmatively determines that all of the members of the Compensation Committee are independent.

(3)	A Nominating Committee responsible for Board nominations that is either a committee composed solely of independent directors, or the function can be performed by a majority of the independent directors. The NYSE American Market rules further require:

a.	That each listed company adopt a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under federal securities laws.

The Board has determined that subject to NYSE American Market rule 809, for each applicable committee that the company establishes, it will have (i) a majority of independent members within 90 days of listing and (ii) all members of the committee will be independent within one (1) year of listing. Additionally, the Company will meet the required majority independent Board requirement (or 50% independent in the case of a Smaller Reporting Company) within one year of listing.

Audit Committee

We have a designated an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

●	the integrity of our financial statements;

●	our compliance with legal and regulatory requirements; and

●	the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter.

Pursuant to NYSE American Market rules, the Audit Committee is required to have three (3) members, all of whom are independent and financially sophisticated. The Audit Committee currently consists of Michael Fish (chairperson), Dr. Barry Ginsberg, and Paul Michaels. None of our Directors have been determined to be independent and only Michael Fish has been determined to be financially sophisticated by NYSE American Market rules. Notwithstanding, pursuant to NYSE American Market rule 809 there is a phase-in period whereby the Audit Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

The Board has determined that Michael Fish qualifies as an “audit committee financial expert” within the meaning of SEC rules. An audit committee financial expert is a person who can demonstrate the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions. However, Mr. Fish has been determined to not be “independent” by the Board of Directors as such term is defined in the NYSE American Market rules.

A copy of the Audit Committee Charter is contained in Exhibit 99.01 to this Registration Statement.

Compensation Committee

The Compensation Committee assists the Board in:

●	Recommending, in executive session at which our chief executive officer is not present, the compensation and awards / bonuses for our CEO or president, if such person is acting as the CEO, as well as other executive officers;

●	discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;

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●	reviewing and recommending to the Board, compensation to be provided to our employees and directors; and

●	administering our equity compensation plan(s).

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The Compensation Committee is composed of one (1) director, Michael Fish (chairperson). Mr. Fish has been determined by the Board to not be independent. Notwithstanding, pursuant to NYSE American Market rule 809, the Compensation Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

A copy of the Compensation Committee Charter is contained in Exhibit 99.02 to this Registration Statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

●	assists the Board in selecting nominees for election to the Board;

●	monitor the composition of the Board;

●	develops and recommends to the Board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and

●	regularly review the overall corporate governance of the Company and recommends improvements to the Board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the Board and to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board and to ensure our compliance with appropriate corporate governance policies and procedures. The Corporate Governance and Nominating Committee is composed of one (1) director, Michael Fish, who has been determined by the Board to not be independent within the meaning of NYSE American Market rules.

Notwithstanding, pursuant to NYSE American Market rule 809, the Compensation Committee will have (i) a majority of independent members within 90 days of listing and (ii) all independent members within one (1) year of listing.

A copy of the Corporate Governance and Nominating Committee Charter is contained in Exhibit 99.03 to this Registration Statement.

Scientific and Clinical Advisory Board

The Company has a Scientific and Clinical Advisory Board (“SAB”) that consists of (i) Michael Grace PhD, (ii) Ronald Bordens, PhD, (iii) Dr. Barry Ginsberg, (iv) Dr. Kapil Bharti, (v) Dr. Dimiter Dimitrov; and (vi) Dr. Nicholas Boulis. Our SAB is not subject to a charter or any specific rules or procedures governing the SAB. We have compensated members of our SAB through ad hoc grants of Common Stock and Series C Preferred Stock in the past. The Company plans on adopting a formal policy for remuneration of our SAB in the future. The main role of our SAB is to advise our Board and management regarding scientific and intellectual property matters related to the Company’s assets, anticipated research, and product candidates.

Section 16(a) Beneficial Ownership Reporting Compliance

N/A

Stockholder Recommendation of Board Nominees

We currently do not have a formal policy on the submission of recommendations for candidates to the Board from stockholders. While the Board has not adopted a formal diversity policy or specific standards with regard to the selection of director nominees, due to the nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates. Additionally, although the Board has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess, when considering a potential non-incumbent candidate, the Board will factor into its determination the following qualities of a candidate: educational background, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, and ability to represent the best interests of our stockholders.

Code of Ethics

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Ethics and Business Conduct, which applies to all our directors, officers and employees. A copy of our Code of Ethics and Business Conduct is attached to this Registration Statement as Exhibit 14.01. If you would like to receive a copy of our Code of Ethics and Business Conduct, we will provide you a copy free of charge. Please see the section of the Registration Statement entitled “Where to Find More Information” for directions on how to request such information.

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Limitation on Liability and Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the FBCA and our Bylaws. Please see the section entitled “Indemnification of Directors and Officers” beginning on page II-1 hereof.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides disclosure concerning all compensation paid for services to us in all capacities for our fiscal years ended December 31, 2021 and 2020 provided by (i) each person serving as our principal executive officer, or PEO, or acting in a similar capacity during our fiscal year ended December 31, 2020 (ii) our most highly compensated executive officers other than our PEO who were serving as executive officers on December 31, 2021 and whose total compensation exceeded $100,000 (collectively with the PEO referred to as the “named executive officers” in this Executive Compensation section); and (iii) our Principal Financial Officer.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Paul Michaels	2021	150,000	(1)	-			-	-	-	106,000	(1)	256,000
President	2020	-		-	1,687,232	(4)	-	-	-	20,000	(7)	1,707,232

I Richard Garr	2021	170,000	(2)	-			-	-	-	201,000	(2)	371,000
CEO, CFO, General Counsel	2020	-		-	919,312	(5)	-	-	-	30,000	(7)	949,312

Barry Ginsberg	2021	150,000	(3)	-			-	-	-	106,000	(3)	256,000
Chief Strategy Officer	2020	-		-	1,687,232	(6)	-	-	-	20,000	(7)	1,707,232

(1)	Includes (i) $100,000 of cash compensation paid as an independent contractor, (ii) $150,000 of cash compensation paid as a W-2 employee, and (iii) $6,000 in Company paid medical benefits.
(2)	Includes (i) $195,000 of cash compensation paid as an independent contractor, (ii) $170,000 of cash compensation paid as a W-2 employee, and (iii) $6,000 in Company paid medical benefits.
(3)	Includes (i) $100,000 of cash compensation paid as an independent contractor, (ii) $150,000 of cash compensation paid as a W-2 employee, and (iii) $6,000 in Company paid medical benefits.
(4)	Includes (i) 50,000,000 shares of Series A Preferred Stock issued by the Company for services pursuant to the Company’s restructuring and in-licensing of technology, on November 11, 2020 with a value at the grant date of $775,420.17, and (ii) 6,000,000 shares of Series C Preferred Stock issued by the Company for services related to restructuring and in-licensing of technology, on November 18, 2020 with a value at grant date of $911,812.32
(5)	Includes (i) 250,000 shares of Common Stock issued by the Company for services on May 18, 2020, with a fair value on the grant date of $7,500, and (ii) 6,000,000 shares of Series C Preferred Stock issued by the Company for services related to restructuring and in-licensing of technology, on November 18, 2020 with a value at grant date of $911,812.32.
(6)	Incudes (i) 50,000,000 shares of Series A Preferred Stock issued by the Company for services pursuant to the Company’s restructuring and in-licensing of technology, on November 11, 2020 with a value at the grant date of $775,420.17, and (ii) 6,000,000 shares of Series C Preferred Stock issued by the Company for services related to restructuring.
(7)	Includes cash compensation paid as an independent contractor.

Employment Agreement of Paul Michaels

On October 1, 2020, the Company entered into an employment agreement with Paul Michaels to serve as President for a term of three (3) years beginning on September 1, 2020 and expiring on August 31, 2023 (“Michaels Employment Agreement”). Pursuant to the Michaels Employment Agreement, Mr. Michaels receives an annual salary of $240,000 per annum, which was increased by the Board to $300,000 per annum, effective September 1, 2021. The Michaels Employment Agreement states that the Company will accrue his outstanding salary until such time as the Company receives adequate funding. Mr. Michaels received all compensation as an independent contractor until June 15, 2021, when Mr. Michaels began receiving his salary as an employee. Effective September 30, 2021, the Board agreed to provide an additional $1,500 per month healthcare / transportation stipend to all employees, including Mr. Michaels.

The Company may terminate Mr. Michaels’ employment at any time for “Cause” as such term is defined in the Michaels Employment Agreement without any further compensation due to Mr. Michaels. In the event that the Company terminates Mr. Michaels’ employment without “Cause”, the Company will pay within 15 days of such termination, an amount equal to one year’ salary at the current base salary, plus continued medical coverage, if any, for the remainder of the term of the Michaels Employment Agreement. The Michaels Employment Agreement further stipulates that Mr. Michaels will not directly or indirectly solicit any customers of the Company.

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There are no family relationships between Mr. Michaels and any of the directors or officers of the Company.

The following table shows the required severance payments to be paid to Mr. Michaels upon a termination without “Cause” as of December 31, 2021:

Officer	Severance(1)	Medical Payments / Premiums (2)	Total
Paul Michaels	$300,000	$33,000	$333,000

(1)	Effective Base Salary of $300,000 as of December 31, 2021.
(2)	Represents continued medical coverage cost for remainder of Term (22 months as of 12/31/2021) based on the $1,500 per month healthcare stipend effective September 30, 2021.

Employment Agreement of I Richard Garr

On October 1, 2020, the Company entered into an employment agreement with I Richard Garr to serve as CEO and General Counsel for a term of three (3) years beginning on September 1, 2020 and expiring on August 31, 2023 (“Garr Employment Agreement”). On August 26, 2021, the Board additionally appointed Mr. Garr to serve as CFO of the Company. Pursuant to the Garr Employment Agreement, Mr. Garr receives an annual salary of $360,000 per annum, which was increased by the Board to $420,000 per annum, effective September 1, 2021. The Garr Employment Agreement states that the Company will accrue his outstanding salary until such time as the Company receives adequate funding. Mr. Garr received all compensation as an independent contractor until August 1, 2021, when Mr. Garr began receiving his salary as an employee. Effective September 30, 2021, the Board agreed to provide an additional $1,500 per month healthcare / transportation stipend to all employees, including Mr. Garr.

The Company may terminate Mr. Garr’s employment at any time for “Cause” as such term is defined in the Garr Employment Agreement without any further compensation due to Mr. Garr. In the event that the Company terminates Mr. Garr’s employment without “Cause”, the Company will pay within 15 days of such termination, an amount equal to one year’ salary at the current base salary, plus continued medical coverage, if any, for the remainder of the term of the Garr Employment Agreement. The Garr Employment Agreement further stipulates that Mr. Garr will not directly or indirectly solicit any customers of the Company.

There are no family relationships between Mr. Garr and any of the directors or officers of the Company.

The following table shows the required severance payments to be paid to Mr. Garr upon a termination without “Cause” as of December 31, 2021:

Officer	Severance(1)	Medical Payments / Premiums (2)	Total
I Richard Garr	$420,000	$33,000	$453,000

(1)	Effective Base Salary of $420,000 as of December 31, 2021.
(2)	Represents continued medical coverage cost for remainder of Term (22 months as of 12/31/2021) based on the $1,500 per month healthcare stipend effective September 30, 2021.

Employment Agreement of Barry Ginsberg

On October 1, 2020, the Company entered into an employment agreement with Dr. Barry Ginsberg to serve as Chief Strategy Officer for a term of three (3) years beginning on September 1, 2020 and expiring on August 31, 2023 (“Ginsberg Employment Agreement”). Pursuant to the Ginsberg Employment Agreement, Dr. Ginsberg receives an annual salary of $240,000 per annum, which was increased by the Board to $300,000 per annum, effective September 1, 2021. The Ginsberg Employment Agreement states that the Company will accrue his outstanding salary until such time as the Company receives adequate funding. Dr. Ginsberg received all compensation as an independent contractor until June 15, 2021, when Dr. Ginsberg began receiving his salary as an employee. Effective September 30, 2021, the Board agreed to provide an additional $1,500 per month healthcare / transportation stipend to all employees, including Dr. Ginsberg.

The Company may terminate Mr. Ginsberg’s employment at any time for “Cause” as such term is defined in the Ginsberg Employment Agreement without any further compensation due to Dr. Ginsberg. In the event that the Company terminates Dr. Ginsberg’s employment without “Cause”, the Company will pay within 15 days of such termination, an amount equal to one year’ salary at the current base salary, plus continued medical coverage, if any, for the remainder of the term of the Ginsberg Employment Agreement. The Ginsberg Employment Agreement further stipulates that Dr. Ginsberg will not directly or indirectly solicit any customers of the Company.

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There are no family relationships between Dr. Ginsberg and any of the directors or officers of the Company.

The following table shows the required severance payments to be paid to Dr. Ginsberg upon a termination without “Cause” as of December 31, 2021:

Officer	Severance(1)	Medical Payments / Premiums (2)	Total
Dr. Barry Ginsberg	$300,000	$33,000	$333,000

(1)	Effective Base Salary of $300,000 as of December 31, 2021.
(2)	Represents continued medical coverage cost for remainder of Term (12 months as of 12/31/2020) based on the $1,500 per month healthcare stipend effective September 30, 2021.

Outstanding Equity Awards Value at Fiscal Year-End

Please see Stock Awards for Executive Compensation Table above.

Our Equity Compensation Plans

On August 26, 2021, our Board approved the 2021 Equity Incentive Plan (“2021 Plan”). On October 8, 2021, a majority of the voting power of our capital stock approved the 2021 Plan. The 2021 Plan is administered by our Board or such committee appointed by the Board. The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, performance units, performance shares, restricted stock units, and other stock-based awards to our employees, directors, and consultants. The purpose of the 2021 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of the Company’s business. Under the terms of the 2021 Plan, the Company initially reserved 53,852,119 shares of Common Stock, subject to an automatic increase on the first day of each calendar year such that the number of shares available for issuance under the 2021 Plan will be 10% of the outstanding shares of Common Stock of the company. As of January 1, 2022, there were 57,065,163 shares reserved for issuance under the 2021 Plan, none of which were outstanding. The 2021 Plan further authorizes the administrator to amend the exercise price and terms of certain awards thereunder. As of the date of this Prospectus, no awards have been granted under the 2021 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:	—	—	—
2021 Equity Incentive Plan (1)	—	—	53,582,119
Plans not approved by stockholders

(1)	The 2021 Equity Incentive Plan was adopted on August 26, 2021, by the Board and approved by our stockholders on October 8, 2021. On January 1 of each year, the number of shares available for issuance under the 2021 Equity Incentive Plan will increase, if necessary, to be equal to 10% of the outstanding shares of common stock of the Company. We initially reserved 53,852,119 shares of Common Stock under the 2021 Equity Incentive Plan. Pursuant to the automatic increase, as of January 1, 2022, there were 57,065,163 shares of Common Stock authorized under the Plan. As of March 15, 2022, we have issued awards or grants under the plan in the aggregate of 8,456,500

Director Compensation

Current Board Compensation Policy

The Board does not have a formal compensation policy regarding its non-employee directors. The Board has previously awarded its non-employee directors with ad hoc equity based awards upon joining the Board. The Board anticipates continuing to issue equity grants for its non-employee directors until such time that it implements a formal compensation policy for its non-employee Board members.

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The following table provides information concerning the compensation paid to our non-executive directors for their services as members of our board of directors for the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Marc Drimer (1)	—	—		34,382	—	—		—
Michael Fish (2)	—	36,720	(3)	—	—	—	—	—

(1)	Mr. Drimer joined the Board effective July 14, 2021 On such date, Mr. Drimer was granted a warrant to purchase 1,000,000 shares of Common Stock, with an exercise price of $0.124 and a term of 3 years. The shares underlying the warrant vest as follows: (i) 250,000 shares on July 14, 2021, (ii) 250,000 shares on November 14, 2021, (iii) 250,000 shares on March 14, 2022, and (iv) 250,000 shares on July 14, 2022. Pursuant to Mr. Drimer’s passing on November 13, 2021, the Board agreed to vest the second tranche of Mr. Drimer’s warrants. Accordingly, 500,000 warrants vested and the remaining 500,000 that were unvested were cancelled on November 13, 2021.

(2)	Mr. Fish resigned as a member of the Board of Directors effective September 1, 2021. On November 12, 2021, Mr. Fish was reappointed to the Board to fill the vacancy created by Mr. Drimer’s passing.

(3)	On September 1, 2021, Mr. Fish received a grant of 300,000 shares of Common Stock valued at $36,720.

PRINCIPAL STOCKHOLDERS

Security ownership of certain beneficial owners.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or have the right to acquire such powers within 60 days. Accordingly, the following tables do not include options or warrants to purchase our common stock that are not exercisable within the next 60 days.

COMMON STOCK

Name and Address of Beneficial Owner (1)	Shares		Shares Underlying Convertible Securities		Total	Percent of Class (2)
Directors and named executive officers
Paul Michaels (11)	29,609,695	(3)	5,200,000	(4)	34,809,695	6.034%
I Richard Garr (11)	14,550,000		2,485,500	(5)	17,035,500	2.97%
Barry Ginsberg (11)	71,676,362	(6)	2,685,500	(7)	74,361,862	12.95%
Michael Fish (8)	500,000		-		500,000	*
Marc Drimer (9)	-		500,000	(10)	500,000	*
All directors and named executive officers as a group (5) individuals)	116,336,057		10,871,000		127,207,057	21.83%

*	Represents less than one percent.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Curative Biotechnology, Inc., 1825 NW Corporate Blvd., Suite 110, Boca Raton, FL 33431.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common share purchase options or warrants. There are 571,651,636 shares of common stock issued and outstanding as of March 15, 2022.

(3)	Represents Shares owned personally by Mr. Michaels and further includes 10,965,882 shares out of 21,931,765 shares owned by SunMed Advisors, an entity that is owned 50% by Mr. Michaels.

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(4)	Represents (i) a warrant to purchase 5,000,000 shares of Common Stock issued on June 11, 2021, having an exercise price of $0.20 per share and term of three years from issuance, (ii) a warrant to purchase 200,000 shares of Common stock issued on December 3, 2020, having an exercise price of $0.05 per share and a term of three (3) years.

(5)	Represents an option to purchase 2,485,500 shares of Common Stock issued on January 14, 2022, having an exercise price of $0.0517, and a term of five (5) years.

(6)	Represents shares owned personally by Dr. Ginsberg and further includes 10,965,883 shares out of 21,931,765 shares owned by SunMed Advisors, an entity that is owned 50% by Dr. Ginsberg

(7)	Represents (i) a warrant to purchase 200,000 shares of Common stock issued on December 3, 2020, having an exercise price of $0.05 per share and a term of three (3) years and (ii) an option to purchase 2,485,500 shares of Common Stock issued on January 14, 2022, having an exercise price of $0.0517, and a term of five (5) years.

(8)	Mr. Fish resigned from the Board of Directors effective September 1, 2021. Effective November 12, 2021, Mr. Fish was reappointed to the Board to fill the vacancy created by Mr. Drimer’s passing.

(9)	Mr. Drimer joined the Board effective July 14, 2021. Mr. Drimer passed away on November 12, 2021.

(10)	Represents a warrant to purchase 1,000,000 shares of Common Stock with an exercise price of $0.124, and a term of three (3) years from issuance. The Warrant vests (i) 250,000 shares on July 14, 2021, (ii) 250,000 shares on November 1, 2021, (iii) 250,000 shares on March 14, 2022, and (iv) 250,000 shares on July 14, 2022. Pursuant to Mr. Drimer’s passing, the Board agreed to vest the second tranche of Mr. Drimer’s warrant, and in total, the warrant vested 500,000 and the remaining 500,000 that were unvested were cancelled on November 13, 2021.

(11)	Does not include 6,000,000 shares of Series C Preferred Stock owned by such person. All 6,000,000 shares of Series C Preferred Stock are convertible into 244,993,558 shares of Common Stock as of March 15, 2022. Such ownership on conversion is not reflected in the above “Totals” or “Percent of Class” columns. 100% of the Series C Preferred Stock converts into 30% of the issued and outstanding Common Stock in the aggregate on a post conversion basis. For a further description of the beneficial ownership of the Series C Preferred Stock, please see the beneficial ownership table of “Series C Preferred Stock” below.

SERIES B PREFERRED STOCK

The Company also has 81,000 shares of Series B Preferred Stock issued and outstanding. Each Share of Series B Preferred Stock converts into Common Stock at a price per share of $0.0075. The Series B Preferred Stock votes on an as converted to Common Stock basis or approximately 133.33 votes per share of Series B Preferred Stock.

Name and Address of Beneficial Owner (1)	Shares	Shares Underlying Convertible Securities	Total	Percent of Class (2)
5% owners
Charma Larkin (3)	26,000	-	26,000	32.10%
Red Tie Financial, Inc. (4)	10,000	-	10,000	12.35%
Big Apple LLC (5)	45,000	-	45,000	55.56%
All 5% owners as a group (3 individuals)	81,000	-	81,000	100%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Series B Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common share purchase options or warrants. There are 81,000 shares of Series B Preferred Stock issued and outstanding as of March 15, 2022.

(3)	556 Vintage Oaks Terrace, Delray Beach, Florida 33484

(4)	195 Wekaiva Spring Road #320, Longwood, Florida 32779

(5)	C/O 850 North West Federal Highway #411, Stuart, Florida 33494

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SERIES C PREFERRED STOCK

The Company also has 30,000,000 shares of Series C Preferred Stock issued and outstanding. The Series C Preferred Stock votes such that each share of Common Stock upon conversion of a share of Series C Preferred Stock will have 10 votes. The Series C Preferred Stock in the aggregate converts into 30% of the issued and outstanding shares of Common Stock on the date of conversion.

Name and Address of Beneficial Owner (1)	Shares	Shares Underlying Convertible Securities	Total	Percent of Class (2)
5% owners
Paul Michaels	6,000,000	-	6,000,000	20.00%
Barry Ginsberg	6,000,000	-	6,000,000	20.00%
Michael Grace	6,000,000	-	6,000,000	20.00%
Ronald Bordens	6,000,000	-	6,000,000	20.00%
I Richard Garr	6,000,000	-	6,000,000	20.00%
All 5% owners as a group (5 individuals)	30,000,000	-	30,000,000	100%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Curative Biotechnology, Inc., 1825 NW Corporate Blvd., Suite 110, Boca Raton, FL 33431.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common share purchase options or warrants. There are 30,000,000 shares of Series C Preferred Stock issued and outstanding as of March 15, 2022.

(3)	All 30,000,000 shares of Series C Preferred Stock of beneficial owner are convertible into 244,993,558 shares of Common Stock as of March 15, 2022. The Series C Preferred Stock converts into 30% of the issued and outstanding Common Stock in the aggregate on a post conversion basis.

Change of Control

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Information regarding disclosure of an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction is incorporated by reference from the section of this Prospectus entitled “Executive Compensation.”

Information regarding disclosure of compensation to a director is incorporated by reference from the section of this Prospectus entitled “Director Compensation.”

Summarized below are certain transactions and business relationships between the Company and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities (at the time of the transaction) since January 1, 2020:

Related Party Transactions

●	On February 24, 2020, SunMed Advisors, Inc. purchased 21,653,000 shares of Series A Preferred Stock from former principals of the Company in exchange for $60,000. SunMed Advisors is owned (i) 50% by Barry Ginsberg, our Chief Strategy Officer and director and (ii) 50% by Paul Michaels, our president. On March 30, 2021, SunMed Advisors converted all of its Series A Preferred Stock into 21,931,765 shares of Common Stock.

●	On May 18, 2020, the Board granted Richard Garr, our chief executive officer, 250,000 shares of restricted stock valued at $7,500.

●	On November 8, 2020, the Board granted Michael Fish, a member of our Board, 100,000 shares of restricted stock valued at $3,000. Mr. Fish resigned from the Board in August 2021.

●	On November 11, 2020, the Company issued 100,000,000 shares Series A Preferred Stock in exchange for services related to corporate restructuring and in-licensing of technology to the Company to Paul Michaels and Barry Ginsberg, our president and Chief Strategy Officer, respectively. Each of Dr. Ginsberg and Mr. Michaels received 50,000,000 shares of Series A Preferred Stock valued at $775,420 each. The Series A Preferred Stock in the aggregate, including other outstanding shares of which there were 34,109,750 already outstanding, was convertible at any time into 35% of the issued and outstanding Common Stock post conversion. On April 7, 2021, Mr. Michaels and Dr. Ginsberg converted all of their outstanding shares of Series A Preferred Stock into 101,287,626 shares of Common Stock.

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●	On November 11, 2020, the Company issued an aggregate of 30,000,000 shares of Series C Preferred Stock to certain employee and service providers of the Company. The Series C Preferred Stock is collectively convertible into such number of shares of Common Stock as will equal 30% of the issued and outstanding Common Stock post conversion. The Series C Preferred Stock votes 10 votes for every 1 share of Common Stock that the Series C Stock is convertible into. Of the 30,000,000 shares of Series C Preferred Stock issued, 6,000,000 were issued to each of (i) Paul Michaels, our Chairman and President, (ii) Barry Ginsberg, our Chief Strategy Officer and Director, and (iii) Richard Garr, our Chief Executive Officer, Chief Financial Officer, and General Counsel, for services related to corporate restructuring and in-licensing of technology. Such 18,000,000 shares of Series C Preferred Stock are valued at an aggregate of $2,735,437. Pursuant to the ownership of 18,000,000 shares of Series C Preferred Stock, Richard Garr, Barry Ginsberg, and Paul Michaels collectively, have the right to exercise voting control with respect to their Series C Preferred Stock only, of approximately 48.47% of the voting power of all capital stock of the Company as of September 30, 2021.

●	On December 3, 2020, the Company sold $40,000 of promissory notes to Paul Michaels and Barry Ginsberg ($20,000 each), our president and Chief Strategy Officer. The Notes have an original issue discount such that an aggregate of $50,000 is due under the Notes within six (6) months from issuance. The Company paid back $50,000 in satisfaction of the Notes on June 3, 2021. Additionally, Mr. Michaels and Dr. Ginsberg were each issued warrants to purchase 200,000 shares of Common Stock with an exercise price of $0.05 per share and a term of three (3) years.

●	On June 11, 2021, the Board granted Paul Michaels, our president and a director, warrants to purchase 5,000,000 shares of Common Stock. The exercise price of the warrant is $0.20 per share, and the warrant has a term of 3 years from issuance. The warrant grant was valued at $87,249.

●	On July 14, 2021, upon joining the Board, Marc Drimer was granted a warrant to purchase 1,000,000 shares of Common Stock. The warrant has an exercise price of $0.124 per share, a term of 3 years from issuance and vests in 4 equal quarterly installments beginning July 14, 2021 and ending on July 14, 2022. The warrant was valued at $34,382. Pursuant to Mr. Drimer’s passing, 500,000 shares underlying warrants vested and the remaining 500,000 that were unvested were cancelled.

●	On September 1, 2021, in conjunction with his initial resignation from the Board, Michael Fish was granted 300,000 shares of Common Stock valued at $36,750.

●	On January 14, 2022, the Board granted 1,000,000 shares of common stock valued at $51,750, to Paul Michaels and Options to purchase 2,485,500 shares of common stock at an exercise price of $0.05175 to each of Barry Ginsberg and Richard Garr, with each such grant valued at $51,750.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by our Board of Directors.

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The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Prior to the completion of the offering, the Company anticipates entering into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission’s position is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

UNDERWRITING

Aegis Capital Corp. (“Aegis) is acting as the sole underwriter of the offering. We have entered into an underwriting agreement dated   , 2022, with Aegis. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below have agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of our common stock and Warrants:

Underwriter	Number of Shares	Number Of Warrants
Aegis Capital Corp.

The underwriter is committed to purchase all the shares of common stock and Warrants offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the common stock and Warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the common stock and Warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the common stock and/or the Warrants to other securities dealers at such price less a concession of $[●] per share or Warrant. After the initial offering, the public offering price and concession to dealers may be changed.

Discounts and Commissions. The following table shows the public offering price, underwriting discount, non-accountable underwriter’s expense allowance and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Share	Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$	$
Underwriting discount (7.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)	$	$
Proceeds, before expenses, to us	$	$	$	$

72

We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds we received in this offering. In addition, we have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriter’ over-allotment option) with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to underwriter; and (h) the fees and expenses of the Company’s accountants; and (i) fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Aegis’s counsel.

We estimate that the total expenses of the offering, excluding underwriting discount and non-accountable expense allowance, will be approximately $[●]. Upon closing, we have also agreed to reimburse $100,000 of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase additional shares of common stock and/or Warrants, representing 15% of the common stock sold in the offering (including the overallotment option). If the underwriter exercises all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. The purchase price to be paid per Warrant shall be equal to [●].

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on [●] or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

73

Offering Price Determination

The public offering price was negotiated between the underwriter and us. In determining the public offering price of our common stock, the underwriter considered:

●	the history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our Company’s common stock.

Indemnification

We have agreed to indemnify Aegis, its affiliates and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Lock-Up Agreements

We and all of our directors and executive officers have agreed that, for a period of one hundred eighty (180) days, respectively, after the date of the offering, subject to certain limited exceptions, not to directly or indirectly, without the prior written consent of Aegis, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the Underwriting Agreement, (ii) any shares of common stock issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s [●] Incentive Compensation Plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements on Form S-8, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

Aegis, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Aegis will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Right of First Refusal and Tail Financing

If, for the period ending 18 months from the closing of this offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) has the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) has the right to act as sole bookrunning manager, sole underwriter or sole placement agent for such financing.

In addition, we have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the four (4)-month period following expiration or termination of our engagement letter with the underwriter.

74

Securities Issuance Standstill

We have agreed, for a period of ninety (90) days after the closing date of this offering, that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock, shares or share equivalents except for the issuance of shares of common stock or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company’s stockholders and issued for bona fide services permissible under Form S-8. Except for offerings with Aegis, for ninety (90) days after the closing date of the Offering, the Company shall not effect or enter into an agreement to effect any issuances of common stock in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction within this period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

Other Relationships

Aegis may in the future provide us and our affiliates with investment banking and financial advisory services for which Aegis may in the future receive customary fees. Aegis may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may allocate a number of shares to the underwriter and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the underwriter on the same basis as other allocations.

Listing

Our Common Stock listed on the [●] under the symbol “[●].”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Issuer Direct Corporation, One Glenwood Ave, Suite 1001, Raleigh, NC 27603; (919) 481-4000.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Silvestre Law Group, P.C., Westlake Village, California. Certain legal matters related to the offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

Interests of named experts and counsel

The Silvestre Law Group, P.C. or its various principals and/or affiliates, own warrants to purchase 3,000,000 shares of our Common Stock.

EXPERTS

The financial statements included in this prospectus and in the registration statement of which it forms a part, have been so included in reliance on the reports of Daszkal Bolton LLP, our independent registered public accounting firm for the year ended December 31, 2021, and 2020, appearing elsewhere in this prospectus and the registration statement of which it forms a part, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and at our website at http://www.curativebiotech.com. We will furnish our stockholders with annual reports containing audited financial statements.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s public reference rooms; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

75

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Curative Biotechnology, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Curative Biotechnology, Inc. (the Company) at December 31, 2021 and 2020, and the related statements of operations, deficiency in stockholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has sustained net losses and has accumulated and working capital deficits, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosures to which it relates.

F-2

Intangible Assets Impairment Assessments

As described in Note 4 to the financial statements, the Company has intangible assets of $1.6 million at December 31, 2021, which includes licensed rights for the development and commercialization of a COVID-19 vaccine. The value of intangible assets makes up approximately 65% of total assets. In most cases, no directly observable market inputs are available to measure the fair value to determine if the assets are impaired. Therefore, an estimate is derived indirectly and is based on net present value techniques utilizing post-tax cash flows and discount rates. The estimates that management used in calculating the net present values depend on assumptions specific to the nature of the development activities with regard to the amount and timing of projected future cash flows; long-term forecasts; actions of competitors, future tax and discount rates.

The principal consideration for our determination that performing procedures relating to the intangible assets impairment assessment is a critical audit matter is the significant judgment by management when developing the net present value of the intangible assets. This, in turn, led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the amount and timing of projected future cash flows.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included evaluating the significant assumptions used by management, including the amount and timing of projected future cash flows. Evaluating management’s assumptions related to the amount and timing of projected future cash flows involved evaluating whether the assumptions used by management were reasonable considering the current and past performance of similar intangible assets, the consistency with external market and industry data, and whether these assumptions were consistent with evidence obtained in other areas of the audit.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

March 25, 2022

Boca Raton, Florida

We have served as the Company’s auditor since 2021

F-3

Curative Biotechnology, Inc

Balance Sheets

December 31,

	2021	2020
ASSETS
CURRENT ASSETS
Cash	$670,263	$160,607
Subscription receivable	25,000	-
Prepaid expenses	58,642	1,900,859
Funds receivable on notes payable	-	70,000

Total current assets	753,905	2,131,466

FIXED ASSETS
Property and equipment	6,834	81,515
Accumulated depreciation	(114)	(79,177)

Total fixed assets	6,720	2,338

OTHER ASSETS
Deferred offering costs	92,975	-
Intangible assets, net	1,558,550	140,300

Total other assets	1,651,525	140,300

Total Assets	$2,412,150	$2,274,104

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$726,904	$97,830
Convertible note payable	-	128,700
Liability to issue common shares	3,431	7,400
Short term note payable - related parties, net of discounts	-	25,415
Third party short term loans, net of discounts	-	405,646

Total current liabilities	730,335	664,991

Total Liabilities	730,335	664,991

Commitments and Contingencies

Preferred stock, Series A, 0 and 134,109,750 shares issued and outstanding	-	1,564,251
Preferred stock, Series C, 30,000,000 and 30,000,000 shares issued and outstanding	18,043,557	4,566,502

DEFICIENCY IN STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 200,000,000 shares, Series B 81,000 and 293,000 shares issued and outstanding	8	29
Common stock, $0.0001 par value, authorized 1,100,000,000 shares; 570,651,636 and 333,000,327 shares issued and outstanding	57,065	33,300
Additional paid-in capital	10,498,221	3,544,658
Accumulated deficit	(26,917,036)	(8,099,627)

Total deficiency in stockholders’ equity	(16,361,742)	(4,521,640)

Total Liabilities and Deficiency in Stockholders’ Equity	$2,412,150	$2,274,104

The accompanying notes are an integral part of the financial statements

F-4

Curative Biotechnology, Inc

Statements of Operations

Year ended December 31,

	2021	2020

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS MARGIN	-	-

OPERATING EXPENSES:
General and administrative expenses	4,211,355	4,598,302
Research and development expenses	779,275	-
Impairment of long-lived assets	16,958	32,136
Depreciation and amortization	6,744	5,301

Total expenses	5,014,332	4,635,739

Loss from operations	(5,014,332)	(4,635,739)

Other expense:
Interest expense	176,672	34,516
Loss on debt extinguishment	149,350	-
Total other expense	326,022	34,516

Net loss	(5,340,354)	(4,670,255)

Series C deemed dividend	(13,477,055)	(4,440)

Net loss to common shareholders	$(18,817,409)	$(4,674,695)

(Loss) income per basic weighted average common share	$(0.04)	$(0.01)

Number of weighted average basic and diluted common shares outstanding	500,981,957	326,678,469

The accompanying notes are an integral part of the financial statements

F-5

Curative Biotechnology, Inc

Statement of Deficiency in Stockholders’ Equity

	Number of Shares		Par Value		Additional Paid-in	Accumulated	Total Deficiency in Stockholders’
	Common	Preferred	Common	Preferred	Capital	Deficit	Equity

BALANCE, January 1, 2020	322,800,327	34,402,750	$32,280	$29	$3,304,188	$(3,424,932)	$(88,435)
Common shares issued for services	1,700,000	-	170	-	36,630	-	36,800
Common shares issued for intangible assets	8,500,000	-	850	-	105,150	-	106,000
Warrants issued in connection with debt	-	-	-	-	54,555	-	54,555
Warrants issued for services	-	-	-	-	44,135	-	44,135
Preferred stock Series A issued for services	-	100,000,000	-	*	*	-	*
Preferred stock Series C issued for services	-	30,000,000	-	*	*	-	*
Series C deemed dividend	-	-	-	-	*	(4,440)	(4,440)
Net loss	-	-	-	-	-	(4,670,255)	(4,670,255)

BALANCE, December 31, 2020	333,000,327	164,402,750	33,300	29	3,544,658	(8,099,627)	(4,521,640)
Common shares issued for services	8,715,000	-	872	-	539,264	-	540,136
Common shares issued for intangible assets	12,500,000	-	1,250	-	1,423,750	-	1,425,000
Warrants issued in connection with debt	-	-	-	-	9,533	-	9,533
Warrants issued for services	-	-	-	-	485,487	-	485,487
Common stock issued for conversion of Preferred stock Series A	135,836,702	(134,109,750)	13,584	*	1,550,667	-	1,564,251
Common stock issued for conversion of Preferred stock Series B	28,266,666	(212,000)	2,826	(21)	(2,805)	-	0
Shares issued for cash	27,520,442	-	2,752	-	1,570,248		1,573,000
Shares issued to convert debt	10,937,499	-	1,094	-	655,156	-	656,250
Warrant exercises for cash	10,500,000	-	1,050	-	523,950	-	525,000
Shares issued to settle payables	375,000	-	37	-	11,213	-	11,250
Shares issued to settle debt	2,000,000	-	200	-	179,800	-	180,000
Shares issued to settle liability to issue shares	1,000,000	-	100	-	7,300	-	7,400
Series C deemed dividend	-	-	-	-	*	(13,477,055)	(13,477,055)
Net loss	-	-	-	-	-	(5,340,354)	(5,340,354)
BALANCE, December 31, 2021	570,651,636	30,081,000	$57,065	$8	$10,498,221	$(26,917,036)	$(16,361,742)

*	Series A and Series C Preferred Stock amounts reflected in mezzanine equity

The accompanying notes are an integral part of the financial statements

F-6

Curative Biotechnology, Inc

Statements of Cash Flows

Year ended December 31,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,340,354)	$(4,670,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,744	5,301
Share based compensation	2,889,567	4,302,978
Amortization of warrant discount	2,545	11,495
Amortization of Original Issue Discount	122,129	19,121
Loss on debt extinguishment	149,350	-
Impairment of long lived assets	16,958	32,136
Changes in operating assets and liabilities
(Increase) in stock subscription receivable	(25,000)	-
(Increase) in prepaid expenses	(18,294)	-
Increase in accounts payable and accrued expenses	592,320	109,131

Net cash used in operating activities	(1,604,035)	(190,093)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(6,834)	-
Purchase of intangible assets	(14,500)	(34,300)

Net cash used in investing activities	(21,334)	(34,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received for issuance of common stock	1,573,000	-
Cash received for exercise of warrants	525,000	-
Cash received for amounts receivable on notes payable	70,000	-
Cash paid for deferred offering costs	(92,975)	-
Advances from related party	-	48,083
Payments on related party advances	-	(48,083)
Payments on related party notes payable	(50,000)	-
Cash received from related party notes payable	-	20,000
Cash received from third party notes payable	110,000	365,000

Net cash provided by financing activities	2,135,025	385,000

Net increase in cash	509,656	160,607

CASH, beginning of year	160,607	-

CASH, end of year	$670,263	$160,607
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$10,000	$-
Income taxes paid in cash	$-	$-
Non-Cash Financing Activities:
Common shares issued for intangible assets	$1,425,000	$106,000
Common shares issued upon conversion of debt	$656,250	$-
Common shares issued upon conversion of preferred stock	$1,564,251	$-
Warrants issued as debt discount	$9,533	$54,555
Series C preferred stock deemed dividend	$13,477,055	$4,440
Common shares issued to settle liabilities	$198,650	$-

F-7

Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS

Curative Biotechnology Inc. (f/k/a Connectyx Technologies Holdings Group, Inc.), (CUBT), is a Florida corporation, formed as a Nevada corporation on June 29, 1995, reincorporated in Florida on October 30, 2007, with a name change November 30, 2020, which conducts business from its headquarters in Boca Raton, Florida. Curative Biotechnology, Inc. is a development stage biomedical company that seeks to develop, in-license, sub-license and bring to market products in both the Pharmaceutical and Medical Device space. The Company focuses on products that are targeted at FDA-defined “Orphan Diseases” with patient populations under 200,000 in the United States. The company leverages management’s experience and business relationships with Life Science research institutions as well as Life Science industry members to acquire Life Science candidates that fit within the company’s business model. The company has established a scientific advisory board with a successful track record of bringing pharmaceuticals to market.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

b) Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c) Cash and equivalents The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

(d) Prepaid expenses From time to time, the Company may prepay expenses either through the transfer of cash, assets or the issuance of securities. Prepaid expenses are amortized over the period of benefit.

(e) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

(f) Intangible Assets The useful life of intangible assets is assessed as either finite or indefinite. Following the initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

Intangible assets with finite useful lives are carried at cost less accumulated amortization. Amortization is calculated using the straight line method over the estimated useful lives.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. If impairment indicators are present, these assets are subject to an impairment review. Any loss resulting from impairment of intangible assets is expensed in the period the impairment is identified.

(g) Impairment of Long-Lived Assets A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, continued

(h) Financial Instruments and Fair Value Measurements

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i) Related Party Transactions All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

(j) Revenue Recognition The Company adopted Accounting Standards Codification, (“ASC”), 606, “Revenue from Contracts with Customer” on January 1, 2018. This revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized when pervasive evidence of an arrangement exists, services have been rendered (product delivered), the sales price is fixed or determinable, and collectability is reasonably assured. This occurs only when the product(s) is ordered and subsequently delivered.

(k) Stock based compensation Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to non-employees, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, continued

(l) Income Taxes Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

(m) Net income (loss) per share Basic loss per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. There were no dilutive common stock equivalents for the years ended December 31, 2021 and 2020.

(n) Recent Accounting Pronouncements The Company has considered recent accounting pronouncements during the preparation of these financial statements.

NOTE 3 - LIQUIDITY AND GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern, as reflected by the net loss of approximately $5.3 million and accumulated deficit of approximately $26.9 million through December 31, 2021. The ability of the Company to continue as a going concern is dependent upon commencing operations, developing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking additional capital to allow it to grow its operations

NOTE 4 - INTANGIBLE ASSETS

During the 4th quarter 2021, the Company acquired the following intangible asset:

(a) MABT Covid-19 license The Company entered into a licensing agreement with Mid-Atlantic BioTheraputics, Inc., (MABT), to license MABT’s COVID-19 vaccine which is composed of a recombinant S1 and S2 protein from SARS-CoV-2 plus an IMT504 adjuvant. The Company issued 12,500,000 shares of common stock valued at $1,425,000 to acquire this license.

During the 4th quarter 2020, the Company acquired the following intangible assets:

(b) Website In December 2020, the Company contracted with a third party to develop and produce a new website for the Company for a contract price of $22,500, one-half in cash and one-half in common stock of the Company. The Company expects to amortize this cost over 3 years once it is operational.. This website was placed into service in March 2021. Amortization expense for the year ended December 31, 2021 was $6,250.

In March 2020, the Company contracted with a third party to develop and produce a new website for the Company for a contract price of $15,000, for which the Company issued 1,500,000 shares of common stock.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 4 - INTANGIBLE ASSETS, continued

(c) Patent rights option In October 2020, the Company entered into an agreement for the option to purchase certain exclusive license rights for US Patent No. 8,287,505 Ophthalmic Drop Dispensing Tip Assembly, issued October 16, 2012, from IEM, Inc., (IEM), the sole owner of this patent. The cost of this option was $1,800.

The Company had until September 30, 2021, to advise IEM in writing that it wishes to exercise this Option Right and pay IEM $50,000 in exchange for an exclusive world-wide, royalty free perpetual license. In September 2021, the Company exercised the option to extend the deadline for notification in the contract with IEM, from September 30, 2020 to March 31, 2022, in exchange for the payment of $1,000. The Company is evaluating the Patent rights, potential products and markets under this Patent.

(d) IMT504 Patent license In October 2020, the Company entered into a license agreement with MidAtlantic BioTheraputics, Inc., (MABT), to license the development of a pharmaceutical compound known as IMT504, as immununotherapy for late stage symptomatic rabies. The license is for worldwide use. There are certain conditions to the license, principally that the Company raise $6.5 million to fund the development. There is not a time limit on raising these funds unless the Company utilizes a public offering process, such as Regulation A.

The total cost for this license is 20 million shares of the Company’s common stock, issuable in three tranches - 1- 7 million shares upon execution of the license (which have been issued, valued at $91,000), 2- 6.5 million shares upon the submission of an Investigational New Drug (IND) to the FDA and 3- 6.5 million shares upon the successful completion of the first rabies clinical trial of this IND. This license calls for royalties of 50% of the net profit, after reimbursement for development costs, of successfully marketed products utilizing IMT504.

(e) National Institute of Health (NIH) Patent license #1 In October 2020, the Company entered into an exclusive 24 month evaluation license of Provisional Patent Application No. 62/199,707, filed July 31, 2015; PCT Application No. PCT/US2016/044777 filed July 29, 2016 and Patent No. 10,548,987 issued February 4, 2020. This license is for the evaluation of and development of an anti-CD56 antibody drug conjugate for the treatment of glioblastoma. Should the Company develop a marketable product, the Company is then required to negotiate a new license with appropriate royalties.

This license calls for the payment of a non-creditable non-refundable license issue royalty of $10,000, paid ½ at issuance and ½ on the one year anniversary.

(f) National Institute of Health (NIH) Patent license #2 In January 2021 the Company entered into an NIH exclusive 36 month worldwide license of Provisional Patent Application No. 62/899,899, filed September 13, 2019 and PCT Application No. PCT/US2020/050540 filed September 11, 2020. This license is for the development of ocular metformin formulation for the treatment of retinal degenerative diseases.

This license requires two separate royalty streams of payments:

First is a royalty equal to the unreimbursed patent expenses paid by NIH, with an initial amount of $8,500 due within 30 days of execution of the license. At the first anniversary of the license NIH will supply a statement of additional unreimbursed patent expenses paid by NIH during the year, of which the Company is required to pay 50%, with the remaining balance due on the third anniversary.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 4 - INTANGIBLE ASSETS, continued

(f) National Institute of Health (NIH) Patent license #2, continued

Second is an ongoing royalty schedule: an initial royalty of $5,000 upon execution of the license, and annually thereafter as the minimum royalty amount. The license can be extended on the third anniversary to the remaining life of the licensed patent by the payment of a one-time non-refundable, non-creditable royalty of $45,000. There are three benchmark royalties - $75,000 upon the initiation of the first Phase 2 Clinical Study; $300,000 upon the completion of Phase 3 Clinical Study and $600,000 upon the FDA approval of the first Licensed Product. Upon first commercial sale there is a royalty of $100,000 each for the United States, Canada, European Union and Asian region. Last is a 3.5% of net sales royalty.

The patent rights and patent licenses are under development, therefore amortization of the costs has not commenced, as these patent rights and licenses have not been placed in service.

NOTE 5 - RELATED PARTY TRANSACTIONS

From time to time the Company may enter into non-arms length transactions with related parties, however the Company exercises its best efforts to ensure that such transactions are valued on a basis comparable to a true arms length transaction.

During 2020, one officer advanced $48,083 to the Company, carrying no stated interest rate nor maturity. This advance was repaid during 2020.

During the second quarter of 2021, the remaining two notes from officers of the Company, totaling $40,000 of principal and $10,000 of OID, were repaid in cash.

NOTE 6 - NOTES PAYABLE

During the first quarter 2021, 13 of the 15 total notes were converted into 10,937,499 shares of common stock.

In January 2021, the amounts receivable for notes payable were received.

During the first quarter of 2021, the Company entered into two (2) notes payable with a face amount of $137,500, including 25% Original Issue Discount (OID), for a total amount of cash received of $110,000. The notes are identical and carry a maturity of six months from inception and a 25% OID. The maturity is extendable at the Company’s option for up to three months with a 3% per month extension fee. In connection with the notes, the Company issued warrants to purchase 1,100,000 shares of common stock of the Company, which were recorded as a discount in the amount of $9,533, which is being amortized over the term of the notes. These notes are collateralized by Preferred C shares representing 9.24% of the issued and outstanding common stock shares. Two officers holding Preferred C shares have pledged the Preferred C shares as this collateral.

During 2020, the Company issued thirteen (13) notes payable with a face amount of $568,750, including 25% OID, for a total amount of cash received of $455,000. The notes are identical and carry a six month maturity. The maturity is extendable at the Company’s option for up to three months with a 3% per month extension fee. In connection with the notes, the Company issued warrants to purchase 4,550,000 shares of common stock of the Company, which were recorded as a discount in the amount of $54,555, which is being amortized over the term of the notes. These notes are collateralized by Preferred C shares representing 9.24% of the issued and outstanding common stock shares. Two officers holding Preferred C shares have pledged the Preferred C shares as this collateral. During the first quarter of 2021, 13 of the 15 note holders converted their notes into shares of common stock at the rate of $0.06 per share, for a total of 10,937,499 shares of common stock for a total of $656,250 convertible debt.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 7 - CONVERTIBLE NOTE PAYABLE

In April 2013, the Company entered into a convertible note in the principal amount of $97,500, which carried a 4% interest rate. This note was convertible at a conversion price equal to the lesser of 90% of the previous 10 day closing price or $0.001 per share. The balance of the convertible note, including accrued interest, was $128,700 at December 31, 2020. During 2021, the note holder filed a lawsuit to enforce the conversion of this note, which was settled in August 2021, via the payment of $100,000 and the issuance of 2,000,000 shares of common stock. (See Note 9)

NOTE 8 - LIABILITY TO ISSUE COMMON STOCK

In March 2020, the Company entered into an agreement to issue 1,000,000 shares of the Company’s common stock in exchange for services valued at $7,400. These shares were issued in June 2021.

NOTE 9 – DEFICIENCY IN STOCKHOLDERS EQUITY

At December 31, 2021 and 2020, the Company has 1,100,000,000 shares of par value $0.0001 common stock authorized and 570,651,636 and 333,000,327 issued and outstanding, respectively. At December 31, 2021 and 2020, the Company has 200,000,000 shares of $0.0001 par value preferred stock authorized.

The Company accounts for the Series A and Series C preferred stock in accordance with FASB Accounting Standards Codification (ASC) 480, as mezzanine equity due to Series A having a redemption provision and Series C being convertible into a variable number of common shares.

	Series A		Series B		Series C		Total
	No. Shares	Par	No. Shares	Par	No. Shares	Par	No. Shares	Par
January 1, 2020	34,109,750	$3,411	293,000	$29	-	$-	34,402,750	$3,440
Issuance of shares for services	100,000,000	10,000	-	-	30,000,000	3,000	130,000,000	13,000
December 31, 2020	134,109,750	13,411	293,000	29	30,000,000	3,000	164,402,750	16,440
Conversion to common shares	(134,109,750)	(13,411)	(212,000)	(21)	-	-	(134,321,750)	(13,432)
December 31, 2021	-	$-	81,000	$8	30,000,000	$3,000	30,081,000	$3,008

The preferred shares have the following respective rights and privileges:

Series A Preferred carry 10 votes for each share of common stock that each Series A shares are convertible into at the record date; is convertible into common stock aggregating 35% of the total issued and outstanding common shares at conversion date post conversion; are redeemable at the Company’s option for the greater of 45% of the total market value of the common shares or the calculation of the book value of the Company made by an independent audit firm or $5,000,000.

Series B Preferred are convertible in common shares of common stock at a conversion price of $0.0075 per share; are redeemable at the Company’s option at a price of 125% of the purchase price paid for the shares; carry one vote for each common share that the Series B is convertible into at the record date; are senior to all other securities in the event of a liquidation.

Series C Preferred are convertible into common stock aggregating 30% of the total issued and outstanding common shares at conversion date post conversion; carry ten votes for each common share that the Series C is convertible into at the record date.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 9 – DEFICIENCY IN STOCKHOLDERS EQUITY, continued

During the fourth quarter 2021, the Company issued 13,159,331 shares of common stock and 25,915,437 warrants for the purchase of common stock in exchange for $523,000 in cash and $25,000 in deposit in transit. During the fourth quarter 2021, the Company issued 200,000 shares of common stock, valued at $21,960 for services. During the fourth quarter 2021, the Company issued 12,500,000 shares of common stock, valued at $1,425,000 for the license to MABT’s COVID-19 vaccine.

During the third quarter 2021, the Company issued 4,361,111 shares of common stock and 4,236,111 warrants for the purchase of common stock in exchange for $425,000 in cash. During the third quarter 2021, the Company issued 250,000 shares of common stock, valued at $22,500, to an individual for services to be rendered as a member of the Company’s Advisory Board. These shares vest 60,000 immediately, 60,000 in December 2021, 60,000 in April 2022 and 70,000 in August 2022. During the third quarter 2021, the Company issued 300,000 shares of common stock, valued at $36,720, to an individual for services rendered as a member of the Company’s Board of Directors. During the third quarter 2021, the Company issued 250,000 shares of common stock, valued at $28,475, to an individual for services to be rendered as a member of the Company’s Advisory Board. These shares vested immediately. During the third quarter the Company issued 2,000,000 shares of common stock, valued at $180,000, to settle the lawsuit brought to enforce the convertible note. During the third quarter 2021, 9,000 shares of the Series B preferred stock was converted into 1,200,000 shares of common stock.

During the second quarter 2021, the Company issued 10,000,000 shares of common stock and 5,000,000 warrants for the purchase of common stock in exchange for $600,000 in cash. The warrants mature in May 2026, and carry an exercise price of $0.11 per share. During the second quarter 2021, the Company issued 1,000,000 shares of common stock to settle the liability to issue shares.

During the second quarter 2021, the Company issued 250,000 shares of common stock to an individual for services to be rendered as a member of the Company’s Advisory Board. These shares vest 60,000 immediately, 60,000 in August 2021, 60,000 in December 2021 and 70,000 in April 2022. During the second quarter 2021, the Company issued 840,000 shares of common stock to an employee for services to be rendered. These shares vest 210,000 immediately, 210,000 in September 2021, 210,000 in December 2021 and 210,000 in March 2022. 840,000 of these shares to the two (2) individuals were issued and recorded as a prepaid expense to be amortized as they vest.

During the first quarter 2021, the Company issued 125,000 shares of common stock in exchange for services valued at $5,575, or $0.0446 per share. During the first quarter 2021, the Company issued 375,000 shares of common stock to settle a payable in the amount of $11,250. During the first quarter 2021, all of the Series A preferred stock was converted into 135,836,702 shares of common stock. During the first quarter 2021, 203,000 shares of the Series B preferred stock was converted into 27,066,666 shares of common stock. During the first quarter of 2021, 13 of the 15 note holders converted their note receivable into shares of common stock at the rate of $0.06 per share, for a total of 10,937,499 shares of common stock for a total of $656,250 convertible debt. During the first quarter 2021, the Company issued 10,500,000 shares of common stock upon receipt of $525,000 in cash for the exercise of 10,500,000 warrants. During the first quarter 2021, the Company issued 6,500,000 shares of common stock for the exercise of 6,500,000 warrants in exchange for services valued at $325,000.

During the 4th quarter 2020, the Company issued 1,700,000 shares of common stock in exchange for services valued at $36,800, or $0.0216 per share. During the 4th quarter 2020, the Company issued 8,500,000 shares of common stock to acquire intangible assets valued at $106,000, or $0.0125 per share.

During the 4th quarter 2020, the Company issued 100,000,000 shares of Series A preferred stock in exchange for services valued at $1,560,840, or $0.0156 per share. During the 4th quarter 2020, the Company issued 30,000,000 shares of Series C preferred stock in exchange for services valued at $4,562,062, or $0.152 per share. 50% of the Series C shares vested upon issuance and the other 50% vest in May 2021. The Company recorded 50% of the compensation expense upon issuance and 50% as a prepaid expense which will be amortized over the remaining of the six month service period.

During the 2nd quarter 2020, the Company issued 1,250,000 shares of common stock in exchange for services valued at $23,300, or $0.01864 per share.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 9 – DEFICIENCY IN STOCKHOLDERS EQUITY, continued

During the 1st quarter 2020, the Company issued 1,500,000 shares of common stock in exchange for services valued at $15,000, or $0.01 per share.

A deemed dividend for the Series C preferred stock is calculated and recorded as shares of common stock are issued. This is calculated as the increase in common shares that the Series C would receive upon conversion, as a result of the change in the number of common shares issued and outstanding during the period multiplied by the closing price of the common stock at the end of the period. The deemed dividend was 13,477,055 and $4,440 for the year ended December 31, 2021 and 202, respectively.

NOTE 10 - WARRANTS

During the fourth quarter 2021, the Company issued 403,225 warrants for the purchase of common stock of the Company in conjunction with the sale of 403,225 shares of common stock for cash. These warrants expire in December 2024 and have an exercise price of $0.11 per share. During the fourth quarter 2021, the Company issued 25,512,212 warrants for the purchase of common stock of the Company in conjunction with the sale of 12,756,106 shares of common stock for cash and subscription receivable. These warrants expire in December 2024 and have an exercise price of $0.09 and $0.15 per share.

During the third quarter 2021, the Company issued 4,236,111 warrants for the purchase of common stock of the Company in conjunction with the sale of 4,361,111 shares of common stock for cash. These warrants expire in July and August 2026 and have an exercise price of $0.15 and $0.14 per share. During the third quarter 2021, the Company issued 1,000,000 warrants for the purchase of common stock of the Company in exchange for services as a member of the Board of Directors. These warrants expire in July 2024 and have an exercise price of $0.124 per share and have a cash-less exercise provision. These warrants were recorded at a total value of $34,382.

During the second quarter 2021, the Company issued 5,000,000 warrants for the purchase of common stock of the Company in conjunction with the sale of 10,000,000 shares of common stock for cash. These warrants expire in May 2026 and have an exercise price of $0.11 per share. During the second quarter 2021, the Company issued 5,000,000 warrants for the purchase of common stock of the Company in exchange for services as a member of the Board of Directors. These warrants expire in June 2024 and have an exercise price of $0.20 per share. The warrants were recorded at a total value of $87,249. During the second quarter 2021, the Company issued 3,000,000 warrants for the purchase of common stock of the Company in exchange for legal services. These warrants expire in May 2026 and have an exercise price of $0.10 per share. The warrants were recorded at a total value of $155,717.

During the second quarter 2021, the Company issued 1,000,000 warrants for the purchase of common stock of the Company in exchange for services. These warrants expire in May 2026 and have an exercise price of $0.10 per share. The warrants were recorded at a total value of $51,906 and vest 250,000 shares on May 20, 2021 and September 20, 2021, January 20, 2022 and May 20, 2022.

During the first quarter 2021, the Company issued 10,500,000 shares of common stock upon receipt of $525,000 in cash for the exercise of 10,500,000 warrants. During the first quarter 2021, the Company issued 6,500,000 shares of common stock in exchange for services valued at $325,000 for the exercise of 6,500,000 warrants.

In the first quarter 2021, the Company issued 1,100,000 warrants for the purchase of common stock of the Company in conjunction with the short term debt at the rate of 10 warrants for each $1 loaned. These warrants carry an expiration of thirty six months from issuance; an exercise price of $0.05 per share and are exercisable immediately. The warrants were recorded at a total value of $9,533.

In the first quarter 2021, the Company issued 5,000,000 warrants for services. These warrants carry an expiration of 60 months from issuance and an exercise price of $0.05 per share. The warrants were recorded at a total value of $40,600.

The method utilized to value the warrants was the Black-Scholes model with the following assumption ranges: Expected life - three or five years; stock price between $0.04 and $0.10; volatility between 60.51 and 31.56; exercise price between $0.05 and $0.2 and bond equivalent yield rate between 0.09% and 0.83%.

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Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 10 - WARRANTS, continued

During the 4th quarter 2020, the Company issued 4,550,000 warrants for the purchase of common stock of the Company in conjunction with the issuance of short term debt at the rate of 10 warrants for each $1 loaned. These warrants carry an expiration of thirty six months from issuance; an exercise price of $0.05 per share and are exercisable immediately. These warrants were valued at $54,555, and are being amortized to the maturity of the related debt.

During the 4th quarter 2020, the Company issued 6,750,000 warrants to two people for services. These warrants carry an expiration of 60 months from issuance and an exercise price of $0.05 per share. These warrants were valued at $44,135, and are being amortized over the service period.

The method utilized to value the warrants was the Black-Scholes model with the following assumption ranges: Expected life three years; stock price $0.03; volatility between 109.96 and 30.22; exercise price $0.05 and bond equivalent yield rate between 0.08% and 0.11%.

NOTE 11 - OPTIONS

In the third quarter of 2021, the Company issued options in conjunction with an agreement for Board of Advisor services and the evaluation of certain potential intangible asset acquisitions. These options call for an undivided 1% of the fully diluted issued and outstanding shares upon exercise. These options amounted to 8,081,037 shares at issuance date. These option s contain a single recalculation upon the completion of a reverse split of the existing common stock and the Company raising a minimum of $5 million in an offering. These options carry an exercise price of $0.11 per share and expire in September 2031. These options were valued at $436,908 and vest 50% upon issuance and 50% in September 2022.

The method utilized to value the options was the Black-Scholes model with the following assumption ranges: Expected life - ten years; stock price $0.114; volatility 35.13; exercise price $0.11 and bond equivalent yield rate 1.47%.

NOTE 12 - FINANCIAL INSTRUMENTS

(a) Liquidity Risk Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on cash flows generated from operations, as well as injections of capital through the issuance of the Company’s capital stock to settle its liabilities when they become due.

(b) Interest Rate Risk The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

NOTE 13 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2021	2020
Salaries	$1,016,881	$143,065
Share based compensation	2,889,567	4,302,978
Professional fees	225,384	117,860
Other	79,523	34,399
Total general and administrative expenses	$4,211,355	$4,598,302

F-16

Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 14 - IMPAIRMENT OF LONG LIVED ASSETS

In the fourth quarter the Company determined that its fixed assets were obsolete and wrote off the undepreciated balance of $1,958.

In March 2021, when the Company’s new website was placed in service, the remaining unamortized cost of the Company’s old website was written off, for a total of $15,000.

During the 4th quarter 2020, the Company elected to abandon certain intangible assets it had been attempting to commercialize under previous management. As such the Company recorded a $34,516 impairment charge.

NOTE 15 - INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31:

	2021	2020
Current	$-	$-
Deferred	$-	$-
Total tax provisions	$-	$-

The following is a reconciliation of the effective income tax rate with the statutory income tax rate at December 31:

	2021	2020
U.S. Federal statutory income tax rate	(21)%	(21)%
State income tax, net of federal benefit	(4.5)%	(4.5)%
Valuation allowance	25.5%	25.5%
	0.0%	0.0%

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at December 31:

	2021	2020
Deferred tax assets:
Net operating loss carry forwards	$1,337,957	$831,988
Stock based compensation	1,600,548	958,197
Other	-	(10,061)
Total	2,938,505	1,780,124
Deferred tax liabilities:	-	-
Less: valuation allowance	(2,938,505)	(1,780,124)
Net deferred tax assets	$-	$-

F-17

Curative Biotechnology, Inc

Notes to Financial Statements

NOTE 15 - INCOME TAXES, continued

The change in valuation allowance was ($1,158,381) and ($1,021,331) for the years ended December 31, 2021 and 2020, respectively. We have recorded a 100% valuation allowance related to the deferred tax asset for the income from operations.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences become deductible. In accordance with the provisions of ASC 740: Income Taxes, we record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2021 and 2020, we have no liabilities for uncertain tax positions. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

(a) Other The Company is subject to asserted claims and liabilities that arise in the ordinary course of business. The Company maintains insurance policies to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect the Company’s financial position or results of operations.

NOTE 17 - CONCENTRATIONS OF CREDIT RISK

(a) Cash The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had $416,178 and no cash balance in excess of FDIC insured limits at December 31, 2021 and 2020.

NOTE 18 - COVID-19 PANDEMIC AND VARIANTS

The full extent to which the COVID-19 pandemic may directly or indirectly impact our business, results of operations and financial condition, will depend on future developments that are uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. We have made estimates of the impact of COVID-19 within our financial statements, and although there is currently no major impact, there may be changes to those estimates in future periods.

NOTE 19 - SUBSEQUENT EVENTS

(a) Intangible Assets In March 2022, the Company entered into a Cooperative Research and Development Agreement, (CRADA) with the National Institute of Health, (NIH).This is the next step in the process to commercialize NIH Patent License #2. The CRADA is for the clinical evaluation of the Company’s proprietary ocular metformin formulation.. The National Eye Institute, (NEI), will conduct clinical studies under NIH protocols and the Company will provide the proprietary drug for the clinical studies. The terms of the CRADA are confidential.

(b) Senior Secured Note In March 2022, the Company issued a 12 month Senior Secured Note with a face amount of $1,142,857, with a stated 12.5% original issue discount (OID). The Note carries a 12.5% interest rate with interest only payable monthly from April through August 2022.. The Company received $874,286 in cash, net of the OID of $142,857and legal and other fees in the amount of $125,714. The Note was issued to Puritan Partners, LLC, an institutional investor.

Beginning in September 2022, the Company is required to make monthly redemptions at the rate of 110% of one seventh of the original principal amount, ($179,592), plus interest. It also carries a mandatory prepayment at 125% of the original principal amount, or $1,428,571, less any redemptions made, upon the completion of a Qualified Offering, as defined.

The Note is convertible into common stock of the Company upon an event of default, as defined.

The lender received five year warrants to purchase 22,857,143 shares of common stock of the Company, with an exercise price of $0.0001 per share. These warrants were recorded as debt discount in the amount of $1.0 million which will be amortized over the term of the Note. The warrants can be exercised on a cash-less basis if a registration statement for the common shares underlying the warrants is not declared effective by September 2022.

The Note is secured by all the tangible and intangible assets of the Company.

NOTE 19 - SUBSEQUENT EVENTS, continued

(c) Deficiency in Stockholders Equity Subsequent to December 31, 2021 the Company issued 1,000,000 shares of common stock valued at $51,750,as a bonus to an officer of the Company.

In January 2022, the $25,000 common stock subscription was received.

(d) Options In January 2022, the Company issued to three employees an aggregate of 7,465,500 five year term Options at a strike price of $0.05175 to purchase $155,250 worth of common shares, as a bonus to Company officers and employees.

F-18

Units Consisting of:

One Share of Common Stock

and

                  Two Warrants to Purchase                 Shares of Common Stock

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than placement agent fees. All expenses incurred will be paid by the Company. All of the amounts shown are estimates other than the Securities and Exchange Commission, or SEC, registration fees.

To be Paid by the Registrant
SEC registration fees		$-
FINRA Filing Fee		$-
Legal fees and expenses		$-
Accounting fees and expenses		$-
Printing and engraving expenses		$-
Transfer agent’s fees		$-
Blue Sky fees and expenses		$-
Miscellaneous fees and expenses		$-
Total	$	[●]

Item 14. Indemnification of Directors and Officers.

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

II-1

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by our Board of Directors.

The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

As a general policy, the Company anticipates entering into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission’s position is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold during the preceding three years including the dates and amounts of securities sold, the persons or class of persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The descriptions contained below are a summary and qualified by the agreements, if applicable, included as Exhibits to this Registration Statement. The following securities were issued in private offerings pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act and the rules promulgated thereunder.

●	On March 5, 2020, the Company issued a consultant 1,500,000 shares of Common Stock for services. The shares were valued at $15,000.

●	On April 28, 2020, the Company issued a consultant 500,000 shares of Common Stock for services. The shares were valued at $800.

●	On May 18, 2020, the Company issued consultants 500,000 shares of Common Stock for services. The shares were valued at $15,000.

●	On May 18, 2020, the Company granted Richard Garr, our chief executive officer, 250,000 shares of Common Stock valued at $7,500.

●	On October 8, 2020, the Company issued Mid-Atlantic Biotherapeutics, Inc 7,000,000 shares of Common Stock pursuant to the licensing of certain assets on September 30, 2020. The shares were valued at $91,000.

●	On November 8, 2020, the Company granted Michael Fish, our former director, 100,000 shares of restricted stock valued at $3,000.

●	On November 11, 2020, the Company issued 100,000,000 shares Series A Preferred Stock in exchange for services to Paul Michaels and Barry Ginsberg, our president and Chief Strategy Officer, respectively. Each person received 50,000,000 shares of Series A Preferred Stock valued at $775,420 each. The Series A Preferred Stock in the aggregate, including other outstanding shares of which there were 34,109,750 already outstanding, was convertible at any time into 35% of the issued and outstanding Common Stock post conversion. During the first quarter of 2021, all of the Series A Preferred Stockholders (all of the Series A Preferred Stock consisted of 134,109,750) converted their shares into an aggregate of 135,836,702 shares of Common Stock.

●	On November 11, 2020, the Company issued an aggregate of 30,000,000 shares of Series C Preferred Stock to certain employee and service providers of the Company. The Series C Preferred Stock is collectively convertible into such number of shares of Common Stock as will equal 30% of the issued and outstanding Common Stock post conversion. The Series C Preferred Stock votes 10 votes for every 1 share of Common Stock that the Series C Stock is convertible into. All 30,000,000 shares of Series C Preferred Stock are valued at an aggregate of $4,559,062. Of the 30,000,000 shares of Series C Preferred Stock issued, 6,000,000 were issued to each of (i) Paul Michaels, our Chairman and President, (ii) Barry Ginsberg, our Chief Strategy Officer and Director, and (iii) Richard Garr, our Chief Executive Officer, Chief Financial Officer, and General Counsel.

II-2

●	Between November 18, 2020 and January 14, 2021, the Company sold an aggregate of $525,000 in original issue discount promissory notes (the “Notes”) to third party investors. The Notes were issued at a 25% original issue discount and accordingly, the Company was required to pay back an aggregate of $656,250 by the six (6) month anniversary of each respective Note. The Company additionally had the right to extend the maturity dates of the Notes in exchange for a 3% monthly penalty against the total amount payable under the respective Note. As additional consideration for the Company extending the Notes, Paul Michaels and Barry Ginsberg agreed to pledge certain of their Series C Preferred Stock as collateral for ensure the payment of the Notes. All of the Notes were exchanged for Common Stock pursuant to a Note Exchange Agreement at a price of $0.06 per share on March 10, 2021 resulting in the issuance of 10,937,499 shares of Common Stock. Additionally, on the dates that the respective Notes were issued, the Company issued each Note holder such number of warrants equal to ten (10) shares for every dollar in cash loaned on the Note. As a result, the Company issued the Note holders an aggregate of 5,500,000 warrants to purchase Common Stock, having an exercise price of $0.05 per share, and a term of three (3) years from issuance. All 5,500,000 warrants were exercised in the first quarter of 2021 for cash.

●	On December 3, 2020, the Company sold an additional $40,000 of Notes to Paul Michaels and Barry Ginsberg ($20,000 each). The Company paid back $50,000 on the Notes, pursuant to their terms on June 3, 2021. Additionally, Mr. Michaels and Dr. Ginsberg were each issued warrants to purchase 200,000 shares of Common Stock with an exercise price of $0.05 per share and a term of three (3) years.

●	On December 3, 2020, the Company issued a consultant (i) 250,000 shares of Common Stock and (ii) a warrant to purchase 250,000 shares of Common Stock, with an exercise price per share of $0.05 and a term of five (5) years. The Shares were valued at $7,500 and the warrant was valued at $1,635.

●	On December 9, 2020, the Company issued consultants an aggregate of 100,000 shares of Common Stock for services. The shares were valued at $3,000.

●	On January 14, 2021, the Company issued consultants an aggregate of 100,000 shares of Common Stock for services. The shares were valued at $4,400.

●	Between December 9, 2020 and January 14, 2021, the Company issued a consultant warrants to purchase 11,500,000 shares of Common Stock with an exercise price of $0.05 and a term of five (5) years (“Service Provider Warrants”). The Service Provider Warrants were valued at $83,100.

●	On January 25, 2021, the Company issued a consultant 400,000 shares of Common Stock for services. The shares were valued at $12,425.

●	On February 10, 2021, the holder of the Service Provider Warrant exercised 5,000,000 shares at $0.05 per share for aggregate proceeds to the Company of $250,000.

●	On March 10, 2021, the Company issued the holder of the Service Provider Warrant 6,500,000 shares of Common Stock in exchange for the cancellation of 6,500,000 shares underlying the Service Provider Warrant described above and issued previously on January 14, 2021. The shares were valued at $325,000.

●	On April 26, 2021, the Company issued a consultant 250,000 shares of Common Stock for services that vest (i) 60,000 shares at issuance, (ii) 60,000 shares on the 4 month anniversary of issuance, (iii) 60,000 on the 8 month of issuance and (iv) 70,000 shares on the 1 year anniversary of issuance. The shares were valued at $34,500.

●	On May 20, 2021, the Company issued a consultant a warrant to purchase 1,000,000 shares of Common Stock, with an exercise price of $0.10 per share and a term of five (5) years. The warrant vests (i) 25% on May 20, 2020, (ii) 25% on September 20, 2021, (iii) 25% on January 20, 2022, and (iv) 25% on May 20, 2022. The warrant was valued at $51,906.

●	On May 20, 2021, the Company issued a consultant a warrant to purchase 3,000,000 shares of Common Stock, with an exercise price of $0.10 per share and a term of five (5) years. The warrant was valued at $155,717.

●	On May 21, 2021, the Company sold 10,000,000 units at a price per unit of $0.06 or an aggregate of $600,000. Each unit consisted of (i) one (1) share of Common Stock and (ii) a warrant to purchase one half (1/2) of one share of Common Stock. The warrants have an exercise price per share of $0.11 per share and a term of five (5) years. As a result of the offering, the Company issued 10,000,000 shares of Common Stock and warrants to purchase 5,000,000 shares of Common Stock.

●	On June 11, 2021, the Board granted Paul Michaels, our president and a director, warrants to purchase 5,000,000 shares of Common Stock. The exercise price of the warrant is $0.20 per share, and the warrant has a term of 3 years from issuance. The warrant grant was valued at $87,249.

●	On June 11, 2021, the Company issued a consultant 1,000,000 shares of Common Stock for services. The shares were valued at $7,400.

●	On June 23, 2021, the Company issued an employee 840,000 shares of Common Stock with (i) 210,000 shares vested on the grant date, (ii) 210,000 shares vesting on September 28, 2021, (iii) 210,000 shares vesting on December 28, 2021, and (iv) 210,000 shares vesting on March 8, 2022, The Shares were valued at $65,352 on the grant date.

●	On July 9, 2021, a holder of 9,000 shares of Series B Preferred Stock converted such shares into 1,200,000 shares of Common Stock

●	On July 9, 2021, the Company sold 250,000 units at a price per unit of $0.10 or an aggregate of $25,000. Each unit consisted of (i) one (1) share of Common Stock and (ii) a warrant to purchase one half (1/2) of one share of Common Stock. The warrants have an exercise price per share of $0.15 per share and a term of three (3) years. As a result of the offering, the Company issued 250,000 shares of Common Stock and warrants to purchase 125,000 shares of Common Stock.

●	On July 14, 2021, upon joining the Board, Marc Drimer was granted a warrant to purchase 1,000,000 shares of Common Stock. The warrant has an exercise price of $0.124 per share, a term of 3 years from issuance and vests in 4 equal quarterly installments beginning July 14, 2021, and ending on July 14, 2022. The warrant was valued at $34,382. Pursuant to Mr. Drimer’s passing, 500,000 shares underlying warrants vested and the remaining 500,000 that were unvested were cancelled.

II-3

●	On August 9, 2021, pursuant to a settlement agreement, the Company settled a lawsuit against the Company in exchange for (i) the payment of $100,000 in cash and (ii) the issuance of 2,000,000 shares of Common Stock. The shares have piggyback registration rights and were valued at $180,000 on the date of grant.

●	On August 18, 2021, the Company sold 3,000,000 units at a price per unit of $0.10 or an aggregate of $300,000. Each unit consisted of (i) one (1) share of Common Stock and (ii) a warrant to purchase one (1) share of Common Stock. The warrants have an exercise price per share of $0.15 per share and a term of three (3) years. As a result of the offering, the Company issued 3,000,000 shares of Common Stock and warrants to purchase 3,000,000 shares of Common Stock.

●	On August 19, 2021, the Company sold 1,111,111 units at a price per unit of $0.09 or an aggregate of $100,000. Each unit consisted of (i) one (1) share of Common Stock and (ii) a warrant to purchase one (1) share of Common Stock. The warrants have an exercise price per share of $0.14 per share and a term of three (3) years. As a result of the offering, the Company issued 1,111,111 shares of Common Stock and warrants to purchase 1,111,111 shares of Common Stock.

●	On August 26, 2021, the Company issued a consultant 250,000 shares of Common Stock for services that vest (i) 60,000 shares on the grant date, (ii) 60,000 shares on the 4-month anniversary of issuance, (iii) 60,000 shares on the 8-month anniversary of issuance, and (iv) 70,000 shares on the 1-year anniversary of issuance. The warrant was valued at $22,500.

●	On September 1, 2021, in conjunction with his resigning from the Board, Michael Fish was granted 300,000 shares of Common Stock valued at $36,750.

●	On September 27, 2021, the Company entered into a consulting agreement with a third-party advisor. Pursuant to the agreement, we agreed to issue the consultant (i) 250,000 shares of Common Stock valued at $28,500 on the grant date and (ii) an option to purchase 1% of the issued and outstanding capital stock of the Company on a fully diluted basis, or an aggregate of 8,081,037 options to purchase Common Stock (the “Consultant Option”). The Consultant Option has an exercise price of $0.11 per share, a term of 10 years, and vests (i) 50% on issuance and (ii) 50% on the one (1) year anniversary of the issuance date, subject to the consultant’s continued service to the Company. Additionally, upon the Company completing a reverse stock split and capital raising transaction of at least $5,000,000, the consultant will receive additional options such that the total Consultant Option including such additional options will remain as 1% of the fully diluted capital stock of the Company. The option was valued at $436,908.

●	On October 1, 2021, the Company entered into a licensing agreement with Mid-Atlantic Biotherapeutics, Inc. (“MABT”). Pursuant to the terms of the agreement we issued MABT 12,500,000 shares of Common Stock and agreed to issue MABT another 17,500,000 shares of Common Stock upon a successful IND Application with the FDA as set forth in the agreement. The Common Stock grant issued on October 1, 2021 was valued at $1,425,000.

●	On November 12, 2021, the Company sold 403,225 units at a price per unit of $0.062 or an aggregate of $25,000. Each unit consisted of (i) one (1) share of Common Stock and (ii) a warrant to purchase one (1) share of Common Stock. The warrants have an exercise price per share of $0.11 per share and a term of three (3) years. As a result of the offering, the Company issued 403,225 shares of Common Stock and warrants to purchase 403,225 shares of Common Stock

●	Between December 10 and 15 of 2021, the Company sold an aggregate of 12,146,349 units to twelve (12) accredited investors at a price per unit of $0.041 or an aggregate of $498,000. Each unit consisted of (i) one (1) share of Common Stock (ii) a warrant to purchase one (1) share of Common Stock with an exercise price of $0.09 per share, and (iii) one (i) warrant to purchase one (1) share of Common Stock with an exercise price of $0.15 per share. The warrants have a term of three (3) years. As a result of the offering, the Company issued 12,146,349 shares of Common Stock and warrants to purchase 24,292,698 shares of Common Stock.

●	On January 14, 2022, the Board granted 1,000,000 shares of common stock valued at $51,750 to Paul Michaels and Options to purchase an aggregate of 7,456,500 shares of common stock at exercise prices of $0.05175 each to Barry Ginsberg, Richard Garr, and another employee. Each of the three option grants were valued at $51,750.

●	On March 4, 2022, the Company issued a secured convertible promissory note to Puritan Partners, LLC, an institutional investor, in aggregate principal of $1,142,857.14 for $1,000,000 in gross proceeds. The Note has a maturity date of March 2, 2023, accrues interest at 12.5% annually, with payments to be made monthly. The investor received a first priority lien on substantially all of the Company’s assets. The Company also issued a warrant to purchase 22,857,143 shares of Common Stock at an exercise price of $0.0001 and a term of five (5) years. The Company paid its placement agent $102,500 upon completion of the transaction.

Item 16. Exhibits.

See Exhibit Index beginning on page II-7 of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-4

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints I Richard Garr, acting alone, with full power of substitution and resubstitution and full power to act, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and all documents in connection therewith (including all post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act), with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 25, 2022.

Signature	Title	Date

/S/ I Richard Garr	Chief Executive Officer, Chief Financial Officer	April 25, 2022
I Richard Garr	(Principal Executive Officer) (Principal Financial and Accounting Officer)

/S/ Paul Michaels	President, Director	April 25, 2022
Paul Michaels

/S/ Dr. Barry Ginsberg	Chief Strategy Officer, Director	April 25, 2022
Dr. Barry Ginsberg

/S/ Michael Fish	Director	April 25, 2022
Michael Fish

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INDEX TO EXHIBITS

			Incorporated by Reference
		Filed/
Exhibit		Furnished		Exhibit		Filing
No.	Description	Herewith	Form	No.	File No.	Date

3.01(i)	Fourth Amended and Restated Articles of Incorporation dated January 27, 2021		S-1	3.01(i)	333-264339	4/15/22
3.02(ii)	Amended and Restated Bylaws of Curative Biotechnology, Inc. dated March 29, 2021		S-1	3.02(ii)	333-264339	4/15/22
4.01	Specimen of Common Stock Certificate		S-1	4.01	333-264339	4/15/22
4.02	Specimen Series A Preferred Stock		S-1	4.02	333-264339	4/15/22
4.03	Specimen of Series B Preferred Stock		S-1	4.03	333-264339	4/15/22
4.04	Specimen of Series C Preferred Stock		S-1	4.04	333-264339	4/15/22
4.05	Form of Common Stock Purchase Warrant issued to Certain Consultants in May 2021		S-1	4.05	333-264339	4/15/22
4.06	Form of Common Stock Purchase Warrant issued to Investors in August 2021		S-1	4.06	333-264339	4/15/22
4.07	Form of Warrant issued to investors on May 21, 2021		S-1	4.07	333-264339	4/15/22
4.08	Form of Warrant issued to Investors in Note Offering from November 2020 through January 2021		S-1	4.08	333-264339	4/15/22
4.09	Form of Common Stock Purchase warrant issued to Consultant on December 3, 2020		S-1	4.09	333-264339	4/15/22
4.10	Form of Consultant Warrants issued between December 2020 and January 2021		S-1	4.10	333-264339	4/15/22
4.11	Form of Common Stock Purchase Warrant issued to Paul Michaels on June 11, 2021		S-1	4.11	333-264339	4/15/22
4.12	Form of Common Stock Purchase Warrant issued to Marc Drimer on July 14, 2021		S-1	4.12	333-264339	4/15/22
4.13	Form of Common Stock Purchase Option issued to Catherine Sohn pursuant to Consulting Agreement dated September 27, 2021	†
4.14**	2021 Equity Incentive Plan		S-1	4.14	333-264339	4/15/22
4.15	Form of Stock Option Grant for 2021 Equity Incentive Plan		S-1	4.15	333-264339	4/15/22
4.16**	Form of Restricted Stock Award Agreement for 2021 Equity Incentive Plan		S-1	4.16	333-264339	4/15/22
4.17	Form of Restricted Stock Unit Agreement for 2021 Equity Incentive Plan		S-1	4.17	333-264339	4/15/22
4.18	Form of Common Stock Purchase Warrant issued in Aegis Capital Underwritten Offering	†
5.01	Opinion of Silvestre Law Group, P.C.	†
10.01	Form of Subscription Agreement for Investor Offerings in August 2021		S-1	10.01	333-264339	4/15/22
10.02	Form of Subscription Agreement for Investor Offerings on May 21, 2021		S-1	10.02	333-264339	4/15/22
10.03	Form of Note Issued to Investors between November 2020 and January 2021		S-1	10.03	333-264339	4/15/22
10.04	Settlement Agreement dated August 9, 2021		S-1	10.04	333-264339	4/15/22
10.05	Consulting Agreement dated September 27, 2021		S-1	10.05	333-264339	4/15/22
10.06**	Employment Agreement with Richard Garr dated October 1, 2020		S-1	10.06	333-264339	4/15/22
10.07**	Employment Agreement with Barry Ginsberg dated October 1, 2020		S-1	10.07	333-264339	4/15/22
10.08**	Employment Agreement with Paul Michaels dated October 1, 2020		S-1	10.08	333-264339	4/15/22
10.09	License, Funding and Operational Agreement dated October 1, 2021 between Curative Biotechnology, Inc., David Horn, LLC, and Mid-Atlantic BioTherapeutics, Inc.		S-1	10.09	333-264339	4/15/22
10.10	Exclusive Option Agreement for Purchase of Patent Rights dated September 30, 2020 between Curative Biotechnology (fka Connectyx Technologies Holdings Group) and IEM Inc.		S-1	10.10	333-264339	4/15/22

II-7

10.11	Patent License Agreement dated February 2, 2021 between National Institute of Health and Curative Biotechnology, Inc. (fka Connectyx Technologies Holdings Group)		S-1	10.11	333-264339	4/15/22
10.12	Patent License Agreement -Exclusive Evaluation Option License dated October 15, 2020 between National Institute of Health and Curative Biotechnology, Inc. (fka Connectyx Technologies Holdings Group)		S-1	10.12	333-264339	4/15/22
10.13	License, Funding and Operational Agreement dated September 30, 2020 between Mid-Atlantic BioTherapeutics, Inc., David Horn, LLC, and Curative Biotechnology, Inc. (fka Connectyx Technologies Holdings Group)		S-1	10.13	333-264339	4/15/22
10.14	First Amendment to License, Funding and Operational Agreement dated December 30, 2021 between Mid-Atlantic BioTherapeutics and Curative Biotechnology, Inc.		S-1	10.14	333-264339	4/15/22
10.15	First Amendment to License, Funding and Operational Agreement dated December 31, 2021 between Mid-Atlantic BioTherapeutics, Inc. and Curative Biotechnology, Inc.		S-1	10.15	333-264339	4/15/22
10.16	Form of Securities Purchase Agreement for March 2022 Offering		S-1	10.16	333-264339	4/15/22
10.17	Form of Secured Convertible Promissory Note for March 2022 Offering		S-1	10.17	333-264339	4/15/22
10.18	Form of Security Agreement for March 2022 Offering		S-1	10.18	333-264339	4/15/22
10.19	Form of Intellectual Property Security Agreement for March 2022 Offering		S-1	10.19	333-264339	4/15/22
10.20	Form of Warrant for March 2022 Offering		S-1	10.20	333-264339	4/15/22
10.21	Form of Lock Up Agreement for March 2022 Offering		S-1	10.21	333-264339	4/15/22
10.22***	Cooperative Research and Development Agreement for Intramura-PhS Clinical Research	*
14.01	Code of Ethics and Business Conduct	*
23.01	Consent of Daszkal Bolton LLP	*
23.02	Consent of Silvestre Law Group (contained in Exhibit 5.01 hereto)	†
24.01	Power of Attorney	*
99.01	Audit Committee Charter		S-1	99.01	333-264339	4/15/22
99.02	Compensation Committee Charter		S-1	99.02	333-264339	4/15/22
99.03	Governance and Nominating Committee Charter		S-1	99.03	333-264339	4/15/22
101.INS	XBRL Instance Document	*
101.SCH	XBRL Taxonomy Extension Schema	*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	*
101.DEF	XBRL Taxonomy Extension Definition Linkbase	*
101.LAB	XBRL Taxonomy Extension Label Linkbase	*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	*

* Filed herein

** Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

*** Certain portions of this exhibit (indicated by “[***]”) have been omitted as we have determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to us if publicly disclosed.

† To be added by Amendment

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